As filed with the Securities and Exchange Commission on February 1, 2010
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AutoChina International Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

No. 322, Zhongshan East Road
Shijiazhuang, Hebei
People’s Republic of China
Tel: +86 311 8382 7688
Fax: +86 311 8381 9636
(Address and telephone number of registrant’s principal executive offices)

Yong Hui Li, Chairman of the Board of Directors
No. 322, Zhongshan East Road
Shijiazhuang, Hebei
People’s Republic of China
Tel: +86 311 8382 7688
(Name, address and telephone number of agent for service)

with a copy to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee
Ordinary Shares, par value $0.001 per share (4)
Preferred Shares, par value $0.001 per share
Warrants
Subscription Rights (5)
Debt Securities
Units (6)
Total			$300,000,000.00	$21,390.00

(1)
There are being registered hereunder such indeterminate number of Ordinary Shares, such indeterminate number of Preferred Shares, such indeterminate number of warrants, such indeterminate number of subscription rights, such indeterminate number of debt securities and such indeterminate number of Units as will have an aggregate initial offering price not to exceed $300,000,000, or if any securities are issued in any non United States currency units, the equivalent thereof in non-United States currencies. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)
The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended.

(4)
The Ordinary Shares being registered also include such indeterminate number of Ordinary Shares as may be issued upon exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(5)	Rights evidencing the right to purchase Ordinary Shares.

(6)	Units may consist of any combination of the securities registered hereunder.

The Registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the post-effective amendment to registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 1, 2010

PROSPECTUS

$300,000,000

AUTOCHINA INTERNATIONAL LIMITED

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

We may offer ordinary shares, par value $0.001 per share, preferred shares, par value $0.001 per share, warrants, subscription rights, debt securities and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $300,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are traded on the Nasdaq Stock Market under the symbol AUTC.

Our principal offices are located at No.322, Zhongshan East Road, Shijiazhuang, Hebei, People’s Republic of China. Our telephone number at that address is +86 311 8382 7688.

Investing in our securities involves risks. You should consider carefully the risk factors referred to in this prospectus on page 3 and in the applicable supplement to this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2010

Table of Contents

-i-

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus, including “Risk Factors,” our consolidated financial statements and the related notes thereto and condensed consolidated financial statements and the related notes thereto, and the other documents to which this prospectus refers, before making an investment decision.

Unless otherwise stated in this prospectus,

•	references to “AutoChina”, “we,” “us” or “our” refer to AutoChina International Limited;

•	references to “ACG” refer to AutoChina Group Inc. (together with its subsidiaries and affiliated entities), our wholly owned subsidiary;

•	references to “PRC” or “China” refer to the People’s Republic of China;

•	references to “dollars” or “$” refer to the legal currency of the United States;

•	references to “Renminbi” or “RMB” refer to the legal currency of China; and

•
references to “business combination” refer to AutoChina’s transaction with AutoChina Group Inc. on April 9, 2009 pursuant to which AutoChina acquired all of the outstanding securities of ACG, resulting in ACG becoming a wholly owned subsidiary of AutoChina.

Overview

AutoChina International Limited (“AutoChina”) is a holding company whose primary business operations are conducted through its wholly owned subsidiary, AutoChina Group Inc. (together with its subsidiaries and affiliated entities, “ACG”).

AutoChina was incorporated in the Cayman Islands on October 16, 2007 under the name “Spring Creek Acquisition Corp.” as a blank check company formed for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that had its principal operations in Greater China (including Hong Kong, Macau and Taiwan).

On April 9, 2009, we acquired all of the outstanding securities of ACG from Honest Best Int’l Ltd., resulting in ACG becoming a wholly owned subsidiary of AutoChina. Promptly after the business combination with ACG, we changed our name to “AutoChina International Limited.”

Prior to the business combination with ACG, AutoChina had no operating business.

ACG was incorporated on July 27, 2007 in the Cayman Islands by our Chairman and CEO, Yong Hui Li. At the time of the business combination, ACG operated in two primary business segments: (i) the commercial vehicle sales and leasing segment, which provides financing to customers to purchase commercial vehicles, and (ii) the automotive dealership segment, which sold branded automobiles through its nationally recognized dealer network.

On June 15, 2009, ACG agreed to sell its automotive dealership segment for a purchase price of approximately RMB470 million ($68.8 million). The sale of the automotive dealership segment was consummated on December 14, 2009. As a result, our business now consists solely of the commercial vehicle sales and leasing segment.

AutoChina’s principal executive office is located at No. 322, Zhongshan East Road; Shijiazhuang, Hebei; People’s Republic of China. Its telephone number is +86 311 8382 7688.

The Securities We May Offer

We may use this prospectus to offer up to $300,000,000 of:

•	ordinary shares, including related preferred share purchase rights,

•	preferred shares,

•	warrants,

•	subscription rights

•	debt securities, and

•	units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in our Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus;

•	the risks described in our Registration Statement on Form F-1 under the Securities Act, as amended, originally filed with the SEC on May 29, 2009 (Registration No. 333-159607); and

•
other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf process, we may sell from time to time up to $300,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or financial condition or state other “forward-looking” information.

We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	outcomes of government reviews, inquiries, investigations and related litigation;

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes adversely affecting the business in which we are engaged;

•	fluctuations in client demand;

•	management of rapid growth;

•	general economic conditions;

•	our business strategy and plans; and

•	the results of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we do not undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

SUMMARY FINANCIAL DATA

The following selected consolidated statements of operations data for AutoChina for the years ended December 31, 2006, 2007 and 2008 of ACG and the selected consolidated balance sheet data for our company as of December 31, 2007 and 2008 have been derived from our audited financial statements included elsewhere in this registration statement. The following selected consolidated statements of operations data for AutoChina for the nine months ended September 30, 2008 and 2009 and the selected consolidated balance sheet data for our company as of September 30, 2008 and 2009 have been derived from our unaudited financial statements included elsewhere in this registration statement. You should read the selected consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following selected consolidated statements of operations data for AutoChina, for the years ended December 31, 2005 and 2004, and the selected consolidated balance sheet data for AutoChina as of December 31, 2006, 2005 and 2004 have been derived from ACG’s audited financial statements that are not included in this registration statement.

The Company’s consumer automotive dealership business was sold effective December 14, 2009, as a result of which this business has been accounted for as a discontinued operation for all periods presented.

The consolidated financial statements are prepared and presented in accordance with U.S. GAAP. The historical results do not necessarily indicate the Company’s or ACG’s results expected for any future periods.

AUTOCHINA INTERNATIONAL LIMITED AND SUBSIDIARIES
Selected Consolidated Financial Data
(In thousands of U.S. Dollars, except per share amounts)

	September 30,	As of December 31,
	2009	2008	2007	2006	2005	2004
Balance Sheet Data -
Cash and cash equivalents	$22,042	$3,869	$-	$-	$-	$-
Restricted cash	$12,434	$-	$-	$-	$-	$-
Total current assets	$291,553	$169,754	$128,883	$103,713	$43,113	$18,529
Total assets	$350,458	$180,045	$128,883	$103,713	$43,113	$18,529
Total current liabilities	$270,517	$119,275	$91,078	$81,178	$33,968	$16,973
Total liabilities	$272,287	$119,407	$91,078	$81,178	$33,968	$16,973
Total stockholders' equity	$77,833	$60,638	$37,805	$22,535	$9,145	$1,556
Noncontrolling interests	$-	$-	$-	$-	$-	$-
Total equity	$77,833	$60,638	$37,805	$22,535	$9,145	$1,556

	Nine Months Ended September 30,		For the Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Statement of Operations Data -
Revenues	$175,374	$34,503	$36,298	$-	$-	$-	$-

Cost of sales	158,988	31,188	31,970	-	-	-	-

Gross profit	16,386	3,315	4,328	-	-	-	-

Operating expenses
Selling and marketing	1,537	550	965	-	-	-	-
General and administrative	3,905	833	2,177	-	-	-	-
Other income, net	(93)	(42)	(162)	-	-	-	-
Total operating expenses	5,349	1,341	2,980	-	-	-	-

Income from operations	11,037	1,974	1,348	-	-	-	-

Other income (expense)
Interest income	25	3	14	-	-	-	-
Interest expense	(286)	(5)	(5)	-	-	-	-
Interest expense, related party	(1,075)	-	-	-	-	-	-
Accretion of share repurchase obligation	(531)	-	-	-	-	-	-
Equity in earnings (loss) of unconsolidated subsidiaries	-	-	-	-	-	-	-
Acquisition-related costs	(295)	-	-	-	-	-	-

Income from continuing operations before income taxes	8,875	1,972	1,357	-	-	-	-

Income tax provision	1,967	395	185	-	-	-	-

Income from continuing operations	6,908	1,577	1,172	-	-	-	-

Income from discontinued operations, net of taxes	5,577	4,533	6,871	4,775	2,742	1,416	830

Net income	12,485	6,110	8,043	4,775	2,742	1,416	830

Net income attributable to the noncontrolling interests	-	-	-	-	-	-	-

Net income attributable to shareholders	$12,485	$6,110	$8,043	$4,775	$2,742	$1,416	$830

Earnings per share (1) -
Basic
Continuing operations	$0.81	$0.20	$0.15	$-	$-	$-	$-
Discontinued operations	$0.65	$0.59	$0.89	$0.62	$0.36	$0.18	$0.11
Diluted
Continuing operations	$0.69	$0.20	$0.15	$-	$-	$-	$-
Discontinued operations	$0.56	$0.59	$0.89	$0.62	$0.36	$0.18	$0.11

Weighted average shares outstanding (1) -
Basic	8,572,134	7,745,625	7,745,625	7,745,625	7,745,625	7,745,625	7,745,625
Diluted	10,027,442	7,745,625	7,745,625	7,745,625	7,745,625	7,745,625	7,745,625

Amounts attributable to shareholders
Income from continuing operations, net of taxes	6,908	1,577	1,172	-	-	-	-
Income from discontinued operations, net of taxes	5,577	4,533	6,871	4,775	2,742	1,416	830
Net income	$12,485	$6,110	$8,043	$4,775	$2,742	$1,416	$830

(1)
The calculation of weighted average shares outstanding and earnings per share reflects the retroactive restatement of the Company’s shareholders’ equity to account for the effect of the reverse merger completed on April 9, 2009.

RATIO OF EARNINGS TO FIXED CHARGES

AutoChina’s ratio of earnings to fixed charges for each of the periods indicated is set forth below. We have derived the ratios of earnings to fixed charges from our historical consolidated financial statements. The ratios should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.

	Nine Months Ended		Year Ended December 31,
	30-Sep-09		2008		2007		2006		2005		2004

Ratio of earnings to fixed charges	5.93	x	5.78	x	0.00	x	0.00	x	0.00	x	0.00	x

We have computed the ratios of earnings to fixed charges set forth above by dividing earnings by fixed charges. For the purpose of determining the ratio of earnings to fixed charges, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest on the short term loan and on operating leases.  As of the date of this prospectus, we have no preference shares outstanding and have not declared or paid any dividends on preference shares for the periods set forth above.

Earnings (pre-tax income from continuing operations plus fixed charges)

	Nine Months Ended	Year Ended December 31,
US$'000	30-Sep-09	2008	2007	2006	2005	2004

Earnings	8,875	1,357	-	-	-	-
Fixed charges

Interest expenses	286	5
Interest expenses, related party	1,075	-
Rental for operating lease	441	279

Total	1,802	284	-	-	-	-

Note:

1)  The continued operation, truck financing commenced in April 2008.

2)  The interest expenses incurred in 2008 are far less than those in 2009, since the Company's initial operation is primarily borne by the Company's existing capital and funding from the CEO, Mr. Li and his affiliates (Kaiyuan Real Estate), which is interest-free. In 2009, significant funding for the business comes from Beiguo and it charges interest at an annual rate of approximately 4%.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES

A description of our Ordinary Shares can be found in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on May 29, 2009 (Registration No. 333-159607) under the heading “Description of Securities” which description is incorporated by reference herein.

DESCRIPTION OF PREFERRED SHARES

AutoChina’s Second Amended and Restated Memorandum and Articles of Association authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by its Board of Directors. Accordingly, AutoChina’s Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of AutoChina. Although AutoChina does not currently intend to issue any preferred shares, AutoChina cannot assure you that it will not do so in the future.

As of the date of this document, there are no outstanding shares of preferred stock of any series.

The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase Ordinary Shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli and United States federal income tax consequences;

•	the antidilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Ordinary Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material Israeli and United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of Ordinary Shares at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Ordinary Shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures."  Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.  The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.  For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.  The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.  Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system; and

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under the senior debt indenture.  These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture.  Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

•	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

•
that so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all interim and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act, and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;

•
that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

•	that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;

•
that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;

•
that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our board of directors and material to the holders;

•	that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;

•
that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and

•	that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But no modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

•
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

•	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

•
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

•	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository.  In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities.  Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security.  Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions.  Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee.  Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form.  The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.  Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository.  We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

The Depository Trust Company ("DTC") is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the U.S Securities and Exchange Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making "book-entry" changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation's ("NSCC"), and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company ("DTCC"). DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC's customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co.  The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the debt securities.  DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners.  The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities.  Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date.  The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co.  If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

DTC may discontinue providing its services as securities depository for the debt securities at any time.  Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository.  In that event, debt security certificates will be printed and delivered as described above.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the U.S. Securities and Exchange Commission.

The 2009 DTCC Board of Directors is composed of 18 directors serving one-year terms. Fourteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions. Two directors are designated by DTCC's preferred shareholders, which are  NYSE Euronext and FINRA, and the remaining two are the chairman and chief executive officer and the president and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $300,000,000. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices.  The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Pursuant to a requirement by the Financial Industry Regulatory Authority, which we refer to as FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, Ordinary Shares may be issued upon conversion of or in exchange for debt securities or other securities.

Each series of offered securities, other than the Ordinary Shares which are listed on Nasdaq, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our Ordinary Shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell Ordinary Shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any Ordinary Shares sold will be sold at prices related to the then prevailing market prices for our Ordinary Shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Ordinary Shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company.  All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee		$21,390.00

FINRA fees	$		*

Transfer agent’s fees and expenses	$		*

Legal fees and expenses	$		*

Printing fees and expenses	$		*

Accounting fees and expenses	$		*

Miscellaneous fees and expenses	$		*

Total	$		*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

AutoChina International Limited (“AutoChina”) is a holding company whose primary business operations are conducted through its wholly owned subsidiary, AutoChina Group Inc. (together with its subsidiaries and affiliated entities, “ACG”).

AutoChina was incorporated in the Cayman Islands on October 16, 2007 under the name “Spring Creek Acquisition Corp.” as a blank check company for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that had its principal operations in Greater China (including Hong Kong, Macau and Taiwan).

On April 9, 2009, we acquired all of the outstanding securities of ACG from Honest Best Int’l Ltd., resulting in ACG becoming a wholly owned subsidiary of AutoChina. Promptly after the business combination with ACG, we changed our name to “AutoChina International Limited.”

The business combination was accounted for as a reverse recapitalization since, immediately following completion of the transaction, the shareholders of ACG immediately prior to the transaction had effective control of the Company through (1) their majority shareholder interest in the combined entity, (2) significant representation on the Board of Directors (initially two out of five members), with three other board members being independent of both the Company and ACG, and (3) being named to all of the senior executive positions. For accounting purposes, ACG was deemed to be the accounting acquirer in the transaction and, consequently, the business combination was treated as a recapitalization of ACG (i.e., a capital transaction involving the issuance of stock by the Company for the stock of AutoChina). Accordingly, the combined assets, liabilities and results of operations of ACG became the historical financial statements of the Company at the closing of the transaction, and the Company’s assets (primarily cash and cash equivalents), liabilities and results of operations were consolidated with ACG beginning on the closing date. No step-up in basis or intangible assets or goodwill was recorded in this transaction. All direct costs of the transaction were charged to operations in the period that such costs were incurred.

Prior to the business combination with ACG, AutoChina had no operating business.

ACG was incorporated on July 27, 2007 in the Cayman Islands by Chairman and CEO, Yong Hui Li. ACG operated in two primary business segments: (i) the commercial vehicle sales and leasing segment, which provides financing to customers to purchase commercial vehicles, and (ii) the automotive dealership segment, which sells branded automobiles through its nationally recognized dealer network.

From its inception until April 2008, ACG’s business consisted solely of an automotive dealership engaged in sales of automobiles and spare parts and after sales services consisting of automobile franchises located primarily in Hebei Province of China. During this time period, ACG offered an extensive range of automotive products and services, including new automobiles, automobile maintenance, replacement parts, collision repair services, financing, and insurance consulting and other aftermarket service contracts. In April 2008, ACG commenced providing commercial vehicle sales and leasing services, which provides financing to customers to acquire heavy trucks in China.

On December 14, 2009, ACG completed the sale of its automotive dealership segment pursuant to the terms of an acquisition agreement entered into between Kaiyuan Real Estate Development Co., Ltd. (“Hebei Kaiyuan”) and Xinjiang Guanghui Industry Investment (Group) Co. (“Xinjiang”). ACG controls Hebei Kaiyuan through certain contractual arrangements. In consideration of the acquisition, Xinjiang paid Hebei Kaiyuan approximately RMB470 million ($68.8 million). As a result of this sale, we have exited the consumer automotive dealership business and are focusing solely on the commercial vehicle sales and leasing business.

With regard to our commercial vehicle sales and leasing business, as of September 30, 2008, ACG operated 48 commercial vehicle financing centers located primarily in various cities and towns throughout the Northern regions of China. By December 31, 2008, ACG’s commercial vehicle financing facilities expanded to 103 centers primarily located in major areas in Hebei, Henan, Shanxi and Shandong provinces, Inner Mongolia Autonomous Region and Tianjin. From January 1, 2009 through June 30, 2009, ACG opened two additional financing centers, one in Beijing and one in the Inner Mongolia Autonomous Region. An additional 45 centers opened during the third quarter of 2009, bringing the total number of centers to 150 as of September 30, 2009. An additional 7 financing centers opening in the fourth quarter of 2009, bringing the total number of centers to 157 as of December 31, 2009.

All of the 157 commercial vehicle financing centers are newly established in 2008 and 2009. ACG plans to continue the opening of new commercial vehicle financing centers to increase market share across China and to grow the business. We believe that our current financing arrangements including the proceeds from the recently completed sale of the consumer vehicle dealership business are sufficient to meet our planned expansion of financing operations in the near term, however we may eventually need to raise additional capital to maintain our high rate of growth.

ACG’s operating results reflect the results of its commercial vehicles sales and leasing business, which includes commercial vehicle sales and leasing, customer support, and financing of related products such as fuel and tires. Historically, each of these activities has been directly or indirectly impacted by a variety of supply/demand factors, including the levels of public and private investment in infrastructure, economic growth rates, consumer confidence, fuel prices and interest rates. For example, during periods of sustained economic downturn, new commercial vehicle sales may be negatively impacted as consumers tend to shift their purchases to used commercial vehicles or delay their purchasing decisions altogether, electing instead to repair their existing commercial vehicles. In such cases, however, ACG believes the new commercial vehicle sales impact on ACG’s overall business is mitigated by its ability to offer other products and services.

ACG generally experienced lower volumes of commercial vehicle sales in the first calendar quarter of each year as compared to the second, third, or fourth quarters. This seasonality is generally attributable to decreased commercial vehicle activity during a portion of the first quarter due to the annual Chinese New Year holiday.

As a result, ACG’s revenues and operating income are typically lower in the first quarter and higher in the second, third, and fourth quarters. Other factors unrelated to seasonality, such as changes in economic condition, may exaggerate seasonality or cause counter-seasonal fluctuations in ACG’s revenues and operating income.

The recent global economic downturn resulted in lower than expected sales in the first quarter of 2009. However, the trend of sales improved in the second quarter of 2009 partly as a result of the Chinese Economic Stimulation Plan promulgated at the beginning of 2009 by the Chinese government in response to the global economic downturn. The Chinese Economic Stimulation Plan enabled the increase of capital investments throughout China. The resultant increased demand for commercial vehicles used in transportation and construction provided an opportunity for the Company to expand its commercial vehicle sales and leasing business. Prior to the introduction of the Chinese Economic Stimulation Plan, commercial vehicle sales had slowed, but in the second quarter of 2009 sales returned to normal levels. Throughout the period selling prices remained constant.

Sale of Automotive Dealership Business

On June 15, 2009, ACG agreed to sell its automotive dealership business pursuant to the terms of an acquisition agreement entered into between Kaiyuan Real Estate Development Co., Ltd. (“Hebei Kaiyuan”) and Shanghai Dexin Investment and Xinjiang Guanghui Industry Investment (Group) Co. (“Xinjiang”). ACG controls Hebei Kaiyuan through certain contractual arrangements. On December 14, 2009 ACG completed this sale. In consideration of the acquisition, Xinjiang paid Hebei Kaiyuan approximately RMB470 million ($68.8 million). ACG’s business now consists solely of its commercial vehicle sales and leasing business.

The Company expects to utilize the net proceeds from the sale of the automotive dealership business to expand the Company’s commercial vehicle sales and financing business in China. Although revenues from the commercial vehicle sales and leasing business were lower than from the automotive dealership business at the time of the sale, the Company believes that its commercial vehicle business model provides a significant platform for growth, and this capital will allow for the Company to accelerate this process. The sale of the automotive dealership business was completed on December 14, 2009.

New Commercial Vehicle Financing Structure

Commencing in late September 2009, we began to implement a new commercial vehicle financing structure through our new wholly owned subsidiary, Hebei Chuangjie Auto Trade Co., Ltd. (“Chuangjie Auto Trade”).  Under the new commercial vehicle financing structure, Chuangjie Auto Trade has engaged Citic Trust Co. Ltd. (“Trustee”), a division of the Citic Group, to act as trustee for a trust fund set up for the benefit of Chuangjie Auto Trade (the “Trust Fund”).  The Trustee is responsible for the management of the funds invested in the Trust Fund, and the Trust Fund will be used in purchasing commercial vehicles from Kaiyuan Auto Trade (our existing subsidiary).  Pursuant to the Trust Fund documents each use of the Trust Fund (e.g. to purchase of a commercial vehicle) requires a written order to the Trustee from Chuangjie Auto Trade.

Under the existing commercial vehicle financing model, after a customer lessee initiates an application for financing by selecting a vehicle they would like to purchase, our local commercial vehicle financing centers (each a “Local Center”) conducts the relevant credit checks and issues an internal purchase order directly to Kaiyuan Auto Trade (our existing subsidiary).  Under the new commercial vehicle financing structure the commercial vehicle purchase order will be issued (upon completion of credit checks) by a Local Center to Chuangjie Auto Trade who will then instruct the Trustee to place the order for the vehicle with Kaiyuan Auto Trade.  Upon the issuance of a commercial vehicle purchase order, the Trustee, Kaiyuan Auto Trade and the relevant Local Center will enter into a Sale and Management Agreement, and the Trustee, relevant Local Center and customer lessee will enter into a Lease and Management Agreement governing each commercial vehicle purchase.  Under the Sale and Management Agreements and Lease and Management Agreements, the parties agree that: (1) the Trustee will deliver the funds for the purchase of the commercial vehicle and instruct Kaiyuan Auto Trade to have the vehicle delivered directly to the lessee; (2) the Local Center will hold title to the commercial vehicle for the benefit of the Trustee for the term of the lease and will provide services to the lessee including maintaining the vehicle legal records (registration, tax invoices, etc.), assisting the end user in performing annual inspections, renewing the vehicle’s license, purchasing insurance, and making insurance claims; (3) the lessee will be responsible for the costs associated with the lease of the truck and with the maintenance and administrative services contracted out by the Local Center; and (4) upon the completion of the lease and payment in full by the lessee of all fees, the Local Center will transfer title to the vehicle to the lessee upon the lessee’s request.

New Tires and Fuel Services

Commencing in January 2010, we began offering our customers financing to purchase tires and diesel fuel. Under the new tire purchase program, approved customers may now pay for new tire purchases over a 3-month term. Under the fuel purchase program, the Company offers approved customers a 1-month revolving credit facility to buy diesel fuel from selected fueling stations that have partnered with AutoChina. AutoChina charges customers a fee for both services and also receives rebates on customer purchases from the associated vendors.

RESULTS OF OPERATIONS

The financial statements for each of the periods presented have been reclassified to report the results of the automotive dealership segment as discontinued operations as a result of the sale by ACG of this segment on December 14, 2009. As a result, the Company has only one business segment comprising its continuing operations, commercial vehicle sales and leasing.

Nine months ended September 30, 2009 as compared to nine months ended September 30, 2008

The Commercial Vehicle Sales and Leasing Business was started in April 2008 and therefore was not in operation for the full 9 month period ended September 30, 2008. This should be considered when comparisons are made with the 9 month period ended September 30, 2009.

Overview - Continuing Operations

The Company’s revenues and earnings increased significantly during the nine months ended September 30, 2009 despite weak economic conditions during the beginning of the period. Heading into 2009, commercial vehicle sales in China had faced nine months of consecutive monthly declines according to the China Association of Automobile Manufacturers (CAAM). However, in February 2009, nationwide commercial vehicle sales rebounded and posted their first monthly increase since July 2008. This was in part due to the effects of economic stimulus measures implemented by the Chinese government. The Company’s commercial vehicles sales and leasing businesses benefitted from a recovering market for commercial vehicles in China during the rest of the period.

In January 2009, the Company established 2 additional commercial vehicle financing centers in Beijing and the Inner Mongolia Autonomous Region, bringing the total number of locations to 105, and an additional 45 centers opened during the third quarter of 2009, bringing the total number of centers to 150 as of September 30, 2009.

Revenues

The table below sets forth certain line items from the Company’s Statement of Income as a percentage of revenues:

(in thousands)	Nine months ended September 30, 2009		Nine months ended September 30, 2008
	(unaudited)		(unaudited)
	Amount	% of Revenue	Amount	% of Revenue	Y-O-Y % CHANGE
Commercial vehicles	$168,332	96.0%	$33,102	95.9%	408.5%
Finance and insurance	7,042	4.0%	1,401	4.1%	402.6%
Total revenues	$175,374	100.0%	$34,503	100.0%	408.3%

Revenues for the nine months ended September 30, 2009 were $175.4 million, an increase of 408.3% from $34.5 million in the comparable prior year period.  The Company’s revenues by category were as follows:

•  $168.3 million, or 96.0% of revenues, related to new commercial vehicle leases; and

•  $7.0 million, or 4.0%, related to finance and insurance revenue from commercial vehicle leases.

The Company’s commercial vehicle sales and leasing business recorded 4,289 vehicle financing agreements and sales in the first nine months of 2009, compared to 913 vehicle financing agreements and sales in the first nine months of 2008. In addition, the Company did not realize any losses on any lease-to-own loans on its commercial vehicles during the first nine months of 2009 or the first nine months of 2008. The increase in commercial vehicle sales was in part due to the effects of economic stimulus measures implemented by the Chinese government and improving investment sentiment from businesses.

Cost of Sales

Cost of sales in the first nine months of 2009 totaled $159.0 million, as compared to $31.2 million in the prior year, an increase of 409.8% as compared to the same period of 2008, mainly due to increased sales in the commercial vehicle sales and leasing business, with 150 leasing centers during the first nine months of 2009, while the Company commenced this business in April 2008 with 48 leasing centers.

Gross Profit

The Company’s gross profit was $16.4 million in the first nine months of 2009, representing a gross margin of 9.3%, a slight decrease from 9.6% for the prior period in 2008, which is a result of slightly reduced pricing in order to attract customers.

Operating Expenses

Operating expenses for the nine months ended September 30, 2009 were $5.3 million, which was $4.0 million, or 299.0%, higher than the same period of 2008. This was mainly due to the growth in the number of employees, commercial vehicle sales and leasing centers, and the expenses incurred operating as a public company since April 2009.

Interest Expense

Interest expense totaled $1.4 million for the first nine months of 2009, of which $1.1 million of interest expense was paid to an affiliate, Beiguo, for the purchase of commercial vehicles for leasing.  Interest expense was negligible for the first nine months of 2008.

Interest Income

Interest income totaled $0.03 million for the first nine months of 2009.  Interest income was negligible for the first nine months of 2008.

Other Income (Expense)

Other expense for the first nine months of 2009 was $2.2 million, mainly as a result of the accretion of the share repurchase obligation and acquisition-related costs, which were incurred in 2009 in conjunction with the April 2009 business combination, as described above.  Other expense was negligible for the first nine months of 2008.

Income Tax Expense

In the first nine months of 2009, the Company recorded income tax expense of $2.0 million, as compared to an income tax expense of $0.4 million in the first nine months of 2008. This increase was due to the increased pre-tax income generated by the Chinese subsidiaries of the Company.

Net Income from Continuing Operations

Net income from continuing operations in the first nine months of 2009 was $6.9 million, as compared to $1.6 million in the first nine months of 2008, representing an increase of 338.0% from the first nine months of 2008. The increase primarily resulted from the significant increase in revenues generated from the commercial vehicle sales and leasing businesses.

Net Income Attributable to Shareholders

Net income attributable to shareholders in the first nine months of 2009 was $12.5 million, as compared to $6.1 million in the first nine months of 2008, representing an increase of 104.3% from the first nine months of 2008. The increase primarily resulted from the significant increase in revenues generated from both the commercial vehicle sales and leasing business and discontinued operations.

Three months ended September 30, 2009 as compared to three months ended September 30, 2008

Revenues

The table below sets forth certain line items from the Company’s Statement of Income as a percentage of revenues:

(in thousands)	Three months ended September 30, 2009		Three months ended September 30, 2008
	(unaudited)		(unaudited)
	Amount	% of Revenue	Amount	% of Revenue	Y-O-Y % CHANGE
Commercial vehicles	$97,374	95.9%	$11,428	92.9%	752.1%
Finance and insurance	4,126	4.1%	879	7.1%	369.4%
Total revenues	$101,500	100.0%	$12,307	100.0%	724.7%

Revenues for the third quarter of 2009 were $101.5 million, an increase of 752.1% from $11.4 million in the third quarter of 2008.  The Company’s revenues by category were as follows:

•  $97.4 million, or 95.9% of revenues, related to new commercial vehicle leases; and

•  $4.1 million, or 4.1%, related to Finance and insurance revenue from commercial vehicle leases.

The Company’s commercial vehicle sales and leasing business recorded 2,531 vehicle financing agreements and sales in the third quarter of 2009, compared to 291 vehicle financing agreements and sales in the third quarter of 2008. In addition, the Company did not realize any losses on any lease-to-own loans on its commercial vehicles through the third quarter of 2009 or the third quarter of 2008. The increase in commercial vehicle sales was in part due to the effects of economic stimulus measures implemented by the Chinese government and improving investment sentiment from businesses.

Cost of Sales

Cost of sales in the third quarter of 2009 totaled $91.2 million, as compared to $10.5 million in the prior year, an increase of 767.6% than the same period of 2008, mainly due to increased sales in the commercial vehicle sales and leasing business, with 2,531 vehicle financing agreements and sales in the third quarter of 2009 compared to 291 vehicle financing agreements in the prior year period.

Gross Profit

The Company’s gross profit was $10.3 million in the third quarter of 2009, resulting in a gross margin of 10.1%, as compared to 14.6% for the prior fiscal year period, which is a result of reduced pricing in order to attract customers.

Operating Expenses

Operating expenses in the third quarter of 2009 were $2.5 million, which was $1.7 million or 230.4% higher than the third quarter of 2008. This was mainly due to the growth in the number of employees, commercial vehicle sales and leasing centers, and additional expenses incurred to operate as a public company since April 2009.

Interest Expense

Interest expense totaled $0.9 million in the third quarter of 2009, of which $0.85 million of interest expense was paid to an affiliate, Beiguo, for the purchase of commercial vehicle for leasing. Interest expense was negligible for the third quarter of 2008.

Interest Income

Interest income totaled $0.01 million in the first nine months of 2009, as compared to $0.03 million in the first nine months of 2008.

Other Income (Expense)

Other expense in the third quarter of 2009 was $1.1 million, mainly consisting of the accretion of the share repurchase obligation and acquisition-related costs, which were incurred in 2009 in conjunction with the April 2009 business combination, as described above.  Other income (expense) was negligible in the same period in 2008.

Income Tax Expense

In the third quarter of 2009, the Company recorded an income tax expense of $1.6 million, as compared to an income tax expense of $0.1 million in the third quarter of 2008. This increase was due to the increased pre-tax income generated by the Chinese subsidiaries of the Company.

Net Income from Continuing Operations

Net income from continuing operations in the third quarter of 2009 was $5.0 million, as compared to $1.0 million in the third quarter of 2008, representing an increase of 426.1% from the third quarter of 2008. The increase primarily resulted from the significant increase in revenues generated from the commercial vehicle sales and leasing businesses.

Net Income Attributable to Shareholders

Net Income attributable to shareholders in the third quarter of 2009 was $7.0 million, as compared to $3.0 million in the third quarter of 2008, representing an increase of 129.8% from the third quarter of 2008. The increase primarily resulted from the significant increase in revenues generated from both the commercial vehicle sales and leasing business and discontinued operations.

The discussion and financial information for the year ended December 31, 2008 relates to a period prior to our business combination with ACG on April 9, 2009. In addition, as the Company’s commercial vehicle sales and leasing business was not in operation prior to April 2008, a comparison to periods prior to 2008 is not provided.

Discontinued Operations - Dealership Business

On June 15, 2009, ACG agreed to sell its automotive dealership segment pursuant to the terms of an acquisition agreement entered into between Hebei Kaiyuan and Shanghai Dexin Investment and Xinjiang Guanghui Industry Investment (Group) Co. (“Xinjiang”). ACG controls Hebei Kaiyuan through certain contractual arrangements. In consideration of the acquisition, Xinjiang will pay Hebei Kaiyuan approximately RMB470 million (approximately $68.8 million). ACG completed the sale on December 14, 2009.

Accordingly, the Company has accounted for the consumer automotive dealership business in the accompanying consolidated financial statements as a discontinued operation. Accordingly, assets and liabilities, revenues and expenses, and cash flows related to the consumer automotive dealership business have been appropriately reclassified in the accompanying consolidated financial statements as discontinued operations for all periods presented.

Nine months ended September 30, 2009 as compared to nine months ended September 30, 2008

Revenues

The table below sets forth certain line items from the Company’s Statement of Income as a percentage of revenues from discontinued operations:

(in thousands)	Nine months ended September 30, 2009		Nine months ended September 30, 2008
	(unaudited)		(unaudited)
	Amount	% of Revenue	Amount	% of Revenue	Y-O-Y % CHANGE
New automobiles	$353,624	90.7%	$270,164	90.7%	30.9%
Parts and service	35,468	9.1%	27,327	9.2%	29.8%
Finance and insurance	737	0.2%	212	0.1%	247.6%
Total revenues	$389,829	100.0%	$297,703	100.0%	30.9%

Revenues from discontinued operations for the nine months ended September 30, 2009 were $389.8 million, an increase of 30.9% as compared to $297.7 million in the comparable prior year period.  The Company’s revenues by category were as follows:

• $353.6 million, or 90.7% of revenues from discontinued operations, related to new automobiles;

• $35.5 million, or 9.1%, related to parts and service; and

• $0.7 million, or 0.2%, related to finance and insurance.

The increase in new automobile sales was  primarily due to the effects of economic stimulus measures implemented by the Chinese government imposed and improving investment sentiment from businesses in early 2009. It also led to increase in revenue from parts and service as the total number of automobile sold increased.

Income from Discontinued Operations, before Income Taxes

In the first nine months of 2009, the income from discontinued operations before income taxes was $10.1 million, as compared to $7.4 million in the first nine months of 2008. This increase was due to the significant increase in gross profit of $4.6 million generated from the dealership businesses. It was partially offset by increased operating and other expenses of $1.9 million.

Income Tax Expense

In the first nine months of 2009, the Company recorded income tax expense of $3.0 million, as compared to an income tax expense of $1.9 million in the first nine months of 2008. This increase was due to the increased pre-tax income generated by the dealership subsidiaries of the Company.

Income from Discontinued Operations attributable to Noncontrolling Interests

In the first nine months of 2009, the income from discontinued operations attributable to noncontrolling interests was $1.6 million, as compared to $0.9 million for the first nine months of 2008. This increase was due to the increased net income generated by the dealership subsidiaries of the Company during the period.

Income from Discontinued Operations, net of taxes

Net income from discontinued operations, net of taxes, for the first nine months of 2009 was $5.6 million, as compared to $4.5 million for the first nine months of 2008, representing an increase of 23.0% from the first nine months of 2008. The increase primarily resulted from the significant increase in revenues generated from the dealership businesses.

Three months ended September 30, 2009 as compared to three months ended September 30, 2008

Revenues

The table below sets forth certain line items from the Company’s Statement of Income as a percentage of revenues from discontinued operations:

(in thousands)	Three months ended September 30, 2009		Three months ended September 30, 2008
	(unaudited)		(unaudited)
	Amount	% of Revenue	Amount	% of Revenue	Y-O-Y % CHANGE
New automobiles	$128,530	91.5%	$91,827	89.6%	40.0%
Parts and service	11,427	8.1%	10,752	10.5%	6.3%
Finance and insurance	521	0.4%	-85	-0.1%	-712.9%
Total revenues	$140,478	100.0%	$102,494	100.0%	37.1%

Revenues from discontinued operations for the third quarter 2009 increased to $140.4 million, an increase of 37.1% as compared to $102.5 million for the third quarter of 2008.  The Company’s revenues by category were as follows:

• $128.6 million, or 91.5%, related to new automobiles;

• $11.4 million, or 8.1%, related to parts and service; and

• $0.5 million, or 0.4%, related to parts and services.

The revenues from discontinued operations continued to increase during the third quarter as a result of the increased number of new automobiles as a result of  the effects of economic stimulus measures implemented by the Chinese government and improving investment sentiment from businesses.

Income from Discontinued Operations, net of taxes

Net income from discontinued operations, net of taxes, in the third quarter of 2009 was $2.0 million, as compared to $2.1 million in the first nine months of 2008, representing a decrease of 6.4%% from the third quarter of 2008. The slight decrease in income was primarily resulted from the increased operating and other expenses for the dealership businesses during the third quarter.

2008 Compared to 2007

Revenues from discontinued operations increased by $111.8 million to $406.5, or 38.0%, in fiscal 2008 as compared to $294.6 million in fiscal 2007, principally as a result of (i) revenue growth from an additional five automotive dealership stores acquired during the period ($27.1 million) and (ii) increased demand for automobiles ($84.7 million)..

Income from discontinued operations, before income taxes, was $11.0 million for fiscal 2008, an increase of $4.0 million or 36.2%, as compared to $7.0 million for fiscal 2007. This increase was due to the significant increase in gross profit of $6.3 million generated from the dealership businesses. It was partially offset by increased operating and other expenses of $2.3 million.

Income tax expense for discontinued operations increased $1.8 million or 187.3%, to $2.8 million in fiscal 2008, as compared to $1.0 million in fiscal 2007. It was due to the increased pre-tax income generated during the year.

Income from discontinued operations attributable to non-controlling interests increased $0.1 million or 3.9%, to $1.3 million in fiscal 2008, as compared to $1.2 million in fiscal 2007. The slight increase was due to the increased net income generated during the period.

Income from discontinued operations, net of taxes, increased by $2.1 million or 43.9%, to $6.9 million in fiscal 2008, as compared to $4.8 million in fiscal 2007. The increase primarily resulted from the significant increase in revenues generated from the dealership businesses.

2007 Compared to 2006

Revenues from discontinued operations increased by $142.0 million, or 93.0%, in fiscal 2007 as compared to fiscal 2006, principally as a result of (i) increased demand for automobiles ($122.8 million), (ii) revenues from dealerships established in fiscal 2006 that operated a full 12 months in fiscal 2007 ($17.6 million), and (iii) revenue growth from four automotive dealership stores acquired during fiscal 2007 ($1.6 million).

Income from discontinued operations, before income taxes, was $7.0 million for fiscal 2007, an increase of $4.0 million or 134.2%, as compared to $3.0 million for the fiscal 2006. This increase was due to the significant increase in gross profit of $9.4 million generated from the dealership businesses. It was partially offset by the increased operating and other expenses of $5.4 million result from the increased number of personnel and number of dealership stores.

Income tax expense for discontinued operations increased $1.0 million or 100.0%, to $1.0 million in fiscal 2007, as compared to the income tax benefit of $0.1 million in fiscal 2006. The income generated prior to 2007 was non-taxable since all of the ACG’s dealership subsidiaries were granted tax incentives in connection with the Employment Promotion Law and the Regulation for the Employment of Disabled Persons in 2005, whereby the subsidiaries were fully exempted from paying income taxes for a period of 2-3 years. In 2007, the full exemption incentives expired for certain subsidiaries and thereafter such subsidiaries received a 50% discounted income tax rate. Accordingly, income tax expense increased thereafter.

Income from discontinued operations attributable to non-controlling interests increased $0.9 million or 345.2%, to $1.2 million in fiscal 2007, as compared to $0.3 million in fiscal 2006. The slight increment was due to the increased net income generated during the period.

Income from discontinued operations, net of taxes, increased $2.1 million or 74.1%, to $4.7 million in fiscal 2007, as compared to $2.7 million in fiscal 2006. The increase primarily resulted from the significant increase in revenues generated from the dealership businesses.

LIQUIDITY AND CAPITAL RESOURCES

Financing arrangements

Since inception, the Company’s sources of cash were mainly from borrowings from affiliates, financial institutions and capital contributed by the Company’s shareholders.

From 2008 to the first half of 2009, the Company’s capital expenditures for continuing operations were financed primarily through short-term borrowings from financial institutions and affiliates. The interest rates of short-term borrowings during the periods ranged from 4.00% to 5.31% per annum.

As of September 30, 2009, the Company had incurred accounts payable of $83.4 million from an affiliate, Beiguo, for the purchase of commercial vehicles for leasing as part of the commercial vehicle sales and leasing business, an increase of $81.1 million during the nine months ended September 30, 2009. As of December 31, 2008, the amount due Beiguo was $2.3 million.  According to the financing arrangement between the Company and Beiguo, the accounts payable is at an interest rate of 4.00% per annum for the funds obtained.  Such financing arrangement is guaranteed by Mr. Li, who has a long term business relationship with Beiguo, on behalf of the Company. In addition, the payable balances of each loan are unsecured and due in 180 days.  Such costs are accounted for as interest expense between related parties.  The Company expects to continue to rely on this financing arrangement with Beiguo for the foreseeable future.

As of September 30, 2009, the Company’s continuing operations also had notes payable of $8.8 million with various financial institutions in the PRC.

We expect to utilize the net proceeds from the sale of the automotive dealership business to expand our commercial vehicle sales and financing business in China. Although revenues from the commercial vehicle sales and leasing business were lower than from the automotive dealership business at the time of the sale, the Company believes that its commercial vehicle business model provides a significant platform for growth, and this capital will allow for the Company to accelerate this process.

After taking into consideration our present banking facilities, our financing arrangement with our affiliate, our existing cash resources, the cash flows expected to be generated from operations, the net proceeds received from the sale of the automotive dealership business in December 2009, and the settlement of the put and call agreements in September and October 2009, we believe we have adequate sources of liquidity to meet our short-term obligations and working capital requirements. Further, while ACG has no specific plans to issue debt or equity securities, ACG believes, if necessary, it could raise additional capital through the issuance of such securities or loans.

Working Capital

As of September 30, 2009 and December 31, 2008, the Company had working capital of $21.0 million and $50.4 million, respectively.

In conjunction with the April 2009 business combination, the Company and ACG entered into agreements reflecting immediate or short-term cash commitments as summarized below, which were in excess of the amount in the Company’s trust account at December 31, 2008 ($40.9 million) and a portion of which were unpaid at the closing of the business combination. In order to ensure that the business combination was approved by the shareholders, the Company, ACG and their respective affiliates entered into various transactions to purchase or facilitate the purchase of ordinary shares of the Company from shareholders who had indicated their intention to vote against the business combination and seek redemption of their shares for cash, including price protective agreements with various investors in the form of puts and calls. The put and call agreements were settled at no cost to the Company in August through October 2009. The Company accounted for the settlements as capital transactions.

Purchase of shares	$24,218
Payment of deferred underwriting and advisory fees -
Cash	1,200
Short-term note payable	429
Short-term put and call agreements -	-
Fully funded	4,987
Partially funded	1,044
Unfunded	2,541
Redemption of shares	8,182
Repurchase of warrants	1,026
Legal fees and other	410

Total	$44,037

As a result of the aforementioned agreements, at the closing of the business combination, the unrestricted cash acquired in the transaction was $1,697,000.  The release of $4,986,696 of restricted cash held in escrow in August 2009 pursuant to the put and call arrangements described below provided additional funds to finance the Company’s operations.  The sale of the Company’s automotive dealership business, which was completed in December 2009, has also provided additional capital to support operations.

The Company anticipates that it will have adequate sources of working capital in the foreseeable future. However, the Company may elect in the future to obtain addition funding to expand and grow its operations, which may include borrowings from financial institutions and/or the sale of equity.

Put and Call Agreements

In connection with the April 2009 business combination, on April 7, 2009, AutoChina entered into certain Put and Call Agreements with four of its shareholders. Pursuant to such agreements, AutoChina agreed to be obligated to purchase (the “put option”) from the shareholders, and the shareholders agreed to be obligated to sell (the “call option”) to AutoChina, an aggregate of 156,990 ordinary shares at an exercise price of $9.05 per ordinary share, less the per share portion of any cash dividend or other cash distribution paid to AutoChina’s shareholders prior to the exercise of the put option or the call option. The put options were exercisable during the two week period commencing on October 9, 2009. The call options were exercisable until October 9, 2009, subject to certain limitations. In connection with these agreements, AutoChina entered into an Escrow Agreement, dated April 7, 2009, with the shareholders, Honest Best Int’l Ltd., the sole shareholder of ACG prior to the business combination, and Loeb & Loeb LLP, as the escrow agent, pursuant to which the escrow agent held 7,745,625 ordinary shares of AutoChina issued to Honest Best Int’l Ltd. in connection with the business combination, together with $377,000 in cash provided by AutoChina, to secure payment of the exercise price by AutoChina. These put options were terminated on September 2, 2009.

On April 7, 2009, AutoChina entered into certain Put and Call Agreements with four of its shareholders. Pursuant to the agreements, AutoChina agreed to be obligated to purchase (the “put option”) from the shareholders, and the shareholders have agreed to be obligated to sell (the “call option”) to AutoChina, an aggregate of 299,000 ordinary shares at an exercise price of $8.50 per share, less the per share portion of any cash dividend or other cash distribution paid to AutoChina’s shareholders prior to the exercise of the put option or the call option. The put options were exercisable during the two week period commencing on October 9, 2009. The call options are exercisable until October 9, 2009, subject to certain limitations. On October 9, 2009, the call options expired without being exercised, and on October 23, 2009, the put options expired without being exercised.

On April 8, 2009, AutoChina entered into a Put and Call Agreement with two of its shareholders. Simultaneously with the execution of the agreement, the shareholders purchased an aggregate of 548,800 ordinary shares of AutoChina at a purchase price of $7.865 per ordinary share. Pursuant to the agreement, AutoChina agreed to be obligated to purchase (the “put option”) from the shareholders, and the shareholders have agreed to be obligated to sell (the “call option”), an aggregate of 548,800 ordinary shares at an exercise price of $8.40 per share, less the per share portion of any cash dividend or other cash distribution paid to AutoChina’s shareholders prior to the exercise of the put option or the call option. AutoChina also paid the shareholders an aggregate of approximately $58,000 in connection with the agreement. The put options were exercisable during the two week period commencing on October 9, 2009. The call options were exercisable until October 9, 2009, subject to certain limitations. In connection with the agreements, AutoChina entered into an Escrow Agreement, dated April 8, 2009 with the shareholders, ACG and Loeb & Loeb LLP, as the escrow agent, pursuant to which the escrow agent held approximately $4.6 million in cash provided by AutoChina to secure payment of the exercise price by AutoChina. These put options were terminated on August 17, 2009.

A summary of the Put and Call Agreements is presented below.

(in thousands, except for share or per share amounts )
Commitment Description	Per Share Amount	Number of Shares	Total Commitment	Funded Commitment	Unfunded Commitment

Fully funded commitment	$8.40	548,800	$4,610	$4,610	$-
Unfunded commitment	$8.50	299,000	2,541	-	2,541
Partially funded commitment	$9.05	156,990	1,421	377	1,044
Total commitment		1,004,790	8,572	$4,987	$3,585
Less market value of shares on commitment dates (April 7-8, 2009)	$7.87		7,908
Accretion recorded over the life of the commitment as a charge to operations			$664

On August 17, 2009 and September 2, 2009, the Company entered into various agreements with certain holders of the Put and Call Agreements and third party transferees (the “Transferees”), pursuant to which the Company agreed to assign and transfer the call options to acquire 705,790 previously issued ordinary shares to the Transferees.  Subsequently, the Transferees exercised such options and the Company’s commitment on the put option under the Put and Call Agreements was released.  As a result, during August and September 2009, a total of $4,986,696 of restricted cash held in escrow was released to the Company. The remainder of the put and call options expired without being exercised in October 2009.

Financial Condition

The following table sets forth the major balance sheet accounts of ACG at December 31, 2008, 2007 and 2006 and at September 30, 2009 (unaudited) (in thousands):

	September 30,	December 31,
	2009	2008	2007	2006
Assets:
Restricted cash	$12,434	$-	$-	$-
Deposits for inventories	21,574	428	-	-
Net investment in sales-type leases	139,238	23,359	-	-
Property, equipment and improvements, net	$1,925	$1,799	$-	$-
Liabilities:
Accounts payable, related party	$83,388	$2,272	$-	$-
Trade notes payable	$12,434	$-	$-	$-

Restricted cash increased in line with the trade notes payable, as ACG used financing to purchase commercial vehicles. In September 30, 2009, restricted cash increased by $12.4 million (100.0%) compared with December 31, 2008. The increment of the trade notes payables was increased at the same amount. The increase was due to the need to secure the new note payables by the commercial vehicle leasing segment.

Deposits for inventory balances for continuing operations continuously increased throughout the period. As of September 30, 2009, deposits for inventories were $21.6 million as compared to $0.4 million on December 31, 2008 (4,940.7%), while revenue from continuing operations increased 30.9% for the nine months ended September 30, 2009 compared with same period in prior year. The growth was due to the increased number of commercial vehicles contracts entered and lead to increased needs of commercial vehicle inventories.

Net investment in leases began in April 2008 as a result of the commercial vehicle sales and leasing business under which ACG enters into monthly installment arrangements with customers for a 2-year period. As the Company continued to experience significant growth in revenue throughout the period, the balance of net investment in leases increased accordingly.

Property, equipment and improvements for continuing operation increased to $1.9 million in September 30, 2009, an increase of $0.1 million (7.0%) as compared with December 31, 2008. The increased expenditures primarily relate to costs associated with expanding a number of commercial vehicle financing centers.

Trade notes payable were promissory notes which were secured by cash deposits with banks (restricted cash). Trade notes payable was $12.4 million in September 30, 2009, which increased by $12.4 million (100.0%) compared with December 31, 2008. These increases were a result of the increased level of automobile inventories and revenue growth.

ACG’s borrowings fluctuate primarily based upon a number of factors, including (i) revenues, (ii) changes in accounts and notes receivables, (iii) capital expenditures, and (iv) deposits adjusted for changes in inventories. Historically, income from continuing operations, as well as borrowings on the revolving credit facilities, has funded accounts and notes receivables growth, inventory growth and capital expenditures.

The following table sets forth certain historical information with respect to ACG’s statements of cash flows (in thousands):

	Nine months ended September 30,		Years Ended December 31,
	2009	2008	2008	2007	2006
	(unaudited)

Net cash used in operating activities	$(125,258)	$(22,285)	$(4,198)	$-	$-
Net cash used in investing activities	33,790	(1,300)	(1,922)	-	-
Net cash provided by financing activities	109,642	27,527	9,390	-	-
Net cash flow provided by (used in) discontinued operations	2,515	(208)	(125)	5,721	3,205
Effect of exchange rate change	41	1,107	1,441	(350)	(285)

Net increase (decrease) in cash and cash equivalents	$20,730	$4,841)	$4,586	$5,371	$2,920

Operating Activities. The Company used $125.3 million in continuing operating activities for the nine months ended September 30, 2009, as compared to $22.3 million for the nine months ended September 30, 2008, representing an increase of $103.0 million. This increase in cash flows used from operating activities was attributable primarily to the increase of net investment in sales-type leases, which was related to the growing commercial vehicle sales and leasing business.

 In the first nine months of 2009, the Company used $125.3 million from operating activities. During this period ACG had net income of $12.5 million, however $5.6 million of this was from discontinued operations. In addition, ACG increased the net investment in sales-type leases by $115.9 million, increased deposits for inventories by $21.1 million, and decreased customer deposits, related party by $16.1 million. However, there were increases in trade notes payable of $12.4 million, an increase in other payables and accrued liabilities by $3.7 million and an increase in accounts payable by $2.0 million, and decreased inventory by $1.0 million. The remaining balance of $1.8 million arises from changes in prepaid expenses and other current assets, customer deposits, income tax payable, depreciation and amortization and other items.

In fiscal 2008, the Company used $4.2 million from operating activities. During this period ACG  had net income of $8.0 million, however $6.9 million of this netting was from from discontinued operations. In addition, ACG increased the net investment in sales-type leases by $23.7 million, increased prepaid expense and other current assets by $1.4 million, and increased the inventories by $1.2 million. However, there were increases in customer deposits, related party of $16.1 million, and an increase in accounts payable by $4.9 million. The remaining balance of $0.03 million arises from changes in income tax payable, deposits for inventories, depreciation and amortization and other items.

Since the Company continued to expand its commercial vehicle sales and leasing business since inception in April 2008, cash flow used in continuing operating activities has increased over time.

Investing Activities. Net cash provided by continuing investing activities was $33.8 million in the first nine months of 2009 and the net cash used in continuing investing activities was $1.9 million in fiscal 2008.

In addition to the purchase of property, equipment and improvements, the Company received $29.3 million of advances from the sale of the dealership businesses during the first nine months of 2009.  Furthermore, the change in restricted cash, which was pledged to banks for borrowings, has also affected the net cash used in investing activities.

Financing Activities. Net cash provided by financing activities was $109.6 million in the first nine months of 2009 and  $9.4 million in the first nine months of 2008. In the first nine months of 2009, the Company increased the total net borrowings by $22.9 million, obtained proceeds through the financing arrangement with Beiguo by $81.1 million, and made a net repayment from affiliates of $0.7 million. The Company also acquired cash of $1.7 million from the reverse merger, while it paid $0.4 million for repurchasing warrants subsequent to the closing of the reverse merger, and received $5.0 million from the release of restricted cash held in escrow. In fiscal 2008, the Company had a capital contribution of $7.1 million from its shareholders. It has also obtained proceeds from the financing arrangement with an affiliate for $2.3 million in fiscal 2008..

Net cash provided by (used in) discontinued operations. Net cash provided by discontinued operations was $2.5 million in the first nine months of 2009, $5.7 million in fiscal 2007 and $3.2 million in fiscal 2006. The discontinued operations used cash of $0.1 million in fiscal 2008. In the first nine months of 2009, the net cash provided by discontinued operations resulted primarily from the increase in operating activities, while the increase in net cash for fiscal 2007 and fiscal 2006 was mainly due to capital contributions.

Historically, most or all of available cash is used to fund the investment in sales-type leases, inventory growth and for capital expenditures. To the extent the investment in sales-type leases and inventory growth and capital expenditures exceed income from operations, generally the Company increases the borrowings under facilities and from affiliates.

The Company leased all of the properties where commercial vehicle financing centers are located. It expects to continue to lease the majority of the properties where new stores or centers are located.

At September 30, 2009, the Company had $22.0 million of cash on hand, with $20.9 million of cash held in Renminbi. On a short-term basis, the Company’s principal sources of liquidity include income from operations and short-term borrowings from financial institutions including accounts payable, related party and trade notes payable. On a longer-term basis, the Company expects its principal sources of liquidity to consist of income from operations, borrowings from financial institutions and/or fixed interest term loans. Further, the Company believes, if necessary, it could raise additional capital through the issuance of such securities or shareholders loans.

The Company expects to use cash to (i) increase its net investment in sales-type leases in line with its revenue growth, and (ii) purchase property and equipment and make improvements on existing property in the next 12 months in connection with adding a substantial number of commercial vehicle financing centers. The Company believes that it has adequate liquidity to satisfy its capital needs for the near term, however we may eventually need to raise additional capital to maintain our high rate of growth.

ACG’s borrowings primarily consisted of (i) Floor plan notes payable—manufacturer affiliated; and (ii) Trade notes payable.

Trade notes payable were bank guaranteed promissory notes which were secured by cash deposits with banks (restricted cash). It was $12.4 million on September 30, 2009, which increased by $12.4 million (100.0%) as compared with December 31, 2008. The increase resulted from the revenue growth. The trade notes payable are non-interest bearing and generally mature within six months.  As the Company expects to continue to grow the business, the trade note payable will likely increase accordingly.

The Company’s borrowings fluctuate primarily based upon a number of factors including (i) revenues, (ii) change of net investment in sales-type leases, (iii) capital expenditures, and (iv) inventory and deposits for inventories changes. Historically, income from continuing operations, as well as borrowings on the revolving credit facilities, have driven account and notes receivables growth, inventory growth and capital expenditures.

Cash and cash equivalents as of September 30, 2009 are held by the Company’s subsidiaries and variable interest entities. These cash balances cannot be transferred to the Company by loan or advance according to existing PRC laws and regulations. However, these cash balances can be utilized by the Company for its normal operations pursuant to the Enterprise Agreements.

Regulations on Dividend Distribution

The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;

•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

•	The Sino-foreign Cooperative Enterprise Law (1988), as amended;

•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

•	The Foreign Investment Enterprise Law (1986), as amended; and

•	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Contractual Payment Obligations

The following is a summary of the Company’s contractual obligations for continuing operations as of September 30, 2009 (in thousands):

	Payments due by period
	Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years

Trade notes payable (1)	$12,434	$12,434	$-	$-	$-
Operating leases	939	517	404	17	1
Notes payable	8,777	8,777	-	-	-
Accounts payable, related party	83,388	83,388	-	-	-
Short-term loan (2)	14,590	14,590
Share repurchase obligations	2,537	2,537	-	-	-

Total	$122,665	$122,243	$404	$17	$1

(1)	Trade notes payable are presented to commercial vehicle manufactures as payment against outstanding trade payables, are non-interest bearing and generally mature within 6 months.

(2)	Relate to dealership business that is disposed, and settled on December 14, 2009 upon the completion of the disposal.

The Company leases certain facilities under long-term, non-cancelable leases and month-to-month leases. These leases are accounted for as operating leases.

Off-Balance Sheet Arrangements

The Company has entered into operating leases for all of its commercial vehicle financing stores and office facilities. Generally, the leases for its commercial vehicle financing stores are for periods of one to three years. The Company uses leasing arrangements to maintain flexibility in its commercial vehicle financing store locations and to preserve capital. The Company expects to continue to lease the majority of its store and office facilities under arrangements substantially consistent with the past.  Other than its operating leases, the Company is not a party to any off-balance sheet arrangement.

Recently Adopted Accounting Pronouncements

In June 2009, generally accepted accounting principles were revised effective for interim reports for annual periods ending after September 15, 2009. The Financial Accounting Standards Board (“FASB”) completed the Accounting Standards Codification (“Codification”) which will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. This revision is effective for interim and annual periods ending after September 15, 2009. Existing accounting standards are superseded upon completion of the Codification. The Company has revised its interim financial statements to comply with this change and to use plain English to describe its accounting principles.

In May 2009, generally accepted accounting principles, for reporting “Subsequent Events,” was revised establishing a new general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company evaluated subsequent events after the balance sheet date of December 11, 2009 through the filing of this report with the Securities and Exchange Commission (“SEC”) on December 11, 2009.

In January 2009, generally accepted accounting principles were revised to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements.  The proposal also amends prior generally accepted accounting principles to require those disclosures in all interim financial statements.  This proposal is effective for interim periods ending after June 15, 2009.  The Company adopted this change in the current period; no additional disclosures were required.

The Company adopted the provisions of the Codification Topic 820 “ Fair Value Measurements and Disclosures ” (“ASC 820”) and Codification Topic 825-10 “ Financial Instruments ” (“ASC 825-10”) and on January 1, 2008.   ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level I - Quoted prices (unadjusted) in active markets for identical asset or liabilities that the Company has the ability to access as of the measurement date.

Level II - Inputs other than quoted prices included within Level I that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level III - Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

Since the issuance of ASC 820, the FASB has issued several pronouncements to clarify the application of ASC 820.  These pronouncements apply to financial assets within the scope of accounting pronouncements that require or permit fair value measurements in accordance with ASC 820.  In April 2009, the FASB issued ASC Topic 820-10-65-4, “ Transaction Related to FASB Staff Position FAS 157-4 Determining the Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly ” (“ASC 820-10-65-4”), which provides additional guidance for estimating fair value in accordance with ASC 820, when the volume and level of activity for the asset or liability have significantly decreased.  ASC 820-10-65-4 also provides guidance on identifying circumstances that indicate a transaction is not orderly.  ASC 820-10-65-4 is effective for interim and periods ending after June 15, 2009. The Company adopted this guidance on June 30, 2009 and did not have any impact on the Company’s financial statement presentation or disclosures.

In February 2007, the FASB issued ASC 825-10, “Financial Instruments”, which provides companies with an option to report selected financial assets and liabilities at fair value. ASC 825-10’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. ASC 825-10 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. ASC 825-10 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. ASC 825-10 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the Company’s choice to use fair value on its earnings. ASC 825-10 also requires companies to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet. ASC 825-10 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in ASC 820 and ASC 825.  The Company adopted ASC 825-10 on January 1, 2008, but did not elect the fair value option for any financial assets or liabilities. Accordingly, the adoption of ASC 825-10 did not have any impact on the Company’s consolidated financial statement presentation or disclosures.

The Company’s financial instruments consist primarily of cash, accounts receivable, lease receivables, accounts payable, floor plans notes payable, notes payable and trade notes payable. The carrying amounts of these items at September 30, 2009 and December 31, 2008 approximated their fair values because of the short maturity of these instruments or existence of variable interest rates, which reflect current market rates. Therefore, the adoption of the above accounting principles, as they became or will become applicable to the Company, had no significant impact on the measurement of the financial assets and liabilities.

In December 2007, the FASB revised the authoritative guidance for business combinations, which establishes principles and requirements for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquiree. The revised guidance also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and is to be applied prospectively. The Company adopted the guidance on January 1, 2009 and affected how the Company accounted for the acquisition of ACG.

In December 2007, the FASB issued authoritative guidance for noncontrolling interests, which clarifies the accounting for noncontrolling interests and establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, including classification as a component of equity. The guidance is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company adopted the guidance on January 1, 2009 and affected how the Company accounts for its noncontrolling interests.

In March 2008, generally accepted accounting principles revised requirements for Disclosures about Derivative Instruments and Hedging Activities. The revision requires entities using derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives.  The change also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of generally accepted accounting principles have been applied, and the impact that hedges have on an entity’s financial position, financial performance, and cash flows.  The Company adopted revision effective January 1, 2009, and did not have any impact on the Company’s condensed consolidated financial statement presentation or disclosures.

In June 2008, generally accepted accounting principles were revised to mandate a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock. Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of this guidance, results in the instruments no longer being considered indexed to the company’s own stock. Accordingly, adoption of this guidance will change the current classification (from equity to liability) and the related accounting for such warrants outstanding at that date. This guidance is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company adopted this guidance on January 1, 2009 and did not have any impact on the Company’s consolidated financial statement presentation or disclosures.

In January 2009, generally accepted accounting principles were revised to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements.  The proposal also amends prior generally accepted accounting principles to require those disclosures in all interim financial statements.  This proposal is effective for interim periods ending after June 15, 2009.  The Company adopted this change on June 30, 2009 and did not have any impact on the Company’s consolidated financial statement presentation or disclosures.

Recently Issued Accounting Pronouncements

In June 2009, generally accepted accounting principles for reporting and accounting for transfers of financial assets, was revised and is to be applied to financial asset transfers on or after the effective date, which is January 1, 2010 for the Company’s financial statements. This changes and limits the circumstances in which a financial asset may be de-recognized when the transferor has not transferred the entire financial asset or has continuing involvement with the transferred asset. The concept of a qualifying special-purpose entity, which had previously facilitated sale accounting for certain asset transfers, is removed by this change. The Company expects to adopt this revision on January 1, 2010 and expects that adoption of this revision will not have a material effect on its financial position or results of operations.

In June 2009, generally accepted accounting principles amended the accounting for variable interest entities and is effective for reporting periods beginning after November 15, 2009. The amendments change the process for how an enterprise determines which party consolidates a VIE to a primarily qualitative analysis. It defines the party that consolidates the VIE (the primary beneficiary) as the party with (1) the power to direct activities of the VIE that most significantly affect the VIE’s economic performance and (2) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE. Upon adoption reporting enterprises must reconsider their conclusions on whether an entity should be consolidated and should a change result; the effect on net assets will be recorded as a cumulative effect adjustment to retained earnings. The Company expects that adoption will not have a material effect on its financial position or results of operations.

In September 2009, the FASB issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). It updates the existing multiple-element revenue arrangements guidance currently included under ASC 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently assessing the future impact of this new accounting update to its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards or pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Critical Accounting Policies and Estimates

The discussion and analysis of the Company’s financial condition and results of operations is based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to accounts receivable and the related provision for doubtful accounts, tangible and intangible long-lived assets, the assessment of the valuation allowance on deferred tax assets, the purchase price allocation on acquisitions, and contingencies and litigation, among others. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes that the following critical accounting policies affect the more significant judgments and estimates used in the preparation of its consolidated financial statements: goodwill, intangible assets and long-lived assets, income taxes and accounts receivable.

Goodwill, Intangible Assets and Long-Lived Assets.   GAAP requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite. Goodwill is to be tested for impairment at least on an annual basis and more often under certain circumstances, and written down when impaired. An interim impairment test is required if an event occurs or conditions change that would more likely than not reduce the fair value of the reporting unit below the carrying value.

Impairment losses are limited to the carrying value of the goodwill, which represents the excess of the carrying amount of a reporting unit’s goodwill over the implied fair value of that goodwill. In determining the estimated future cash flows, ACG considers current and projected future levels of income based on management’s plans for that business, as well as business trends, prospects and market and economic conditions.

The Company accounts for the impairment of long-lived assets, such as property and equipment and intangible assets.. The Company periodically evaluates, at least annually, whether facts or circumstances indicate that the carrying value of its depreciable assets to be held and used may not be recoverable. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. In the event that the carrying amount of long-lived assets exceeds the undiscounted future cash flows, then the carrying amount of such assets is adjusted to their fair value. The Company reports an impairment cost as a charge to operations at the time it is recognized.

Income Taxes. The Company accounts for income taxes in accordance with GAAP,   which require recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Accounts Receivable. Accounts receivable, which are unsecured, are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company evaluates the collectability of its accounts receivable based on a combination of factors, including customer credit-worthiness and historical collection experience. Management reviews the receivable aging and adjusts the allowance based on historical experience, financial condition of the customer and other relevant current economic factors. As of September 30, 2009 and December 31, 2008, the Company believes are collectible in full. Therefore, management determined no allowance for uncollectible amounts was required. Concentrations of credit risk with respect to accounts receivables from the sale of commercial vehicles are limited because a large number of diverse customers comprise the Company’s customer base, thus spreading the trade credit risk.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

AutoChina’s exposure to interest rate risk primarily relates to its outstanding debts and interest income generated by excess cash, which is mostly held in interest-bearing bank deposits. AutoChina has not used derivative financial instruments in its investment portfolio. Interest-earning instruments carry a degree of interest rate risk. As of September 30, 2009, AutoChina’s total outstanding loans for the continuing operations amounted to $104.6 million with interest rates in the range of 4.00% to 5.31% per annum.  AutoChina has not been exposed, nor does it anticipate being exposed, to material risks due to changes in market interest rates.

Foreign Currency Risk

Substantially all of AutoChina’s revenues and expenditures are denominated in Renminbi. As a result, fluctuations in the exchange rate between the U.S. dollars and Renminbi will affect AutoChina’s financial results in U.S. dollars terms without giving effect to any underlying change in AutoChina’s business or results of operations. The Renminbi’s exchange rate with the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. The exchange rate for conversion of Renminbi into foreign currencies is heavily influenced by intervention in the foreign exchange market by the People’s Bank of China. From 1995 until July 2005, the People’s Bank of China intervened in the foreign exchange market to maintain an exchange rate of approximately 8.3 Renminbi per U.S. dollar. On July 21, 2005, the PRC government changed this policy and began allowing modest appreciation of the Renminbi versus the U.S. dollar. However, the Renminbi is restricted to a rise or fall of no more than 0.5% per day versus the U.S. dollar, and the People’s Bank of China continues to intervene in the foreign exchange market to prevent significant short-term fluctuations in the Renminbi exchange rate. Nevertheless, under China’s current exchange rate regime, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. There remains significant international pressure on the PRC government to adopt a substantial liberalization of its currency policy, which could result in a further and more significant appreciation in the value of the Renminbi against the U.S. dollar.

Net income for the three months ended September 30, 2009 of RMB47.8 million is reported as $6,991,397 based on the 2009 year-to-date average Renminbi to U.S. dollar exchange rate of 6.8326.  Net income would decrease $12,250 to $6,979,147 based on the December 31, 2008 exchange rate of 6.8430, or decrease $4,425 to $6,986,972 based on the September 30, 2009 exchange rate of 6.8364 Renminbi per U.S. dollar.  In additional, net income would decrease $1,434,977 to $5,556,420 based on the pre-July 2005 exchange rate of 8.3000 Renminbi per U.S. dollar.

Net income for the nine months ended September 30, 2009 of RMB85.3 million is reported as $12,484,771 based on the 2009 year-to-date average Renminbi to U.S. dollar exchange rate of 6.8326.  Net income would decrease $22,065 to $12,462,706 based on the December 31, 2008 exchange rate of 6.8430, or decrease $8,070 to $12,462,701 based on the September 30, 2009 exchange rate of 6.8364 Renminbi per U.S. dollar.  In additional, net income would decrease $2,566,700 to $9,918,071 based on the pre-July 2005 exchange rate of 8.3000 Renminbi per U.S. dollar.

Net income for the year ended December 31, 2008 of RMB 55.9 million is reported as $8,043,256 based on the 2008 year-to-date average Renminbi to U.S. dollar exchange rate of 6.9464.  Net income would increase $121,731 to $8,164,987 based on the December 31, 2008 exchange rate of 6.8430, or increase $136,697 to $8,179,953 based on the June 30, 2009 exchange rate of 6.8305 Renminbi per U.S. dollar.  However, net income would decrease $1,313,834 to $6,729,422 based on the pre-July 2005 exchange rate of 8.3000 Renminbi per U.S. dollar.

Net income for the year ended December 31, 2007 of RMB 36.3 million is reported as $4,774,381 based on the 2007 year-to-date average Renminbi to U.S. dollar exchange rate of 7.6079.  Net income would increase $198,254 to $4,972,635 based on the December 31, 2007 exchange rate of 7.3046, or increase $543,401 to $5,317,782 based on the June 30, 2009 exchange rate of 6.8305 Renminbi per U.S. dollar.  However, net income would decrease $398,102 to $4,376,279 based on the pre-July 2005 exchange rate of 8.3000 Renminbi per U.S. dollar.

Very limited hedging transactions are available in China to reduce AutoChina’s exposure to exchange rate fluctuations. To date, AutoChina has not entered into any hedging transactions in an effort to reduce its exposure to foreign currency exchange risk. While AutoChina may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited and it may not be able to successfully hedge its exposure at all. In addition, AutoChina’s currency exchange losses may be magnified by PRC exchange control regulations that restrict its ability to convert Renminbi into foreign currency.

Seasonality

 The Company’s first quarter (January through March) have historically been slower for commercial vehicle sales and leasing. Conversely, ACG’s second to fourth fiscal quarters (April through December) have historically been more steady for sales. Therefore, the Company generally realizes a higher proportion of its revenue and operating profit during the second to fourth fiscal quarters. The Company expects this trend to continue in future periods. If conditions arise that impair vehicle sales during the second to fourth fiscal quarters, the adverse effect on its revenues and operating profit for the year could be disproportionately large.

Impact of Inflation

Inflation has not historically been a significant factor impacting the Company’s results.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the SEC on June 9, 2009;

•	amendment No. 1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the SEC on November 6, 2009;

•
our Current Reports on Form 6-K filed with the SEC on June 19, July 21, September 10, September 30, October 14, November 17, December 11 and December 29, 2009 (except to the extent such reports are furnished but not filed with the SEC);

•
the description of our Ordinary Shares contained in our Registration Statement on Form F-1 under the Securities Act, as amended, originally filed with the SEC on May 29, 2009 (Registration No. 333-159607);

•
the prospectus filed pursuant to Rule 424(b) filed with the SEC on December 8, 2009, which forms a part of our Registration Statement on Form F-1 under the Securities Act, as amended, originally filed with the SEC on May 29, 2009 (Registration No. 333-159607);

•
any Form 20-F, 10-K, 10-Q or 8-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC);

•
any Current Report on Form 6-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Hui Kai Yan, Corporate Secretary; No.322, Zhongshan East Road; Shijiazhuang, Hebei; People’s Republic of China. The telephone number at our executive office is +86 311 8382 7688.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION

AutoChina’s Second Amended and Restated Memorandum and Articles of Association provides that members of its board of directors shall be indemnified and secured harmless out of the assets and profits of AutoChina from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

This provision, however, will not eliminate or limit liability arising under federal securities laws. AutoChina’s Amended and Restated Articles of Association does not eliminate its director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited AutoChina and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Cayman Islands law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys fees, in connection with various proceedings, except where there has been fraud or dishonesty or willful neglect or willful default. AutoChina’s Amended and Restated Articles of Association provide that AutoChina will indemnify its directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Harney Westwood & Riegels, Hong Kong.  Certain other legal matters relating to United States law will be passed upon for AutoChina by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated balance sheets of ACG and its subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 2007 incorporated by reference in this registration statement have been audited by Grobstein, Horwath & Company LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report or such financial statement. On December 8, 2008, Crowe Horwath LLP, an independent registered public accounting firm, acquired certain assets of Grobstein, Horwath & Company LLP and many of the partners of Grobstein, Horwath & Company LLP became partners of Crowe Horwath LLP. On December 22, 2008, ACG engaged Crowe Horwath LLP as its independent registered public accounting firm. Crowe Horwath LLP conducted the audit of ACG’s consolidated balance sheet as of December 31, 2008, and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 2008 incorporated by reference in this registration statement, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Crowe Horwath LLP are included in reliance upon their report given upon the authority of Crowe Horwath LLP as experts in auditing and accounting.

The balance sheet of AutoChina International Limited (f/k/a Spring Creek Acquisition Corp.) as of December 31, 2007, and the related statements of operations, changes in stockholders equity and cash flows for the period from October 16, 2007 (inception) to December 31, 2007 have been audited by UHY LLP, independent registered public accounting firm, to the extent and for the period set forth in their report incorporated by reference in this prospectus and in the registration statement. The financial statements and the report of UHY LLP are incorporated by reference in reliance upon their report given upon the authority of UHY LLP as experts in auditing and accounting. On September 19, 2008, AutoChina terminated UHY LLP and appointed Grobstein, Horwath & Company LLP as its independent registered public accounting firm. On December 8, 2008, Crowe Horwath LLP acquired certain assets of Grobstein, Horwath & Company LLP and many of the partners of Grobstein, Horwath & Company LLP became partners of Crowe Horwath LLP. On January 12, 2009, AutoChina engaged Crowe Horwath LLP as its independent registered public accounting firm and Crowe Horwath LLP conducted the audit of AutoChina’s financial statements as of and for the year ended December 31, 2008. The financial statements and the report of Crowe Horwath LLP are incorporated by reference in reliance upon their report given upon the authority of Crowe Horwath LLP as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and AutoChina International Limited, reference is made to the registration statement.

AutoChina International Limited furnishes reports and other information to the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the web site of the SEC referred to above. AutoChina International Limited’s file number with the SEC is 001-34477, and it began filing through EDGAR beginning on November 9, 2007.

ENFORCEMENT OF CIVIL LIABILITIES

AutoChina International Limited is a Cayman Islands exempted company and most of its executive offices are located outside of the United States in the People’s Republic of China. Most of its directors, officers and some of the experts named in this prospectus reside outside the United States. In addition, a substantial portion of its assets and the assets of its directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon AutoChina International Limited or any of these persons. AutoChina International Limited intends to abide by judgments issued in U.S. courts based upon the civil liability provisions of U.S. federal or state securities laws. Notwithstanding, you may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against AutoChina International Limited or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Cayman Islands or the People’s Republic of China would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

We have appointed CT Corporation System located at 111 Eighth Avenue, 13/F, New York, New York 10011 as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

AUTOCHINA GROUP INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of AutoChina Group Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of AutoChina Group Inc. and Subsidiaries as of December 31, 2008, and the related consolidated statements of income and other comprehensive income, stockholders' equity, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2008 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2008, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

As described in Note 1 to the consolidated financial statements, the Company has reclassified assets and liabilities, revenues and expenses and cash flows related to a disposed business segment of the Company as discontinued operations for all periods presented.

Sherman Oaks, California	/s/ Crowe Horwath LLP
April 28, 2009 except for Note 1 for which the date is February 1, 2010.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders
AutoChina Group Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of AutoChina Group Inc. and Subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and auditing standards generally accepted in the United States of America, as promulgated by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company was not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting.  Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AutoChina Group Inc. and Subsidiaries as of December 31, 2007, and the consolidated results of their operations and cash flows for each of the years in the two year period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
November 26, 2008

AUTOCHINA GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2008	2007

ASSETS
Current assets
Cash and cash equivalents	$3,869	$-
Accounts receivable	875	-
Inventories	1,233	-
Deposits for inventories	428	-
Prepaid expenses and other current assets	2,094	-
Current maturities of net investment in sales-type leases	14,867	-
Deferred income tax assets	400	-
Assets of discontinued operations	145,988	128,883
Total current assets	169,754	128,883

Investment in unconsolidated subsidiaries
Property, equipment and leasehold improvements, net	1,799	-
Net investment in sales-type leases, net of current maturities	8,492	-

Total assets	$180,045	$128,883

The accompanying notes are an integral part of these consolidated financial statements.

AUTOCHINA GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - Continued
(In thousands, except share and per share data)

	December 31,
	2008	2007

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$96	$-
Accounts payable, related party	2,272	-
Other payables and accrued liabilities	649	-
Due to affiliates	5,894	-
Customer deposits	27	-
Customer deposits, related party	16,095	-
Income tax payable	195	-
Liabilities of discontinued operations	94,047	91,078
Total current liabilities	119,275	91,078

Long term debt
Net deferred income tax liabilities	132	-
Total liabilities	119,407	91,078

Equity
Preferred shares, $0.001 par value; authorized – 1,000,000 shares; issued – none	-	-
Ordinary shares, $0.001 par value; authorized – 50,000,000 shares; issued – 8,606,250 shares; outstanding – 7,745,625 shares
Additional paid-in capital	35,921	24,479
Statutory reserves	741	62
Retained earnings	17,791	10,427
Accumulated other comprehensive income	6,185	2,837
Total equity	60,638	37,805

Total liabilities and equity	$180,045	$128,883

The accompanying notes are an integral part of these consolidated financial statements.

AUTOCHINA GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)

	Years Ended December 31,
	2008	2007	2006

Revenues
Commercial vehicles	$34,059	$-	$-
Finance and insurance	2,239	-	-
Total revenues	36,298	-	-

Cost of sales
Commercial vehicles	31,970	-	-

Gross profit	4,328	-	-

Operating expenses
Selling and marketing	965	-	-
General and administrative	2,177	-	-
Other income, net	(162)	-	-
Total operating expenses	2,980	-	-

Income from operations	1,348	-	-

Other income (expense)
Other interest expense	(5)	-	-
Interest income	14	-	-
Other income, net	9	-	-

Income from continuing operations before income taxes	1,357	-	-

Income tax provision	(185)	-	-
Income from continuing operations	1,172	-	-
Income from discontinued operations, net of taxes	6,871	4,775	2,742

Net income attributable to shareholders	$8,043	$4,775	$2,742

The accompanying notes are an integral part of these consolidated financial statements.

AUTOCHINA GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - Continued
(In thousands, except share and per share data)

	Years Ended December 31,
	2008	2007	2006

Earnings per share – basic and diluted
Continuing operations	$0.15	$-	$-
Discontinued operations	0.89	0.62	0.36

	$1.04	$0.62	$0.36

Weighted average common shares – basic and diluted	7,745,625	7,745,625	7,745,625

Amounts attributable to shareholders
Income from continuing operations, net of taxes	$1,172	$-	$-
Discontinued operations, net of taxes	6,871	4,775	2,742
Net income	$8,043	$4,775	$2,742

The accompanying notes are an integral part of these consolidated financial statements.

AUTOCHINA GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EQUITY
 (In thousands, except share and per share data)

	Ordinary Shares		Additional Paid-in	Statutory	Retained	Accumulated Other Comprehensive	Total	Comprehensive
	Shares	Amount	Capital	Reserves	Earnings	Income	Equity	Income

Balance, December 31, 2006	8,606,250	$9	$16,088	$5	5,709	$724	$22,535	$—
Capital contributions	—	—	8,382	—	—	—	8,382	—
Other comprehensive income:
Foreign currency translation adjustments	—	—	—	—	—	2,145	2,145	2,145
Income tax expense related to items of other comprehensive income	—	—	—	—	—	(32)	(32)	(32)
Appropriations to statutory reserves	—	—	—	57	(57)	—	—	—
Net income for the year ended December 31, 2007	—	—	—	—	4,775	—	4,775	4,775
Comprehensive income								6,888
Balance, December 31, 2007	8,606,250	9	24,470	62	10,427	2,837	37,805
Capital contributions	—	—	11,442	—	—	—	11,442	—
Other comprehensive income:
Foreign currency translation adjustments	—	—	—	—	—	3,401	3,401	3,401
Income tax expense related to items of other comprehensive income	—	—	—	—	—	(53)	(53)	(53)
Appropriations to statutory reserves	—	—	—	679	(679)	—	—	—
Net income for the year ended December 31, 2008	—	—	—	—	8,043	—	8,043	8,043
Comprehensive income								$11,391
Balance, December 31, 2008	8,606,250	$9	$35,912	$741	$17,791	$6,185	$60,638

The accompanying notes are an integral part of these consolidated financial statements.

AUTOCHINA GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2008	2007	2006
Cash flow from operating activities

Net income attributable to shareholders	$8,043	$4,775	$2,742
Adjustments to reconcile net income attributable to shareholders to net cash provided by (used in) continuing operating activities:
Net income from discontinued operations	(6,858)	(4,775)	(2,742)
Depreciation and amortization	251	-	-
Interest expenses	5	-	-
Gain on disposal of property, equipment and leasehold improvements	-	-	-
Deferred income taxes	(282)	-	-
Changes in operating assets and liabilities, net of acquisitions and divestitures:
(Increase) decrease in -
Net investment in sales-type leases	(23,712)	-	-
Inventories	(1,213)	-	-
Deposits for inventories	(421)	-	-
Prepaid expenses and other current assets	(1,437)	-	-
Increase (decrease) in -
Accounts payable	4,850	-	-
Other payables and accrued liabilities	263	-	-
Customer deposits	26	-	-
Customer deposits, related party	16,095	-	-
Income tax payable	192	-	-

Net cash used in continuing operating activities	(4,198)	-	-

Cash flow from investing activities
Purchase of property, equipment, and leasehold improvements	(1,929)	-	-
Proceeds from the sale of property, equipment and leasehold improvements	7	-	-

Net cash used in continuing investing activities	(1,922)	-	-

Cash flow from financing activities
Proceeds from borrowings	2,879	-	-
Repayments of borrowings	(2,884)	-	-
Proceeds from affiliates	2,272	-	-
Capital contributions	7,123	-	-
Net cash provided by continuing financing activities	9,390	-	-

Net cash provided by continuing operating, investing and financing activities	3,270	-	-

The accompanying notes are an integral part of these consolidated financial statements.

AUTOCHINA GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued
(In thousands)

	Years Ended December 31,
	2008	2007	2006
Cash flow of discontinued operations

Cash provided by (used in) operating activities	23,251	(732)	3,498
Cash used in investing activities	(24,426)	(3,315)	(16,425)
Cash provided by financing activities	1,050	9,768	16,132

Net cash flow (used in) provided by discontinued operations	(125)	5,721	3,205

Effect of foreign currency translation on cash	1,441	(350)	(285)

Net increase in cash and cash equivalents	4,586	5,371	2,920

Cash and cash equivalents, beginning of year	12,820	7,449	4,529

Cash and cash equivalents, end of year	$17,406	$12,820	$7,449

Supplemental Disclosure of Cash Flow Information:
Continuing operations
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Discontinued operations
Interest paid	$5	$1,890	$873
Income taxes paid	$254	$873	$37

The accompanying notes are an integral part of these consolidated financial statements.

AUTOCHINA GROUP INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECMEBER 31, 2008, 2007 AND 2006
(In thousands, except share and per share data)

NOTE 1 - DESCRIPTION OF BUSINESS

Structure of Business

AutoChina Group Inc., formerly KYF Inc. (“AutoChina” or the “Company”), is a holding company incorporated in the Cayman Islands on July 26, 2007. The Company changed its name from KYF Inc. to AutoChina Group Inc. on August 8, 2008.

The Company and its subsidiaries and variable interest entities (“VIE”) (collectively referred to as the “Group”) were formed as a series of integrated automotive dealership engaged in sales of automobiles, spare parts and after sales services consisting of 15 new automobile franchises in 25 auto dealerships, which are located primarily in Hebei Province of the People’s Republic of China (the “PRC” or “China”). The Group offered an extensive range of automotive products and services, including new automobiles, auto maintenance, replacement parts, collision repair services, financing, and insurance consulting and other aftermarket service contracts. In April 2008, the Company commenced the business of commercial vehicle sales and leasing, which provides leasing services for customers to acquire heavy trucks in China; the leases generally expire over 2 years. In December 2009, the Company sold its consumer automotive dealership business (see “Discontinued Operations – Consumer Automotive Dealership Business” below).

The Company’s business was mainly operated by four companies, Hebei Hua An Investment Co., Ltd., Hebei Huiyin Investment Co., Ltd., Hebei Shijie Kaiyuan Logistics Co., Ltd. and Hebei Shijie Kaiyuan Auto Trade Co., Ltd. (collectively referred to as the “Auto Kaiyuan Companies”), which are limited liability corporations established under the laws of the PRC. On November 26, 2008, through the Company’s wholly-owned subsidiary, Hebei Chuanglian Trade Co., Ltd., the Company executed a series of contractual arrangements with the Auto Kaiyuan Companies and their shareholder (the “Enterprise Agreements”). Pursuant to the Enterprise Agreements, the Company had exclusive rights to obtain the economic benefits and assume the business risks of the Auto Kaiyuan Companies from their shareholders, and generally had control of the Auto Kaiyuan Companies. The Auto Kaiyuan Companies are considered VIEs and the Company was the primary beneficiary. The Company’s relationships with the Auto Kaiyuan Companies and their shareholder were governed by the Enterprise Agreements between Hebei Chuanglian Trade Co., Ltd. and each of the Auto Kaiyuan Companies, which were the operating companies of the Company in the PRC.

As a result, the Auto Kaiyuan Companies are deemed to be subsidiaries of the Company under FASB Interpretation - FIN 46(R):  Consolidation of Variable Interest Entities (as amended) (“FIN 46 (R)”). Details of the Enterprise Agreements are as follows:

Assignment of Voting Rights

The shareholder of the Auto Kaiyuan Companies irrevocably agreed to assign all of its voting rights to the Company for all business resolutions. As a result, the Company has direct control of the Board of Directors and has authority to appoint the majority of the Board of Directors which makes it the primary controlling shareholder of the Auto Kaiyuan Companies.

Management and Operating Agreement

The Company is engaged to exclusively manage and operate the sales and service of the 25 automotive dealerships held by the Auto Kaiyuan Companies, including the development of sales and marketing strategy, management of customer services, daily operations, financial management, employment issues and all other related operating and consulting services. Furthermore, the Auto Kaiyuan Companies agree that without the prior consent of the Company, the Auto Kaiyuan Companies will not engage in any transactions that could materially affect their respective assets, liabilities, rights or operations, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of their assets or intellectual property rights in favor of a third party or transfer of any agreements relating to their business operation to any third party. The management and operating agreement was entered on  November 26, 2008, has a term of 10 years and will be extended for another 10 years automatically unless the Company files a written notice at least 3 months prior to the expiration of this agreement.

Equity Interest Transfer Agreement

The shareholder of the Auto Kaiyuan Companies agreed to transfer all of its assets to the Company and the Company has an exclusive, irrevocable and unconditional right to purchase, or cause the Company’s designated party to purchase, from such shareholder, at the Company’s sole discretion, part or all of the shareholders’ equity interests in the Auto Kaiyuan Companies when and, to the extent that, applicable PRC Laws permit the Company to own part or all of such equity interests in the Auto Kaiyuan Companies. According to the Exclusive Equity Interest Transfer Agreement, the purchase price to be paid by the Company to the shareholder of the Auto Kaiyuan Companies will be the minimum amount of consideration permitted by applicable PRC Law at the time when such share transfer occurs.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement, the Auto Kaiyuan Companies and their shareholder agreed to pledge all of its equity interest and operating profits to guarantee the performance of the Auto Kaiyuan Companies in the obligation under the Equity Interest Transfer Agreement. In the event of the breach of any conditions of the Equity Interest Transfer Agreement, the Company is entitled to enforce its pledge rights over the equity interests of the Auto Kaiyuan Companies for any losses suffered from the breach.

Discontinued Operations – Consumer Automotive Dealership Business

On June 15, 2009, Kaiyuan Real Estate Development Co., Ltd. (“Hebei Kaiyuan”), the registered shareholder of Hebei Hua An Investment Co., Ltd., and Hebei Huiyin Investment Co., Ltd. (together the “Dealership Subsidiaries”) entered into an acquisition agreement (the “Agreement”) with Shanghai Dexin Investment and Management Co., Ltd., a subsidiary of Xinjiang Guanghui Industry Investment (Group) Co. (“Xinjiang”). The Company controls the Dealership Subsidiaries through certain contractual arrangements between Hebei Kaiyuan and Hebei Chuanglian Trade Co., Ltd. (“Chuanglian”), a wholly-owned subsidiary of the Company. Pursuant to the Agreement, Xinjiang agreed to acquire all of the outstanding securities of the Dealership Subsidiaries, which together comprise all of the Company’s consumer auto dealership business.

In consideration of the acquisition, Xinjiang agreed to pay Hebei Kaiyuan RMB470 million ($68.8 million). The final purchase price was calculated as the sum of (i) RMB435 million, and (ii) the increase in value of the net assets of the Dealership Subsidiaries from January 1, 2009 to June 30, 2009 (based on the New Accounting Standard for Business Enterprises in China). The net earnings of the Dealership Subsidiaries subsequent to June 30, 2009 were allocated to Xinjiang at closing. The Company expects to utilize the net proceeds from this transaction to expand its commercial vehicle sales and leasing business. The Company completed the sale of its consumer automotive dealership business on December 14, 2009.

Accordingly, the Company has accounted for the consumer automotive dealership business in the accompanying consolidated financial statements as a discontinued operation.  Accordingly, assets and liabilities, revenues and expenses, and cash flows related to the consumer automotive dealership business have been appropriately reclassified in the accompanying consolidated financial statements as discontinued operations for all periods presented.

Additional information with respect to the sale of the consumer automotive dealership business is presented at Note 5.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Preparation and Presentation

On February 4, 2009, the Company and its shareholders entered into a share exchange agreement with AutoChina International Limited (formerly Spring Creek Acquisition Corp.) (“ACL”), a public company listed on the OTC Bulletin Board.

On April 9, 2009, all of the outstanding securities of the Company were acquired by ACL, resulting in the Company becoming a wholly-owned subsidiary of ACL (the “Business Combination”). In conjunction with the acquisition, Spring Creek Acquisition Corp. subsequently changed its name to AutoChina International Limited.

ACL issued 8,606,250 ordinary shares (10% of which are to be retained in an escrow account and subject to future release based on meeting certain earn-out targets for the 2009 fiscal year) in exchange for 100% of the capital stock of the Company.  Upon closing of the transaction on April 9, 2009, and the effect of various equity-based transactions entered into by ACL, the Company and affiliates of the Company during April 2009, the shareholders of the Company owned approximately 87.5% of the issued and outstanding ordinary shares of ACL at such date.

The Business Combination was accounted for as a reverse recapitalization since, immediately following completion of the transaction, the shareholders of the Company immediately prior to the Business Combination had effective control of ACL through (1) their majority shareholder interest in the combined entity, (2) significant representation on the Board of Directors (initially two out of five members), with three other board members being independent of both the Company and ACL, and (3) being named to all of the senior executive positions. For accounting purposes, the Company was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of the Company (i.e., a capital transaction involving the issuance of stock by ACL for the stock of the Company). Accordingly, the combined assets, liabilities and results of operations of the Company became the historical financial statements of ACL at the closing of the transaction, and ACL’s assets (primarily cash and cash equivalents), liabilities and results of operations were consolidated with the Company beginning on the acquisition date. No step-up in basis or intangible assets or goodwill was recorded in this transaction. All direct costs of the transaction were charged to operations in the period that such costs were incurred.

The consolidated financial statements issued following a reverse acquisition are those of the accounting acquirer for all periods required presented, and are retroactively adjusted to reflect the capital structure of the legal parent, the accounting acquiree.  Comparative information presented in those consolidated financial statements is also retroactively adjusted to reflect the capital structure of the legal parent, the accounting acquiree.

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include the financial statements of the Company, its subsidiaries and variable interest entities (“VIEs”). All significant inter-company balances and transactions have been eliminated in consolidation. All significant inter-company balances and transactions have been eliminated. Investments in non-consolidated subsidiaries, typically representing an ownership interest in the voting stock of the subsidiaries of between 20% and 50%, are stated at cost of acquisition plus the Company’s equity in undistributed net income or proportionate share of net losses since acquisition.

The accounts of the Auto Kaiyuan Companies are consolidated in the accompanying financial statements pursuant to FIN 46(R). As a VIE, the sales of the Auto Kaiyuan Companies are included in the Company's total sales, its income from operations is consolidated with the Company’s, the assets and liabilities of the Auto Kaiyuan Companies are consolidated with the Company’s, and the Company’s net income includes all of the net income of the Auto Kaiyuan Companies.

Pursuant to FIN 46 (R), a VIE is required to be consolidated if a party with an ownership, contractual or other financial interest in the VIE, is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns (if no party absorbs a majority of the VIE’s losses), or both. A variable interest holder that consolidates the VIEs is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and non-controlling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46(R) provides a new framework for identifying VIEs and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

A VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

The Company consolidated the Auto Kaiyuan Companies as the Auto Kaiyuan Companies were deemed to be the VIEs and the Company the primary beneficiary of the Auto Kaiyuan Companies as a result of the execution of a series of enterprise agreements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The most significant estimates and related assumptions include the assessment of the provision for doubtful accounts, the assessment of the impairment of tangible and intangible long-lived assets, the assessment of the valuation allowance on deferred tax assets, and the purchase price allocation on acquisitions. Actual results could differ from these estimates.

Currency Reporting

The Company’s operations in China use the local currency, Renminbi (“RMB”), as its functional currency, whereas amounts reported in the accompanying consolidated financial statements and disclosures are stated in U.S. dollars, the reporting currency of the Company, unless stated otherwise. As such, the consolidated balance sheets of the Company have been translated into U.S. dollars at the current rates as of December 31, 2008 and 2007 and the consolidated statements of income for the years ended December 31, 2008, 2007 and 2006 have been translated into U.S. dollars at the average rates during the periods the transactions were recognized. The resulting translation adjustments are recorded as other comprehensive income in the consolidated statement of equity and as a separate component of shareholders’ equity.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations. As of December 31, 2008 and 2007, the majority of cash, including restricted cash, was in RMB on deposit in PRC financial institutions under the Company’s PRC subsidiaries. Cash remittances in or out of the PRC are subject to the PRC foreign exchange control regulations pursuant to which PRC government approval is required for the Company to receive funds from or distribute to outside the PRC.

Cash and cash equivalents as of December 31, 2008 and 2007 are held by the Company’s VIEs. These cash balances cannot be transferred to the Company by dividend, loan or advance according to existing PRC laws and regulations. However, these cash balances can be utilized by the Group for its normal operations pursuant to the Enterprise Agreements.

Accounts Receivable

Accounts receivable, which are unsecured, are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company evaluates the collectability of its accounts receivable based on a combination of factors, including customer credit-worthiness and historical collection experience. Management reviews the receivable aging and adjusts the allowance based on historical experience, financial condition of the customer and other relevant current economic factors. As of December 31, 2008 and 2007, a majority of the trade receivable balances were due from governmental agencies which the Company believed are collectible in full and a majority of the accounts receivable related to warranty claims are primarily due from manufacturers. Therefore, the management determined no allowance for uncollectible amounts is required.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of accounts receivable from sales of automobiles and investment in sales-type leases. Concentrations of credit risk with respect to accounts receivables are reduced because a large number of diverse customers make up the Company’s customer base, thus spreading the trade credit risk.

Inventories

Inventories are stated at the lower of cost or market. The Company uses the specific identification method to value automobile inventories and the first-in, first-out method (“FIFO”) to account for parts inventories. A reserve of specific inventory units and parts inventories is maintained where the cost exceeds the estimated fair value. It has been determined that no reserve is required as of December 31, 2008, and 2007.

Deposits for Inventories

Deposits for inventories are cash advances made to automobile manufacturers for down payments for automobile purchases.

Property, Equipment and Leasehold Improvements

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. All depreciation is included in operating expenses on the accompanying consolidated statements of operations. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the useful life of the related asset.

The estimated service lives of property, equipment and leasehold improvements are as follows:

Useful life
Land use rights	50 years
Buildings and leasehold improvements	20 years
Machinery and equipment	10 years
Furniture and fixtures	5-10 years
Company automobiles	3-5 years

Expenditures for major additions or improvements that extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs that do not improve or extend the lives of such assets are expensed as incurred. The Company determined that there was no impairment of property, equipment and leasehold improvements as of December 31, 2008 and 2007.

Fair Value of Financial Instruments

Financial instruments consist primarily of cash, accounts receivable, lease receivables and accounts payable. The carrying amounts of these items at December 31, 2008 and 2007 approximate their fair values because of the short maturity of these instruments or existence of variable interest rates, which reflect current market rates.

Comprehensive Income

Statement of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For all periods presented, other comprehensive income consisted solely of foreign currency translation adjustments.

Commitments and Contingencies

Liabilities for loss contingencies arising from claim assessments and litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of assessment can be determined. In the opinion of management, after consultation with legal counsel, there are no claims assessments or litigation against the Company.

Revenue Recognition - Continuing Operations

Revenues from sale of commercial vehicles are recognized upon delivery, passage of risk and benefit, and signing of the sales contract.

Revenue from financing service is recognized as interest income by using the interest method. Certain origination costs on receivables are deferred and amortized, using the interest method, over the term of the related receivable as a reduction in financing revenue. The interest on receivables is discontinued at the time a receivable is determined to be uncollectible.

Value Added Taxes represent amounts collected on behalf of specific regulatory agencies that require remittance by a specified date. These amounts are collected at the time of sales and are detailed on invoices provided to customers. In compliance with the Emerging Issues Task Force consensus on EITF Issue No. 06-03, the Company accounts for value added taxes on a net basis.

Cost of Sales - Continuing Operations

For new automobile and commercial vehicle sales, cost of sales consists primarily of the Company’s actual purchase price, less manufacturer’s incentives. For the sales of parts and accessories, cost of sales consists primarily of the actual purchase price. For service and body shop operations, technician labor cost is the primary component of cost of sales.

Advertising

The Company expenses advertising costs as incurred, net of certain advertising credits and other discounts. Advertising expenses from continuing operations totaled approximately $9 for the years ended December 31, 2008, 2007 and 2006, respectively, and are included in selling and marketing expense in the accompanying consolidated statements of income.

Advertising expenses from discontinued operations totaled approximately $2,004, $2,090 and $988 for the years ended December 31, 2008, 2007 and 2006, respectively, and are included in income from discontinued operation, net of taxes, in the accompanying consolidated statements of income.  The Company received certain advertising credits and discounts as the result of automobile manufacturers reimbursing or subsidizing the relevant dealership’s promotional costs, which credits and discounts are netted against advertising expenses.  The amount of the advertising credits and other discounts related to discontinued operations which were netted against related advertising expenses were $76, $137 and $47 for the years ended December 31, 2008, 2007 and 2006, respectively.

Income Taxes

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN 48”), on January 1, 2007. The Company did not have any material unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing FIN 48.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates in the applicable tax jurisdiction expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent on generating sufficient taxable income in future years.

Segment Reporting

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, established standards for reporting information about operating segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and assessing performance. All of the Company’s sales are generated in the PRC and substantially all of the Company’s assets are located in the PRC.  The Company operations consist of one reporting segment, the commercial vehicles/sales leasing business, as a result of the sale of the consumer automotive dealership business on December 14, 2009 (see Note 20).  The consumer automotive dealership business was reclassified as a discontinued operation for all periods presented as a result of the sale (see Note 5).

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with SFAS No. 128, “Earnings per Share”, and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income available to ordinary shareholders divided by the weighted average ordinary shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The calculation of earnings per share for the years ended December 31, 2008, 2007 and 2006 reflects the retroactive restatement of the Company’s shareholders’ equity to account for the effect of the reverse recapitalization effective April 9, 2009.

As of December 31, 2008, 2007 and 2006, the Company had no potentially dilutive securities.

Recent Adopted Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”, which requires an acquirer to recognize in its financial statements as of the acquisition date (i) the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree, measured at their fair values on the acquisition date, and (ii) goodwill as the excess of the consideration transferred plus the fair value of any non-controlling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. Acquisition-related costs, which are the costs an acquirer incurs to effect a business combination, are to be accounted for as expenses in the periods in which the costs are incurred and the services are received, except that costs to issue debt or equity securities will be recognized in accordance with other applicable GAAP. SFAS No. 141(R) made significant amendments to other Statement of Financial Accounting Standards and other authoritative guidance to provide additional guidance or to conform the guidance in that literature to that provided in SFAS No. 141(R). SFAS No. 141(R) also provided guidance as to what information is to be disclosed to enable users of financial statements to evaluate the nature and financial effects of a business combination. SFAS No. 141(R) is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. The Company adopted SFAS No. 141(R) on January 1, 2009. The adoption of SFAS No. 141(R) affected how the Company accounted for the Business Combination with ACL.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”, which requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements. SFAS No. 160 also requires that once a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS No. 160 amends FASB No. 128 to provide that the calculation of earnings per share amounts in the consolidated financial statements will continue to be based on the amounts attributable to the parent. This statement also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. SFAS No. 160 is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and requires retrospective adoption of the presentation and disclosure requirements for existing minority interests. All other requirements are applied prospectively. The Company adopted SFAS No. 160 on January 1, 2009. Financial statements for all periods presented have been adjusted to reflect the retrospective application of SFAS No. 160. The adoption of SFAS No. 160 affected how the Company accounts for its noncontrolling interests.

  In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133”. SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. The objective of SFAS No. 161 is to provide users of financial statements with an enhanced understanding of how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS No. 161 applies to all derivative financial instruments, including bifurcated derivative instruments (and non-derivative instruments that are designed and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS No. 133) and related hedged items accounted for under SFAS No. 133 and its related interpretations. SFAS No. 161 also amends certain provisions of SFAS No. 133. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS No. 161 encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company adopted SFAS No. 161 on January 1, 2009. The adoption of SFAS No. 161 did not have any impact on the Company’s consolidated financial statement presentation or disclosures.

Accounting Policies - Discontinued Operations

Restricted Cash

As of December 31, 2008 and 2007, the Company was required to maintain a fixed deposit of $40,824 and $24,734, respectively, as a condition to borrow under bank loan agreements.

Investment in Unconsolidated Subsidiaries

Investment in unconsolidated subsidiaries is accounted for under the equity method, under which the amount of the investment is recorded at cost, with adjustments to recognize the Group’s share of the earnings or losses of the unconsolidated subsidiaries from the date of acquisition. The amount recorded in income is adjusted to eliminate intercompany gains and losses, and to amortize, if appropriate, any difference between the Group’s cost and the underlying equity in net assets of the affiliate at the date of investment. The investment amount is also adjusted to reflect the Group's share of changes in the unconsolidated subsidiaries' capital. Dividends received from the unconsolidated subsidiaries reduce the carrying amount of the investment.

Goodwill

Goodwill is the excess of cost over the fair value of tangible and identified intangible assets acquired in business acquisitions. All goodwill on the books of the Company relates to its consumer vehicle dealership segment.

The following is a summary of the changes in the carrying amount of goodwill during the years ended December 31, 2008, 2007 and 2006:

Balance — January 1, 2006	$153
Additions	7
Foreign currency translation	5
Balance — December 31, 2006	165
Dispositions	(7)
Foreign currency translation	12
Balance — December 31, 2007	170
Additions	780
Dispositions	(22)
Foreign currency translation	13
Balance — December 31, 2008	$941

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, goodwill should be tested for impairment annually or more frequently when events or circumstances indicate that impairment may have occurred. The Company completed impairment tests of goodwill as of December 31, 2008 and 2007. The goodwill test includes determining the fair value the reporting unit and comparing it to the carrying value of the net assets allocated to the reporting unit. The Company determined that there was no impairment of goodwill as of December 31, 2008 and 2007.

Vendor Program

Incentive arrangements such as volume incentive rebates or other vendor programs are accounted for in accordance with the Emerging Issues Task Force (“EITF”) Issue No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor”, and EITF Issue No. 03-10, “Application of Issue No. 02-16 by Resellers to Sales Incentives Offered to Consumers by Manufacturers”. Volume incentive rebates are consideration received from the automotive manufacturers when purchases or sell-through targets are attained or exceeded within a specific time period. The amount of rebates earned in any financial reporting period is recorded as an increase of deposits paid. This same amount is recorded as a reduction of inventory cost or a reduction of cost of sales for those items already sold. Volume rebates to date have been determined based on actual negotiated volume discounts. When there is uncertainty regarding the use of these rebates, the amounts are reserved accordingly. For the years ended December 31, 2008, 2007 and 2006, the incentive rebates totaled approximately $16,848, $10,031 and $5,429, respectively.

Revenue Recognition - Discontinued Operations

Revenues from sale of new automobiles are recognized upon delivery, passage of risk and benefit, and signing of the sales contract. Revenue from the sale of parts, service and collision repair is recognized upon delivery of parts to the customer or at the time automobile service or repair work is completed.

The Company also receives commissions from insurance institutions for referring its customers to buy auto insurance. Commission income is recorded when the referral transactions are closed.

Cost of Sales - Discontinued Operations

For new automobile, cost of sales consists primarily of the Company’s actual purchase price, less manufacturer’s incentives. For the sales of parts and accessories, cost of sales consists primarily of the actual purchase price. For service and body shop operations, technician labor cost is the primary component of cost of sales.

NOTE 3 - INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES – DISCONTINUED OPERATIONS

The Company’s investments in the following entities are accounted for on the equity method:

	Percentage owned at December 31,
	2008	2007

Hebei Junda Auto Sales & Service Co., Ltd.	   	50%
Tian Mei Insurance Agency Co., Ltd.	<A>	49%
Cangzhou Hengyuan Auto Sales & Service Co., Ltd.	30%	30%
Baoding Tianfu Auto Sales & Service Co., Ltd.	<B>	<B>
Shijiazhuang Yiyuan Sales & Service Co., Ltd.	<B>	<B>
Baoding Tianhong Auto Sales & Service Co., Ltd.	<B>	<B>

<A> During the periods presented, the Company acquired a majority equity interest in this entity and the incremental acquired ownership has been accounted for using the purchase method of accounting. A summary of acquisitions is listed in Note 4.

<B> The investments in the companies were disposed in November 2007 for an aggregate sales price of $887. Details of the gain (loss) on disposition of investments are disclosed in Note 16.

    The investment in the company was disposed in June 2008 for a sales price of $432. Details of gain on disposition of investment are disclosed in Note 16.

Except for Tian Mei Insurance Agency Co., Ltd, which is an insurance agency, all of these entities are engaged in the sale and servicing of automobiles. The Company’s investment in unconsolidated subsidiaries accounted for under the equity method and cost method amounted to $229 and $770 as of December 31, 2008 and 2007, respectively.

The combined results of operations and financial position of the Company’s equity basis investments are summarized as follows:

	Years Ended December 31,
	2008	2007	2006
Revenues	$7,468	$24,957	$98,166
Gross margin	223	1,050	4,754
Net income (loss)	(75)	608	861
Equity in earnings (loss) of unconsolidated subsidiaries	$(40)	$139	$417

	December 31,
	2008	2007
Current assets	$644	$1,475
Non-current assets	446	469
Total assets	1,090	1,944
Current liabilities	327	371
Equity	763	1,573
Total liabilities and equity	$1,090	$1,944

NOTE 4 - BUSINESS ACQUISITIONS – DISCONTINUED OPERATIONS

The Company acquired various automotive retail franchises and related assets during the years ended December 31, 2008, 2007 and 2006. The Company paid in cash approximately $2,992, $3,265 and $3,018 in 2008, 2007 and 2006, respectively, for automotive retail acquisitions. The following is a summary of entities acquired and the respective equity interests acquired during the periods presented:

	Total %of Equity Interest	2008		2007		2006		Total % of Equity
	as of December 31, 2008	% of Equity Acquired	Acquisition Price	% of Equity Acquired	Acquisition Price	% of Equity Acquired	Acquisition Price	Interest Prior 2006

Entities
Baoding Tianhua Auto Trade Co., Ltd	100%	-	$-	30%	$82	-	$-	70%
Hebei Meifeng Auto Sales and Service Co., Ltd	100%	-	-	30%	82	-	-	70%
Hebei Shenkang Auto Trade Co., Ltd	100%	-	-	25%	342	-	-	75%
Yuhua Fengtian Auto Sales and Service Co., Ltd	100%	-	-	10%	274	-	-	90%
Hebei Shengmei Auto Trade Co., Ltd	96%	-	-	10%	68	86%	525	-
Hebei Shenwen Auto Trade Co., Ltd	95%	-	-	5%	68	-	-	90%
Guangdehang Auto Trade Co., Ltd	<A>	-	-	88%	1,205	-	-	-
Hebei Liantuo Auto Trade Co., Ltd	90%	10%	834	10%	685	30%	1,537	40%
Xinghua Fengtian Auto Trade Co., Ltd	<B>	-	-	-	-	-	-	79%
Cangzhou Yicang Auto Sales and Service Co., Ltd	55%	-	-	-	-	15%	199	40%
Hebei Junda Auto Trade Co., Ltd	50%	-	-	50%	411		-	-
Tian Mei Insurance Agency Co., Ltd	100%	51%	37	49%	34		-	-
Hebei Yitong Auto Trade Co., Ltd	60%	55%	1,975		-	5%	98	-
Hebei Shengjie Auto Trade Co., Ltd	   	-	-	1%	14	19%	243	80%
Baoding Tianhong Auto Sales & Service Co., Ltd	<D>	-	-	-	-	20%	256	-
Shijiazhuang Yiyuan Sales & Service Co., Ltd	<D>	-	-	-	-	25%	160	-
Baoding Tianfu Sales & Service Co., Ltd	<D>	-	-	-	-	-	-	35%
Hebei Shengda Auto Trading Co., Ltd	80%	10%	146	-	-	-	-	70%
Total			$2,992		$3,265		$3,018

<A> All of the acquired equity interest was disposed in March 2008 for an aggregate sales price of $1,267; and the transactions were classified as discontinued operations (see Note 5).

<B> 12% of equity interest was disposed in 2007 for a total consideration of $140 (see Note 16).

    All of the acquired equity interest was disposed in November 2007 for an aggregate sales price of $1,314; and the transactions were classified as discontinued operations (see Note 5).

<D> All of the acquired equity interest was disposed and the gain (loss) on disposal was recorded as other income (expense) in the consolidated statement of income (see Note 16).

The acquisitions were accounted for using the purchase method of accounting in the periods when the Company acquired a majority of the voting rights (i.e., over 50% of equity interest) of the entities. whereby the total purchase price, including transaction expenses, was allocated to tangible and intangible assets acquired based on estimated fair market values, with the remainder classified as goodwill. Net tangible assets were valued at their respective fair values. Acquisitions of less than 50% and more than 20% equity interest were accounted for using the equity method (see Note 3). The cost method was used for an equity interest of less than 20%.

  Purchase price allocations for business combinations accounted for under the purchase method of accounting for the periods ended were as follows:

	December 31,
	2008	2007

Cash	$731	$3,145
Accounts receivable	24	562
Inventory	2,508	825
Prepayment	2,316	647
Prepaid expenses and current assets	404	145
Property, equipment and leasehold improvements	1,489	522
Goodwill	780	214
Total assets acquired	8,252	6,060

Floor plan notes payable	-	3,701
Accounts payable and accrued liabilities	2,090	1,019
Notes payable	3,080	-
Total liabilities assumed	5,170	4,720

Net assets acquired	3,082	1,340
Less cash acquired	731	(3,145)
Assets acquired, net of cash	$2,351	$(1,805)

 NOTE - 5 DISCONTINUED OPERATIONS

Sale of interests in automotive dealerships in 2007 and 2008

On November 7, 2007, the Company sold its 100% interest in an automotive dealership, Hebei Shengjie Auto Trade Co., Ltd., to an unrelated individual for an aggregate sales price of approximately $1,314. On March 27, 2008, The Company sold its 88% interest in an automotive dealership, Guangdehang Auto Trade Co., Ltd., to an unrelated entity for an aggregate sales price of approximately $1,267. On December 10, 2008, the Company sold its 100% interest in an automotive dealership, Tangshan Boan Auto Trade Co., Ltd., to an unrelated entity for an aggregate sales price of approximately $720.

Accordingly, the Company has accounted for the sale of the automotive dealerships in the accompanying consolidated financial statements as a discontinued operation.  Assets and liabilities, revenues and expenses, and cash flows related to the automotive dealerships have been appropriately reclassified in the accompanying consolidated financial statements as discontinued operations for all periods presented.

Sale of consumer automotive dealership business in 2009

On June 15, 2009, Kaiyuan Real Estate Development Co., Ltd. (“Hebei Kaiyuan”), the registered shareholder of Hebei Hua An Investment Co., Ltd., and Hebei Huiyin Investment Co., Ltd. (together the “Dealership Subsidiaries”) entered into an acquisition agreement (the “Agreement”) with Shanghai Dexin Investment and Management Co., Ltd., a subsidiary of Xinjiang Guanghui Industry Investment (Group) Co. (“Xinjiang”). The Company controls the Dealership Subsidiaries through certain contractual arrangements between Hebei Kaiyuan and Hebei Chuanglian Trade Co., Ltd. (“Chuanglian”), a wholly-owned subsidiary of the Company. Pursuant to the Agreement, Xinjiang agreed to acquire all of the outstanding securities of the Dealership Subsidiaries, which together comprise all of the Company’s consumer auto dealership business.

In consideration of the acquisition, Xinjiang agreed to pay Hebei Kaiyuan approximately RMB470 million ($68.8 million). The final purchase price will be the sum of (i) RMB435 million, and (ii) the increase in value of the net assets of the Dealership Subsidiaries from January 1, 2009 to June 30, 2009 (based on the New Accounting Standard for Business Enterprises in China). The net earnings of the Dealership Subsidiaries subsequent to June 30, 2009 will be allocated to Xinjiang at closing. The Company expects to utilize the net proceeds from this transaction to expand its commercial vehicle sales and leasing business. The Company completed the sale of its consumer automotive dealership business on December 14, 2009 and expects to realize a gain from the sale.

Accordingly, the Company has accounted for the consumer automotive dealership business in the accompanying consolidated financial statements as a discontinued operation.  Assets and liabilities, revenues and expenses, and cash flows related to the consumer automotive dealership business have been appropriately reclassified in the accompanying consolidated financial statements as discontinued operations for all periods presented.

Summary financial information related to discontinued operations

The following revenue and expense items have been reclassified and included in income (loss) from discontinued operations in the consolidated income statements for the years ended December 31, 2008, 2007 and 2006:

	Years Ended December 31,
	2008	2007	2006

Revenues	$406,526	$294,665	$152,696
Income (loss) from discontinued operations, before income taxes	$11,004	$7,018	$2,996
Income taxes provision (benefit) of discontinued operations	2,824	983	(29)
Income from discontinued operations attributable to noncontrolling interests	1,309	1,260	283
Income (loss) from discontinued operations, net of taxes	$6,871	$4,775	$2,742

The following assets and liabilities have been reclassified and included in assets and liabilities of discontinued operations in the consolidated balance sheets as of December 31, 2008 and 2007.

	December 31,
	2008	2007
Assets:
Cash and cash equivalents	$13,537	$12,820
Restricted cash	40,824	24,734
Account receivable	3,397	2,104
Inventories	36,230	26,910
Deposits for inventories	21,193	21,524
Prepaid expenses and other current assets	3,380	9,396
Deferred income tax assets	620	177
Other current assets	529	5,487
Assets of discontinued operations	-	6,755
Investment in unconsolidated subsidiaries	229	770
Property, equipment and leasehold improvements, net	25,108	18,030
Goodwill	941	170
Net non-current deferred income tax assets	-	6
Total assets of discontinued operations	$145,988	$128,883

Liabilities:
Floor plan notes payables	$12,379	$11,493
Notes payable	3,921	6,725
Trade notes payable	60,134	35,828
Notes payable, related parties	-	12,538
Account payables	1,174	1,324
Other payables and accrued liabilities	4,540	3,101
Due to affiliates	-	2,075
Customer deposits	3,197	5,527
Income tax payable	1,479	725
Net deferred income tax liabilities	273	-
Liabilities of discontinued operations	-	5,281
Noncontrolling interests	6,950	6,461
Total liabilities of discontinued operations	$94,047	$91,078

NOTE 6 - ACCOUNTS RECEIVABLE

Summaries of accounts receivable are as follows:

Continuing Operations:

	December 31,
	2008	2007

Trade accounts receivable from sales of commercial vehicles	$875	$-

Discontinued Operations:
	December 31,
	2008	2007

Trade accounts receivable from sales of automobiles	$3,139	$1,489
Contracts-in-transit	43	487
Warranty receivable	215	128

Total	$3,397	$2,104

Contracts-in-transit represent receivables from unrelated finance companies for the portion of the automobiles purchase price financed by customers. These contracts-in-transit are normally collected within the first week following the sale of the related automobiles but not usually longer than 30 days.

NOTE 7 - INVENTORIES

Summaries of inventories are as follows:

Continuing Operations:

	December 31,
	2008	2007

Commercial vehicles	$1,233	$-

Discontinued Operations:

	December 31,
	2008	2007

New automobiles	$31,068	$23,359
Parts and accessories	4,839	3,440
Others	323	111
Total	$36,230	$26,910

NOTE 8 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Summaries of prepaid expenses and other current assets are as follows:

Continuing Operations:

	December 31,
	2008	2007

Short term advances	$23	$-
Temporary advance to staff	114	-
Prepaid rental for land	235	-
Prepaid other taxes	1,538	-
Others	184	-

Total	$2,094	$-

Discontinued Operations:
	December 31,
	2008	2007

Short term advances	$502	$7,998
Temporary advance to staff	12	401
Bid bonds and deposit for new dealership	1,259	273
Prepaid rental for land	152	249
Deposits for construction-in-progress	-	232
Prepaid other taxes	984	158
Others	471	85

Total	$3,380	$9,396

Short-term advances are advances made to third parties. They are interests-free, unsecured and repayable on demand.

NOTE 9 - NET INVESTMENT IN SALES-TYPE LEASES

The following lists the components of the net investment in sales-type leases:
	December 31,
	2008	2007

Minimum lease payments receivable	$26,409	$-
Less: unearned income	(3,050)	-

Net investment in sales-type leases	23,359	-
Less: Current maturities of net investment in sales-type leases	(14,867)	-

Net investment in sales-type leases, net of current maturities	$8,492	$-

 Net investment in sales-type leases arises from the sales of commercial vehicles, under which the Company has entered into monthly installment arrangements with the customers for 2 years. The legal titles of the commercial vehicles are not transferred to the customer until the outstanding lease payments are fully settled. Such business segment commenced in April 2008. At December 31, 2008, minimum lease payments for each of the two succeeding fiscal years are $14,867 in 2009 and $8,492 in 2010.

NOTE 10 - PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Summaries of property, equipment and leasehold improvements are as follows:

Continuing Operations:

	December 31,
	2008	2007

Buildings and leasehold improvements	$287	$-
Furniture and fixtures	915	-
Machinery and equipment	21	-
Company automobiles	830	-
Total	2,053	-

Less: accumulated depreciation and amortization	254	-

Property, equipment and leasehold improvements, net	$1,799	$-

 Depreciation and amortization expense for continuing operations was approximately $251, nil and nil for the years ended December 31, 2008, 2007 and 2006, respectively.

Discontinued Operations:

	December 31,
	2008	2007

Land use rights	$2,554	$264
Buildings and leasehold improvements	13,640	10,057
Furniture and fixtures	2,208	1,371
Machinery and equipment	4,427	3,060
Company automobiles	6,749	5,345
Construction-in-progress	16	301
Others	-	38
Total	29,594	20,436

Less: accumulated depreciation and amortization	4,486	2,406

Property, equipment and leasehold improvements, net	$25,108	$18,030

Depreciation and amortization expense for discontinued operations was approximately $2,913, $1,707 and $1,073 for the years ended December 31, 2008, 2007 and 2006, respectively. Construction-in-progress represented the cost of construction work of automotive dealerships which had not yet been completed as of the last day of each reporting period. No depreciation expense is recorded for the construction-in-progress until the assets are placed in service.

NOTE 11 - OTHER PAYABLES AND ACCRUED LIABILITES

Other payables and accrued liabilities consist of the followings:

Continuing Operations:

	December 31,
	2008	2007

Deposits received	$185	$-
Amounts due to construction-in-progress contractors	104	-
Accrued expenses	11	-
Salary payable	136	-
Other current liabilities	213	-

Total	$649	$-

Discontinued Operations:

	December 31,
	2008	2007

Short-term advances	$529	$935
Deposits received	1,245	831
Amounts due to construction-in-progress contractors	264	327
Accrued expenses	175	138
Salary payable	175	123
Dividend payable	292	44
Other current liabilities	1,860	703

Total	$4,540	$3,101

Dividend payable represents the amount due to the minority shareholders of the Company’s VIEs, which is non-interest bearing, unsecured and was paid in 2009. Deposits received represented security deposits received from staff, retention fee for constructors and customer deposits. Other current liabilities mainly include payables to office equipment suppliers.

NOTE 12 - FLOOR PLAN NOTES PAYABLE – DISCONTINUED OPERATIONS

The Company entered into committed facility lines with several financial institutions affiliated with automobile manufacturers to finance substantially all new automobile inventory purchases. As of December 31, 2008 and 2007, the committed facility lines provided for a maximum borrowing capacity of up to approximately $23,630 and $18,769, respectively for purchases of new automobiles from the automobile manufacturers. These committed facility lines usually have a term of one year with options of extension.

The Company also had financing under floor plan arrangements for a term in a range of 180 days to one year with various lenders not affiliated with manufacturers.

Both of the committed facility lines and floor plan arrangements are collateralized by the inventory purchased and/or guaranteed by certain assets owned by affiliates and are required to be repaid upon the sale of the automobiles that have been financed when the sale proceeds are collected by the Company. Interest rates under the committed facility lines and the floor plan arrangements are charged at the bank’s prime rate and payable on a monthly basis. The floor plan borrowings bear interest at rates in the range of 6.64% to 9.36% as of December 31, 2008. However, certain floor plan notes payable-manufacturer affiliated were interest free in the event the note is repaid in 60-90 days.

The Company considered committed facility lines to a party that is affiliated with auto manufacturers from which the Company purchased new automobile inventory to be “Floor plan notes payable - manufacturer affiliated” and all other floor plan notes payable to be “Floor plan notes payable - non-manufacturer affiliated”.

NOTE 13 - NOTES PAYABLE – DISCONTINUED OPERATIONS

Notes payable represent loans from financial institutions that were used for working capital and capital expenditures purposes. The notes bear interest at rates in the range of 6.24% to 7.56% as of December 31, 2008 and have a term within one year.

	December 31,
	2008	2007
Note payable – bank	$3,628	$5,407
Note payable - manufacturer affiliated	293	1,318

Total	$3,921	$6,725

NOTE 14 - NOTES PAYABLE, RELATED PARTIES – DISCONTINUED OPERATIONS

Historically, the Company has obtained funding from the Company’s executive management and employees to finance the existing operations, including acquisition of new automobiles. The note agreements are repayable on demand or have a term of one year, and bear an interest rate in a range of 5% to 6%. Since 2007, the Company has been gradually repaying the outstanding balances and it was fully repaid in 2008.

NOTE 15 - TRADE NOTES PAYABLE – DISCONTINUED OPERATIONS

Trade notes payable are presented to certain automotive manufacturers of the Company as a payment against the outstanding trade payables. These notes payable are bank guarantee promissory notes which are non-interest bearing and generally mature within six months. The outstanding bank guarantee promissory notes are secured by restricted cash deposited in banks and automobile inventories.

NOTE 16 - SALE OF INVESTMENTS IN AUTOMOTIVE DEALERS – DISCONTINUED OPERATIONS

During 2007 and 2008, the Company sold investments in certain non-consolidated subsidiaries. The results of operations of the non-consolidated subsidiaries have been included in the consolidated financial statements through the date of disposal. The following table summarizes the investment in the non-consolidated subsidiaries as of the date of sale and the gain (loss) on disposal:

	Hebei Junda Auto Trading Co., Ltd.	Xinghua Fengtian Auto Trading Co., Ltd.	Baoding Tianfu Auto Sales & Service Co., Ltd.	Baoding Tian -hong Auto Sales & Service Co., Ltd.	Shijia- zhuang Yiyuan Sales & Service Co., Ltd.
Disposal Date	June	December	November	November	November
	2008	2007	2007	2007	2007

Current assets	$1,615	$4,636	$3,237	$5,138	$2,403
Property, equipment and improvement, net	672	1,104	764	631	196
Total assets	2,287	5,740	4,001	5,769	2,599

Total liabilities	1,520	4,030	2,580	4,310	2,023

Net assets	767	1,710	1,421	1,459	576
% of equity interest disposed	50%	12%	35%	20%	25%

Investment in entities	384	230	470	304	143
Consideration	432	140	460	263	164

Gain (loss) on disposition (included in other income)	$48	$(90)	$(10)	$(41)	$21

NOTE 17 - INCOME TAXES

Cayman Islands

Under the current tax laws of the Cayman Islands, the Company and its subsidiaries are not subject to tax on their income or capital gains.

Hong Kong

The Company’s subsidiary in Hong Kong did not have assessable profits that were derived from Hong Kong during the years ended December 31, 2008, 2007 and 2006. Therefore, no Hong Kong profit tax has been provided for in the years presented.

China

The regular federal income tax in China is 33%. Certain of the Company’s dealership subsidiaries of the discontinued operations were granted tax incentives in connection with the compliance with the Employment Promotion Law and the Regulation for the Employment of Disabled Persons whereby the qualified subsidiaries were exempted from paying any income taxes for a period of two to three years or enjoyed a 50% discounted income tax rate. Effective January 1, 2008, the National People’s Congress of China enacted a new PRC Enterprise Income Tax Law, under which foreign invested enterprises and domestic companies would be subject to enterprise income tax at a uniform rate of 25%.

The income tax provision (benefit) in the consolidated statements of income for the continuing operations is as follows:

	Years Ended December 31,
	2008	2007	2006

Current	$317	$-	$-
Deferred	(132)	-	-

Total	$185	$-	$-

The income tax provision (benefit) in the consolidated statements of income for the discontinued operations is as follows:

	Years Ended December 31,
	2008	2007	2006

Current	$3,124	$1,112	$57
Deferred	(300)	(129)	(86)

Total	$2,824	$983	$(29)

The tax effects of temporary differences representing deferred income tax assets (liabilities) result principally from the following:

Continuing Operations:

	December 31,
	2008	2007

Tax loss carryforwards – current	$400	$-

	December 31,
	2008	2007
Non-current
Deferred income tax assets
Depreciation	$230	$-
Appraisal of assets acquired	112	-
Total deferred income tax assets – non-current	342	-

Deferred income tax liabilities:
Deferred income	474	-

Net deferred income tax (liabilities) assets – non-current	$(132)	$-

Discontinued Operations:
	December 31,
	2008	2007
Current
Deferred income tax assets:
Accrued liabilities	$-	$57
Deferred expenses	86	-
Tax loss carryforwards	934	120

Total deferred income tax assets – current	$1,020	$177

	December 31,
	2008	2007
Non-current
Deferred income tax assets
Depreciation	$-	$65
Appraisal of assets acquired	-	98
Total deferred income tax assets – non-current	-	163

Deferred income tax liabilities:
Appraisal of assets acquired – non-current	273	157

Net deferred income tax (liabilities) assets – non-current	$(273)	$6

At December 31, 2008, the Company’s continuing operations had tax loss carryforwards of $1,870 that expire through December 31, 2012.

The difference between the effective income tax rate of the continuing operations and the expected statutory rate was as follows:

	Years Ended December 31,
	2008	2007	2006

Statutory rate	25.0%	-	-
Non-taxable income	(1.6)	-	-
Tax effect of unrecognized temporary differences	(9.8)	-	-

Effective tax rate	13.6%	-	-

The difference between the effective income tax rate of the discontinued operations and the expected statutory rate was as follows:

	Years Ended December 31,
	2008	2007	2006

Statutory rate	25.0%	33.0%	33.0%
Non-taxable income	(2.0)	(14.9)	(38.5)
Tax effect of tax losses recognized (utilized)	8.2	(0.2)	2.7
Tax effect of unrecognized temporary differences	(2.5)	(0.2)	1.8

Effective tax rate	28.7%	17.7%	(1.0)%

On January 1, 2007, the Company adopted the provisions of FIN 48. This interpretation requires companies to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements.

Management has performed an analysis of its tax positions, in accordance with FIN 48, and has determined that the Company has no material uncertain tax positions that are more likely than not of being sustained for the full amount claimed, or to be claimed, on its applicable tax returns for the year ended December 31, 2008.

NOTE 18 - DIVIDEND PAYMENT RESTRICTIONS

Substantially all of the Company’s retained earnings as well as net assets are attributable to its VIEs. Pursuant to the relevant accounting principles and financial regulations applicable to companies established in the PRC, certain percentage of the after-tax net income is restricted and required to be allocated to a general statutory reserve until the balance of the fund has reached 50% of the Company’s registered capital. The statutory reserve fund can be used to increase the registered capital and eliminate future losses of the companies; it cannot be distributed to shareholders except in the event of a solvent liquidation of the companies.

NOTE 19 - COMMITMENTS

Dealership Agreements – Discontinued Operations

The Company operates dealerships under franchise agreements with a number of automotive manufacturers. These agreements are non-exclusive agreements that allow the Company to stock, sell and service cars, equipment and products of the automotive manufacturers in the Company’s defined market. The agreements allow the Company to use the manufacturers’ names, trade symbols and intellectual property. The manufacturers have the right to approve the changes of ownership of the dealers and the agreements expire as follows:

Distributor	Expiration Date	Percentage of Sales Years Ended December 31,
		2008	2007	2006

Audi	2008 - 2009	26%	29%	*
Toyota	2008 - 2009	17%	17%	25%
Beijing Hyundai	2009 – Indefinite	18%	16%	30%
Buick	2008 - 2010	10%	*	*
BMW	2009	*	11%	13%
Ford	2010 - Indefinite	*	*	15%
Chevrolet	2009	*	*	*
MAZDA	2009	-	*	-
ROEWE	2010	*	*	-
ISUZU	Indefinite	-	*	*
Cadillac	2009	*	*	-
Peugeot	2009	*	*	-

* represented less than 10% of sales generated for the periods.

Capital Commitments – Discontinued Operations

From time to time, the Company engages in construction contracts to add new and expanded dealership capacity which typically involve a significant capital commitment. Future minimum payments under construction contracts as of December 31, 2008 were $45.

Lease Commitments

Continuing Operations

The Company leases certain facilities under long-term, non-cancelable leases and month-to- month leases. These leases are accounted for as operating leases. Rent expense for continuing operations amounted to $279, nil and nil for the years ended 2008, 2007 and 2006, respectively.

Future minimum payments under long-term, non-cancelable leases for the continuing operations as of December 31, 2008, are as follows:

Years Ending December 31,	Future Minimum Payments

2009	$473
2010	371
2011	181

Total	$1,025

Discontinued Operations

Rent expense for discontinued operations amounted to $1,069, $871 and $563 for the years ended 2008, 2007 and 2006, respectively.

Future minimum payments under long-term, non-cancelable leases for the discontinued operations as of December 31, 2008, are as follows:

Years Ending December 31,	Future Minimum Payments

2009	$1,275
2010	1,288
2011	1,292
2012	1,299
2013	1,328
2014 and later	17,599

Total	$24,0816

NOTE 20 - SEGMENT REPORTING

The Company measures segment income (loss) as income (loss) from continuing operations less depreciation and amortization.  The reportable segments are components of the Company which offer different products or services and are separately managed, with separate financial information available that is separately evaluated regularly by the Company’s chief financial officer in determining the performance of the business.  Prior to January 1, 2008, the Company had operated in a single operating and reporting segment of the consumer automotive dealership business. This business segment was sold in December 2009, as a result of which it has been classified as a discontinued operation for all periods presented.  During 2008, the Company developed another business segment, commercial vehicles sales/leasing, which the Company’s considers as its only reportable segment, which is reflected as continuing operations in the accompanying consolidated financial statements.

NOTE 21 - RELATED PARTY BALANCES AND TRANSACTIONS

During the years presented, the Company paid certain operating expenses for its discontinued operations on behalf of various companies affiliated with the Company’s Chairman and CEO, Mr. Yong Hui Li (“Mr. Li”), and companies which were formerly controlled by the Company. The Company has advanced these funds to each of these companies on a non-interest bearing and unsecured basis.  Such advances are due on demand by the Company. The outstanding amounts due from related parties as of December 31, 2008 and 2007 were as follows:

Discontinued Operations

		December 31,
	Notes	2008	2007

Due from affiliates:

Shijazhuang Zhicheng Property Management Co., Ltd.	(1)	$-	$2,634
Kinbow Capital & Holding Group Co., Ltd	(1)	-	1,615
Beijing Qianbo Auto Trading Co., Ltd	(1)	-	1,033
Beijing Tonghe Shenyuan Business & Trading Co., Ltd	(1)	-	205

Total		$-	$5,487

Due from unconsolidated subsidiary:

Cangzhou Hengyuan Auto Trading Co., Ltd.	(2)	$529	$-

Notes:

(1)  Companies controlled by the Company’s ultimate shareholder (Ms. Yan Wang) prior to the transaction with AutoChina International Limited (formerly Spring Creek Acquisition Corp.).  Ms. Yan Wang was the 100% shareholder of Honest Best International Limited, the holding company for AutoChina Group Inc. prior to the transaction with AutoChina International Limited, and is the wife of Mr. Li.

(2)  Companies that were formerly owned by the Company.

During the years presented, the Company has borrowed from various companies affiliated with Mr. Li, and companies which were formerly controlled by the Company. The amount due to Beiguo Commercial Building Limited (“Beiguo”) from the Company bears interest of 4% per annum. Each of the other loans was entered into to satisfy the Company’s short-term capital needs and is non-interest bearing. In addition, the payable balances of each loan are unsecured and due on demand by the lender. The outstanding amounts due to related parties as of December 31, 2008 and 2007 were as follows:

Continuing Operations

		December 31,
	Notes	2008	2007

Due to affiliates:

Mr. Li	(3)	$5,125	$-
Hebei Kaiyuan Real Estate Co., Ltd	(1)	769	-

Total		$5,894	$-

Discontinued Operations

		December 31,
	Notes	2008	2007

Due to affiliates:

Hebei Kaiyuan Real Estate Co., Ltd	(1)	$-	$136
Hebei Shengrong Auto Parts Co., Ltd	(2)	-	1,895
Shijiazhuang Yiyuan Auto Trading Co., Ltd	(2)	-	41
Baoding Tianfu Auto Trading Co., Ltd	(2)	-	3

Total		$-	$2,075

Notes:

(1) Companies controlled by the Company’s ultimate shareholder (Ms. Yan Wang) prior to the transaction with AutoChina International Limited (formerly Spring Creek Acquisition Corp.).  Ms. Yan Wang was the 100% shareholder of Honest Best International Limited, the holding company for AutoChina Group Inc. prior to the transaction with AutoChina International Limited, and is the wife of Mr. Li.

(2) Companies that were formerly owned by the Company.

(3) The Company’s Chairman and CEO.

During the years presented, the Company has obtained the customer deposits for sales of commercial vehicles for continuing operations from a company affiliated with Mr. Li, and is non-interest bearing. In addition, the payable balances of each loan are unsecured and due on demand by the lender. The outstanding amounts due to related parties as of December 31, 2008 and 2007 were as follows:

Continuing Operations
		December 31,
	Note	2008	2007

Customer deposit, related party:

Beiguo	(1)	$16,095	$-

Note:

(1) Company of which Mr. Yong Hui Li is the indirect beneficial owner of approximately 15.28%.

During the years presented, the Company’s continuing operations and discontinued operations sold and purchased automobiles, commercial vehicles and spare parts to and from affiliates. The details of the related party transactions were as follows:

Continuing Operations

			Years Ended December 31,
	Notes		2008	2007	2006

Related Parties Transactions:

Hebei Kaiyuan Real Estate Co., Ltd	(1)	(a)	$22,516	$-	$-
Beiguo	(3)	(c)	7,598	-	-
Beiguo	(3)	(f)	16,095	-	-

Discontinued Operations

			Years Ended December 31,
	Notes		2008	2007	2006

Related Parties Transactions:

Hebei Kaiyuan Doors & Windows Manufacturing Co., Ltd	(1)	(a)	$-	$8,649	$-
Shijiazhuang Zhicheng Property Management Co., Ltd	(1)	(b)	3,937	2,529	-
Shijiazhuang Zhicheng Property Management Co., Ltd	(1)	(a)	3,911	-	-
Hebei Beiguo Kaiyuan Shopping Mall Co., Ltd	(2)	(b)	-	2,058	10,577
Hebei Kaiyuan Real Estate Co., Ltd	(1)	(a)	17,037	1,958	-
Hebei Kaiyuan Real Estate Co., Ltd	(1)	(b)	2,770	-	3,853
Hebei Kaiyuan Real Estate Co., Ltd	(1)	(e)	757	-	1,129
Kinbow Capital & Holding Group Co., Ltd	(1)	(b)	374	973	1,054
Beijing Tonghe Shenyuan Business & Trading Co., Ltd	(1)	(a)	-	-	615
Beijing Tonghe Shenyuan Business & Trading Co., Ltd	(1)	(b)	360	460	-
Beijing Qianbo Auto Trading Co., Ltd	(1)	(b)	3,009	394	571
Beijing Qianbo Auto Trading Co., Ltd	(1)	(c)	81	183	35
Beijing Qianbo Auto Trading Co., Ltd	(1)	(d)	271	-	232
Beijing Qianbo Auto Trading Co., Ltd	(1)	(e)	-	-	176
Baoding Tianfu Auto Trading Co., Ltd	(2)	(b)	-	-	100
Baoding Tianfu Auto Trading Co., Ltd	(2)	(c)	-	84	58
Baoding Tianfu Auto Trading Co., Ltd	(2)	(d)	2	48	9
Shijiazhuang Yiyuan Auto Trading Co., Ltd	(2)	(a)	420	39	-
Shijiazhuang Yiyuan Auto Trading Co., Ltd	(2)	(b)	-	-	125
Beijing Kinbow Sunshine Auto Trading Co., Ltd	(1)	(a)	144	-	-
Beijing Kinbow Sunshine Auto Trading Co., Ltd	(1)	(d)	-	-	126
Hebei Xinchang Shengyuan Auto Sales Co., Ltd	(2)	(b)	576	-	-
Cangzhou Hengyuan Auto Trading Co., Ltd	(2)	(b)	648	-	-
Cangzhou Hengyuan Auto Trading Co., Ltd	(2)	(c)	1,831	-	-
Cangzhou Hengyuan Auto Trading Co., Ltd	(2)	(d)	1	-	-
Hebei Xuwei Trading Co., Ltd	(1)	(a)	2,476	-	-
Hebei Xuwei Trading Co., Ltd	(1)	(b)	2,476	-	-
Hebei Shengrong Auto parts Co., Ltd	(2)	(b)	12,369	-	-
Hebei Guangdehang Auto Trading Co., Ltd	(2)	(c)	2	-	-
Hebei Guangdehang Auto Trading Co., Ltd	(2)	(d)	4	-	-

Notes:
(1) Companies controlled by the Company’s ultimate shareholder (Ms. Yan Wang) prior to the transaction with AutoChina International Limited (formerly Spring Creek Acquisition Corp.).  Ms. Yan Wang was the 100% shareholder of Honest Best International Limited, the holding company for AutoChina Group Inc. prior to the transaction with AutoChina International Limited, and is the wife of Mr. Li.

(2) Companies that were formerly owned by the Company.

(3) Company of which Mr. Li is the indirect beneficial owner of approximately 15.28%.

Nature of transaction:

(a) Loan to the Company during the period. The amounts were interest-free, unsecured and repayable on demand.

(b) Short-term advance from the Company. The amounts were interest-free, unsecured and payable on demand.

(c) Sale of automobiles to the Company during the year.

(d) Purchase of automobiles from the Company during the year.

(e) Sales of investments in subsidiary/affiliates during the year.

(f) Customer deposits received by the Company from affiliates for the purpose of automobiles.

Mr. Li, AutoChina’s Chairman and CEO, is the indirect beneficial owner of approximately 15.28% of Beiguo. Commencing in September 2008, Beiguo began to provide short term financing for the Company’s commercial vehicle financing business. The Company pays a financing charge of approximately 4% per annum premium to Beiguo for the funds obtained due to this financing arrangement, in part because the financing arrangement is guaranteed by Mr. Li, who has a long term business relationship with Beiguo, on behalf of the Company.

NOTE 22 - ORDINARY SHARES AND PREFERRED SHARES

The Company is authorized to issue 50,000,000 ordinary shares with a par value $0.001 per share.

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value $0.001 per share, and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2008, 2007 and 2006, the Company had not issued any preferred shares.

AUTOCHINA INTERNATIONAL LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share data)

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$22,042	$3,869
Restricted cash	12,434	-
Accounts receivable	2,086	875
Inventories	200	1,233
Deposits for inventories	21,574	428
Prepaid expenses and other current assets	3,086	2,094
Current maturities of net investment in sales-type leases	82,258	14,867
Deferred income tax assets	2,416	400
Assets of discontinued operations	145,457	145,988
Total current assets	291,553	169,754

Property, equipment and leasehold improvements, net	1,925	1,799
Net investment in sales-type leases, net of current maturities	56,980	8,492

Total assets	$350,458	$180,045

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$8,777	$-
Trade notes payable	12,434	-
Short-term loan	14,590	-
Deposit for pending disposal of consumer automotive dealership business	29,255	-
Accounts payable	2,096	96
Accounts payable, related parties	83,388	2,272
Other payables and accrued liabilities	5,007	649
Share repurchase obligations	2,537	-
Due to affiliates	5,706	5,894
Customer deposits	1,868	27
Customer deposits, related party	-	16,095
Income tax payable	1,230	195
Liabilities of discontinued operations	103,629	94,047
Total current liabilities	270,517	119,275

Long term debt
Net deferred income tax liabilities	2,108	132
Total liabilities	$272,625	$119,407

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUTOCHINA INTERNATIONAL LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - Continued
(in thousands except share and per share data)

	September 30,	December 31,
	2009	2008
	(unaudited)
Equity
Preferred shares, $0.001 par value; authorized - 1,000,000 shares; issued – none	$-	$-
Ordinary shares, $0.001 par value; authorized - 50,000,000 shares; issued - 10,716,720 shares and 8,606,250 shares at September 30, 2009 and December 31, 2008, respectively; outstanding – 9,557,095 shares and 7,745,625 shares at September 30, 2009 and December 31, 2008, respectively	11	9
Additional paid-in capital	40,639	35,912
Statutory reserves	741	741
Retained earnings	30,276	17,791
Accumulated other comprehensive income	6,166	6,185
Total equity	77,833	60,638

Total liabilities and equity	$350,458	$180,045

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUTOCHINA INTERNATIONAL LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Revenues
Commercial vehicles	$97,374	$11,428	$168,332	$33,102
Finance and insurance	4,126	879	7,042	1,401
Total revenues	101,500	12,307	175,374	34,503

Cost of sales
Commercial vehicles	91,206	10,512	158,988	31,188

Gross profit	10,294	1,795	16,386	3,315

Operating expenses
Selling and marketing	617	294	1,537	550
General and administrative	1,914	416	3,905	833
Other (expense) income, net	(43)	43	(93)	(42)
Total operating expenses	2,488	753	5,349	1,341

Income from operations	7,806	1,042	11,037	1,974

Other income (expense)
Interest expense	(79)	-	(286)	(5)
Interest expense, related parties	(854)	-	(1,075)	-
Interest income	13	26	25	3
Accretion of share repurchase obligations	(221)	-	(531)	-
Acquisition-related costs	-	-	(295)	-
Other (expense) income, net	(1,141)	26	(2,162)	(2)

Income from continuing operations before income taxes	6,665	1,068	8,875	1,972

Income tax provision	(1,625)	(110)	(1,967)	(395)
Income from continuing operations	5,040	958	6,908	1,577
Income from discontinued operations, net of taxes	1,952	2,085	5,577	4,533

Net income attributable to shareholders	$6,992	$3,043	$12,485	$6,110

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUTOCHINA INTERNATIONAL LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited) - Continued
(in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Earnings per share
Basic
Continuing operations	$0.55	$0.12	$0.81	$0.20
Discontinued operations	0.21	0.27	0.65	0.59
	$0.76	$0.39	$1.46	$0.79
Diluted
Continuing operations	$0.43	$0.12	$0.69	$0.20
Discontinued operations	0.17	0.27	0.56	0.59
	$0.60	$0.39	$1.25	$0.79

Weighted average shares outstanding
Basic	9,212,703	7,745,625	8,572,134	7,745,625
Diluted	11,733,174	7,745,625	10,027,442	7,745,625

Amounts attributable to shareholders
Income from continuing operations, net of taxes	$5,040	$958	$6,908	$1,577
Discontinued operations, net of taxes	1,952	2,085	5,577	4,533
Net income	$6,992	$3,043	$12,485	$6,110

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUTOCHINA INTERNATIONAL LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EQUITY (Unaudited)
(in thousands except share data)

	Ordinary Shares		Additional Paid-in	Statutory	Retained	Accumulated Other Comprehensive	Total	Compre- hensive
	Shares	Amount	Capital	Reserves	Earnings	Income	Equity	Income

Balance, December 31, 2008	8,606,250	$9	$35,912	$741	$17,791	$6,185	$60,638	$—
Shares issued in connection with reverse merger transaction	2,110,470	2	(2,722)	—	—	—	(2,720)	—
Repurchase of 910,000 public warrants for cash	—	—	(449)	—	—	—	(449)	—
Deferred gain from sale of equity in subsidiary	—	—	1,884	—	—	—	1,884	—
Other comprehensive income:
Foreign currency translation adjustments						(22)	(22)	(22)
Income tax expense related to items of other comprehensive income	—	—	—	—	—	3	3	3
Settlement of share repurchase obligations	—	—	5,902	—	—	—	5,902	—
Stock-based compensation	—	—	112	—	—	—	112	—
Net income for the nine months ended September 30, 2009 (unaudited)	—	—	—	—	12,485	—	12,485	12,485
Comprehensive income								$12,466
Balance, September 30, 2009 (unaudited)	10,716,720	$11	$40,639	$741	$30,276	$6,166	$77,833

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUTOCHINA INTERNATIONAL LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2009	2008

Cash flow from continuing operating activities:

Net income attributable to shareholders	$12,485	$6,110

Adjustments to reconcile net income attributable to shareholders to net cash used in operating activities:
Net income from discontinued operations	(5,577)	(4,533)
Depreciation and amortization	468	154
Deferred income taxes	(40)	27
Stock-based compensation expense	112	-
Accretion of share repurchase obligations	531	-

Changes in operating assets and liabilities, net of acquisitions and divestitures:
(Increase) decrease in –
Accounts receivable	(1,211)	(410)
Net investment in sales-type leases	(115,879)	(23,693)
Inventories	1,033	(716)
Deposits for inventories	(21,146)	(1,778)
Prepaid expenses and other current assets	(928)	(753)
Increase (decrease) in –
Trade notes payable	12,434	-
Accounts payable	2,000	1,889
Other payables and accrued liabilities	3,678	992
Customer deposits	1,842	203
Customer deposits, related party	(16,095)	-
Income tax payable	1,035	223

Net cash used in continuing operating activities	$(125,258)	$(22,285)

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUTOCHINA INTERNATIONAL LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) - Continued
(in thousands)

	Nine Months Ended September 30,
	2009	2008

Cash flow from continuing investing activities

Purchase of property, equipment and leasehold improvements	$(585)	$(1,300)
Deposits received from pending sale of consumer automotive dealership business	29,255	-
Increase in restricted cash	(12,434)	-
Increase in due to discontinued operations	17,554	-

Net cash provided by (used in) continuing investing activities	33,790	(1,300)

Cash flow from continuing financing activities

Proceeds from borrowings	23,367	18,468
Repayments of borrowings	(429)	(2,864)
Proceeds from affiliates	4,633	-
Repayment to affiliates	(5,280)	-
Proceeds from accounts payable, related party	81,116	-
Capital contributions	-	11,923
Cash acquired in reverse merger	1,697	-
Release of restricted cash held in escrow	4,987	-
Repurchase of warrants subsequent to closing of reverse merger	(449)	-

Net cash provided by continuing financing activities	109,642	27,527

Net cash provided by continuing operating, financing and investing activities	18,174	3,942

Cash flow of discontinued operations

Cash provided by operating activities	5,900	25,167
Cash used in investing activities	(18,118)	(27,668)
Cash provided by financing activities	14,733	2,293

Net cash flow provided by (used in) discontinued operations	2,515	(208)

Effect of foreign currency translation on cash	41	1,107

Net increase in cash and cash equivalents	20,730	4,841

Cash and cash equivalents, beginning of period	17,406	12,820

Cash and cash equivalents, end of period	$38,136	$17,661

Supplemental disclosure of cash flow information:
Continuing Operations
Interest paid	$1,386	$5
Income taxes paid	$1,694	$385

Discontinued Operations
Interest paid	$1,017	$1,679
Income taxes paid	$3,820	$1,818

Supplemental disclosure of non-cash continuing financing activities

Settlement of share repurchase obligations	$5,902	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

AUTOCHINA INTERNATIONAL LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
Three Months and Nine Months Ended September 30, 2009 and 2008
(in thousands except share and per share data)

NOTE 1 - BACKGROUND

AutoChina International Limited, formerly Spring Creek Acquisition Corp. (the “Company” or “AutoChina”) was incorporated in the Cayman Islands on October 16, 2007 as a “blank check” company formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, or control through contractual arrangements, one or more operating business located in the Greater China region, which includes Hong Kong, Macau and Taiwan.

On February 4, 2009, the Company entered into a share exchange agreement with AutoChina Group Inc. (“ACG”) and the selling shareholders party thereto (“Sellers”), which owned 100% of the issued and outstanding equity securities of ACG. On April 9, 2009, the Company acquired all of the outstanding securities of ACG, resulting in AutoChina becoming a wholly-owned subsidiary of the Company (the “Business Combination”). In conjunction with the acquisition, the Company subsequently changed its name to AutoChina International Limited.

AutoChina consists of two primary reportable segments: the commercial vehicle financing segment and the automotive dealership segment. AutoChina is a full-service, integrated retailer of consumer automobiles and related services and provider of commercial vehicle sales and leasing and related services under the “Kaiyuan Auto” brand name. Through its strategically located network of automotive dealerships and commercial vehicle sales and leasing centers located in the People’s Republic of China (the “PRC” or “China”), AutoChina provides one-stop service for the needs of its customers, including retail sales of new and used consumer automobiles, aftermarket parts sales, service and repair facilities, commercial vehicle financing and related administrative services. In December 2009, the Company sold its consumer automotive dealership business (see “Discontinued Operations – Consumer Automotive Dealership Business” below).

The Company’s business was mainly operated by four companies, Hebei Huaan Investment Co., Ltd, Hebei Huiyin Investment Co., Ltd, Hebei Shijie Kaiyuan Logistics Co., Ltd. and Hebei Shijie Kaiyuan Auto Trade Co., Ltd. (collectively referred to as the “Auto Kaiyuan Companies”) which are limited liability corporations established under the laws of the PRC. On November 26, 2008, through the Company’s wholly owned subsidiary, Hebei Chuanglian Trade Co., Ltd., the Company executed a series of contractual arrangements with the Auto Kaiyuan Companies and their shareholder (the “Enterprise Agreements”). Pursuant to the Enterprise Agreements, the Company had exclusive rights to obtain the economic benefits and assume the business risks of the Auto Kaiyuan Companies from their shareholders, and generally had control of the Auto Kaiyuan Companies. The Auto Kaiyuan Companies were considered variable interest entities (“VIEs”) and the Company was the primary beneficiary. The Company’s relationships with the Auto Kaiyuan Companies and their shareholder were governed by the Enterprise Agreements between Hebei Chuanglian Trade Co., Ltd. and each of the Auto Kaiyuan Companies, which were the operating companies of the Company in the PRC.

Discontinued Operations – Consumer Automotive Dealership Business

On June 15, 2009, Kaiyuan Real Estate Development Co., Ltd. (“Hebei Kaiyuan”), the registered shareholder of Hebei Hua An Investment Co., Ltd., and Hebei Huiyin Investment Co., Ltd. (together the “Dealership Subsidiaries”) entered into an acquisition agreement (the “Agreement”) with Shanghai Dexin Investment and Management Co., Ltd., a subsidiary of Xinjiang Guanghui Industry Investment (Group) Co. (“Xinjiang”). The Company controls the Dealership Subsidiaries through certain contractual arrangements between Hebei Kaiyuan and Hebei Chuanglian Trade Co., Ltd. (“Chuanglian”), a wholly-owned subsidiary of the Company. Pursuant to the Agreement, Xinjiang agreed to acquire all of the outstanding securities of the Dealership Subsidiaries, which together comprise all of the Company’s consumer auto dealership business.

In consideration of the acquisition, Xinjiang agreed to pay Hebei Kaiyuan approximately RMB470 million ($68.8 million). The final purchase price will be the sum of (i) RMB435 million, and (ii) the increase in value of the net assets of the Dealership Subsidiaries from January 1, 2009 to June 30, 2009 (based on the New Accounting Standard for Business Enterprises in China). The net earnings of the Dealership Subsidiaries subsequent to June 30, 2009 will be allocated to Xinjiang at closing. The Company expects to utilize the net proceeds from this transaction to expand its commercial vehicle sales and leasing business. The Company completed the sale of its consumer automotive dealership business on December 14, 2009.

Accordingly, the Company has accounted for the consumer automotive dealership business in the accompanying consolidated financial statements as a discontinued operation.  Accordingly, assets and liabilities, revenues and expenses, and cash flows related to the consumer automotive dealership business have been appropriately reclassified in the accompanying consolidated financial statements as discontinued operations for all periods presented.

Additional information with respect to the sale of the consumer automotive dealership business is presented at Note 5.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Preparation and Presentation:

The Business Combination was accounted for as a reverse recapitalization since, immediately following completion of the transaction, the shareholders of ACG immediately prior to the Business Combination had effective control of the Company through (1) their majority shareholder interest in the combined entity, (2) significant representation on the Board of Directors (initially two out of five members), with three other board members being independent of both the Company and ACG, and (3) being named to all of the senior executive positions. For accounting purposes, ACG was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of ACG (i.e., a capital transaction involving the issuance of stock by the Company for the stock of AutoChina). Accordingly, the combined assets, liabilities and results of operations of ACG became the historical financial statements of the Company at the closing of the transaction, and the Company’s assets (primarily cash and cash equivalents), liabilities and results of operations were consolidated with ACG beginning on the acquisition date. No step-up in basis or intangible assets or goodwill was recorded in this transaction. All direct costs of the transaction were charged to operations in the period that such costs were incurred.

The consolidated financial statements issued following a reverse acquisition are those of the accounting acquirer for all periods required presented, and are retroactively adjusted to reflect the capital structure of the legal parent, the accounting acquiree.  Comparative information presented in those consolidated financial statements is also retroactively adjusted to reflect the capital structure of the legal parent, the accounting acquiree.

Unaudited Interim Financial Information

The accompanying unaudited consolidated financial statements have been prepared by the Company,   pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and generally accepted accounting principles for interim financial reporting. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company’s filings with the SEC. The results of operations for the three months and nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for the full year ending December 31, 2009.

Principles of Consolidation

The condensed consolidated financial statements include the financial statements of the Company, its subsidiaries and VIEs. All significant inter-company balances and transactions have been eliminated in consolidation. All significant inter-company balances and transactions have been eliminated. Investments in non-consolidated subsidiaries, typically representing an ownership interest in the voting stock of the subsidiaries of between 20% and 50%, are stated at cost of acquisition plus the Company’s equity in undistributed net income or proportionate share of net losses since acquisition.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The most significant estimates and related assumptions include the assessment of the provision for doubtful accounts, the assessment of the impairment of tangible and intangible long-lived assets, the assessment of the valuation allowance on deferred tax assets, and the purchase price allocation on acquisitions. Actual results could differ from these estimates.

Currency Reporting

The Company’s operations in China use the local currency - Renminbi (“RMB”) as its functional currency whereas amounts reported in the accompanying consolidated financial statements and disclosures are stated in U.S. dollars, the reporting currency of the Company, unless stated otherwise. As such, the consolidated balance sheets of the Company have been translated into U.S. dollars at the current rates as of September 30, 2009 and December 31, 2008 and the consolidated statements of operations for the period ended September 30, 2009 and 2008 have been translated into U.S. dollars at the average rates during the periods the transactions were recognized. The resulting translation adjustments are recorded as other comprehensive income in the condensed consolidated statement of equity and comprehensive income and as a separate component of shareholders’ equity.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations. As of September 30, 2009 and December 31, 2008, the majority of cash, including restricted cash, was in RMB on deposit in PRC financial institutions under the Company’s PRC subsidiaries. Cash remittance in or out of the PRC are subject to the PRC foreign exchange control regulations pursuant to which PRC government approval is required for the Company to receive funds from or distribute funds outside the PRC.

Cash and cash equivalents as of September 30, 2009 and December 31, 2008 are mainly held by the Company’s VIEs. These cash balances cannot be transferred to the Company by dividend, loan or advance according to existing PRC laws and regulations. However, these cash balances can be utilized by the Company for its normal operations pursuant to the Enterprise Agreements.

Restricted Cash

As of September 30, 2009 and December 31, 2008, the Company was required to maintain a fixed deposit of $12,434 and nil, respectively as a condition of borrowing under bank loan agreements for its continuing operations.

As of September 30, 2009 and December 31, 2008, the Company was required to maintain a fixed deposit of $41,096 and $40,824, respectively as a condition of borrowing under bank loan agreements for its discontinued operations.

Accounts Receivable

Accounts receivable, which are unsecured, are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company evaluates the collectability of its accounts receivable based on a combination of factors, including customer credit-worthiness and historical collection experience. Management reviews the receivable aging and adjusts the allowance based on historical experience, financial condition of the customer and other relevant current economic factors. As of September 30, 2009 and December 31, 2008, a majority of the trade receivable balances were due from governmental agencies which the Company believes are collectible in full and a majority of the accounts receivable related to warranty claims are primarily due from manufacturers. Therefore, management determined no allowance for uncollectible amounts was required.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of accounts receivable from sales of automobiles and investment in sales-type leases. Concentrations of credit risk with respect to accounts receivables are reduced because a large number of diverse customers make up the Company’s customer base, thus spreading the trade credit risk.

Inventories

Inventories are stated at the lower of cost or market. The Company uses the specific identification method to value commercial vehicle and automobile and inventories and the first-in, first-out method (“FIFO”) to account for parts inventories. A reserve of specific inventory units and parts inventories is maintained where the cost exceeds the estimated fair value.

Deposits for Inventories

Deposits for inventories are cash advances made to automobile manufacturers for down payments for commercial vehicle and automobile purchases.

Property, Equipment and Leasehold Improvements

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. All depreciation is included in operating expenses on the accompanying consolidated statements of operations. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the useful life of the related asset.

The estimated service lives of property, equipment and leasehold improvements are as follows:

Useful life
Land use rights	50 years
Buildings and leasehold improvements	20 years
Machinery and equipment	10 years
Furniture and fixtures	5 - 10 years
Company automobiles	3 - 5 years

Expenditures for major additions or improvements that extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs that do not improve or extend the lives of such assets are expensed as incurred. The Company determined that there was no impairment of property, equipment and leasehold improvements as of September 30, 2009 and December 31, 2008.

Fair Value of Financial Instruments

Financial instruments consist primarily of cash, accounts receivable, lease receivables, accounts payable, notes payable and trade notes payable. The carrying amounts of these items at September 30, 2009 and December 31, 2008 approximated their fair values because of the short maturity of these instruments or existence of variable interest rates, which reflect current market rates.

Comprehensive Income

For all periods presented, other comprehensive income consisted solely of foreign currency translation adjustments.

Commitments and Contingencies

Liabilities for loss contingencies arising from claim assessments and litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of assessment can be determined. In the opinion of management, after consultation with legal counsel, there are no claims assessments or litigation pending against the Company.

Revenue Recognition - Continuing Operations

Revenues from sale of commercial vehicles are recognized upon delivery, passage of risk and benefit, and signing of the sales contract.

Revenue from financing service is recognized as interest income by using the interest method. Certain origination costs on receivables are deferred and amortized, using the interest method, over the term of the related receivable as a reduction in financing revenue. The interest on receivables is discontinued at the time a receivable is determined to be uncollectible.

Value Added Taxes represent amounts collected on behalf of specific regulatory agencies that require remittance by a specified date. These amounts are collected at the time of sales and are detailed on invoices provided to customers. In compliance with generally accepted accounting principles, the Company accounts for value added taxes on a net basis.

Cost of Sales - Continuing Operations

For commercial vehicle sales, cost of sales consists primarily of the Company’s actual purchase price, less manufacturer’s incentives.

Advertising

The Company expenses advertising costs as incurred, net of certain advertising credits and other discounts. Advertising expenses from continuing operations totaled approximately $5, nil, $12 and nil for the three months and nine months ended September 30, 2009 and 2008, respectively, and are included in selling and marketing expense in the accompanying condensed consolidated statements of income.

Advertising expenses from discontinued operations totaled approximately $2,028, $860, $2,846 and $1,703 for the three months and nine months ended September 30, 2009 and 2008, respectively, and are included in income from discontinued operation, net of taxes in the accompanying consolidated statements of income.

Income Taxes

The Company adopted the provisions of generally accepted accounting principles on January 1, 2007. The Company did not have any material unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing this guidance.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates in the applicable tax jurisdiction expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent on generating sufficient taxable income in future years.

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and assessing performance. All of the Company’s sales are generated in the PRC and substantially all of the Company’s assets are located in the PRC. The Company operations consist of one reporting segment, the commercial vehicles/sales leasing business, as a result of the sale of the consumer automotive dealership business on December 14, 2009 (see Note 1).  The consumer automotive dealership business was reclassified as a discontinued operation for all periods presented as a result of the sale (see Note 5).

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with generally accepted accounting principles. Companies with complex capital structures are to present basic and diluted EPS. Basic EPS is measured as the income available to ordinary shareholders divided by the weighted average ordinary shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The calculation of earnings per share for the three months and nine months ended September 30, 2009 and 2008 reflects the retroactive restatement of the Company’s shareholders’ equity to account for the effect of the reverse merger effective April 9, 2009.

At September 30, 2009, potentially dilutive securities consisted of outstanding warrants and options to acquire an aggregate of 5,893,148 ordinary shares, as follows:

Insider warrants	1,430,000
Public warrants	2,742,108
Underwriters’ unit purchase option	900,000
Employee stock option	821,040
Total	5,893,148

The Insider warrants and Public warrants are included for the computation of diluted EPS for the three months and nine months ended September 30, 2009. However, the Underwriters’ unit purchase option and Employee stock options are excluded from the computation since the effect of exercising them are anti-dilutive.

Share-Based Payments

The Company records all share-based payments, including grants of employee stock options to employees, in the financial statements based on their fair values. The Company used the Black-Scholes option-pricing model to estimate the fair value of the options at the date of grant. As of September 30, 2009, the Company granted 821,040 stock options to the employees.

Put and Call Agreements

In conjunction with the acquisition of ACG by the Company, effective April 9, 2009, the Company entered into price protective agreements with various investors in the form of puts and calls options (the “Put and Call Agreements”).
Pursuant to the agreements, AutoChina agreed to be obligated to purchase (the “Put Option”) from the shareholders, and the shareholders have agreed to be obligated to sell (the “Call Option”) any or all of the shares owned by the shareholder at the option price during the two week period commencing on the six month anniversary of the date of the Put and Call Agreements.

The Put Option provides that the shareholder can require the Company to buy from the shareholder any or all of the shares owned by the shareholder at the option price during the two week period commencing on the nine month anniversary of the date of the Put and Call Agreement.  The Call Option provides that the Company can require the shareholder to sell to the Company any or all of the shares owned by the shareholder at the option price until the last date on which the Put Option may be exercised; provided, however, that the Company cannot exercise the Call Option if the market price of the Company’s ordinary shares on the applicable date exceeds the option price.

The Company considered that the Put Option under the Put and Call Agreements causes the related ordinary shares to be considered as “non-permanent” equity, since such shares are mandatorily redeemable equity securities and the redemption of such securities for cash is outside the control of the Company.

These securities are required to be recorded initially at fair value at the date of issuance and are recorded outside of shareholders’ equity, generally as liabilities.  Accordingly, such amounts are being recorded as a reduction to additional paid-in capital and as a current liability.

Fair value was determined to be the stock price at the close of business on April 8, 2009 of $7.87 per share.  The difference between the initial fair value of $7.87 per share and the cash redemption value (i.e., the amount of the Option strike prices, which ranges from $8.50 per share to $9.05 per share) is being accreted from the date of each respective agreement to the earliest redemption date, using the interest method, and are being charged to operations as interest expense.  See Note 20 for a discussion of the termination of the Put and Call Agreements.

The shares subject to the Put Options are excluded from the calculation of basic and diluted earnings per share.

Acquisition-Related Costs

Acquisition-related costs consist principally of legal fees, accounting fees, consulting and advisory fees, and other outside costs that were incurred by the Company that were related to the business combination. As a result of the adoption of generally accepted accounting principles effective January 1, 2009, as well as the completion of the reverse acquisition transaction completed on April 9, 2009, such costs were charged to operations as incurred. Acquisition-related costs were $287 and $295 during the three months and nine months ended September 30, 2009, respectively.

Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, including among others, product liability. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including past history and the specifics of each matter. As the Company has not become aware of any product liability claim since operations commenced, the Company has not recognized a liability for any product liability claims.

Recently Adopted Accounting Pronouncements

In June 2009, generally accepted accounting principles were revised effective for interim reports for annual periods ending after September 15, 2009. The Financial Accounting Standards Board (“FASB”) completed the Accounting Standards Codification (“Codification”) which will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. This revision is effective for interim and annual periods ending after September 15, 2009. Existing accounting standards are superseded upon completion of the Codification. The Company has revised its interim financial statements to comply with this change and to use plain English to describe its accounting principles.

In May 2009, generally accepted accounting principles, for reporting “Subsequent Events,” was revised establishing a new general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company evaluated subsequent events after the balance sheet date of December 11, 2009 through the filing of this report with the Securities and Exchange Commission (“SEC”) on December 11, 2009.

In January 2009, generally accepted accounting principles were revised to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements.  The proposal also amends prior generally accepted accounting principles to require those disclosures in all interim financial statements.  This proposal is effective for interim periods ending after June 15, 2009.  The Company adopted this change in the current period; no additional disclosures were required.

The Company adopted the provisions of the Codification Topic 820 “ Fair Value Measurements and Disclosures ” (“ASC 820”) and Codification Topic 825-10 “ Financial Instruments ” (“ASC 825-10”) and on January 1, 2008.   ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level I - Quoted prices (unadjusted) in active markets for identical asset or liabilities that the Company has the ability to access as of the measurement date.

Level II - Inputs other than quoted prices included within Level I that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level III - Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

Since the issuance of ASC 820, the FASB has issued several pronouncements to clarify the application of ASC 820.  These pronouncements apply to financial assets within the scope of accounting pronouncements that require or permit fair value measurements in accordance with ASC 820.  In April 2009, the FASB issued ASC Topic 820-10-65-4, “ Transaction Related to FASB Staff Position FAS 157-4 Determining the Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly ” (“ASC 820-10-65-4”), which provides additional guidance for estimating fair value in accordance with ASC 820, when the volume and level of activity for the asset or liability have significantly decreased.  ASC 820-10-65-4 also provides guidance on identifying circumstances that indicate a transaction is not orderly.  ASC 820-10-65-4 is effective for interim and periods ending after June 15, 2009. The Company adopted this guidance on June 30, 2009 and did not have any impact on the Company’s financial statement presentation or disclosures.

In February 2007, the FASB issued ASC 825-10, “Financial Instruments ”, which provides companies with an option to report selected financial assets and liabilities at fair value. ASC 825-10’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. ASC 825-10 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. ASC 825-10 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. ASC 825-10 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the Company’s choice to use fair value on its earnings. ASC 825-10 also requires companies to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet. ASC 825-10 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in ASC 820 and ASC 825.  The Company adopted ASC 825-10 on January 1, 2008, but did not elect the fair value option for any financial assets or liabilities. Accordingly, the adoption of ASC 825-10 did not have any impact on the Company’s consolidated financial statement presentation or disclosures.

The Company’s financial instruments consist primarily of cash, accounts receivable, lease receivables, accounts payable, floor plans notes payable, notes payable and trade notes payable. The carrying amounts of these items at September 30, 2009 and December 31, 2008 approximated their fair values because of the short maturity of these instruments or existence of variable interest rates, which reflect current market rates. Therefore, the adoption of the above accounting principles, as they became or will become applicable to the Company, had no significant impact on the measurement of the financial assets and liabilities.

In December 2007, the FASB revised the authoritative guidance for business combinations, which establishes principles and requirements for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquiree. The revised guidance also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and is to be applied prospectively. The Company adopted the guidance on January 1, 2009 and affected how the Company accounted for the acquisition of ACG.

In December 2007, the FASB issued authoritative guidance for noncontrolling interests, which clarifies the accounting for noncontrolling interests and establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, including classification as a component of equity. The guidance is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company adopted the guidance on January 1, 2009 and affected how the Company accounts for its noncontrolling interests.

In March 2008, generally accepted accounting principles revised requirements for Disclosures about Derivative Instruments and Hedging Activities. The revision requires entities using derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives.  The change also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of generally accepted accounting principles have been applied, and the impact that hedges have on an entity’s financial position, financial performance, and cash flows.  The Company adopted revision effective January 1, 2009, and did not have any impact on the Company’s condensed consolidated financial statement presentation or disclosures.

In June 2008, generally accepted accounting principles were revised to mandate a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock. Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of this guidance, results in the instruments no longer being considered indexed to the company’s own stock. Accordingly, adoption of this guidance will change the current classification (from equity to liability) and the related accounting for such warrants outstanding at that date. This guidance is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company adopted this guidance on January 1, 2009 and did not have any impact on the Company’s consolidated financial statement presentation or disclosures.

In January 2009, generally accepted accounting principles were revised to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements.  The proposal also amends prior generally accepted accounting principles to require those disclosures in all interim financial statements.  This proposal is effective for interim periods ending after June 15, 2009.  The Company adopted this change on June 30, 2009 and did not have any impact on the Company’s consolidated financial statement presentation or disclosures.

Recently Issued Accounting Pronouncements

In June 2009, generally accepted accounting principles for reporting and accounting for transfers of financial assets, was revised and is to be applied to financial asset transfers on or after the effective date, which is January 1, 2010 for the Company’s financial statements. This changes and limits the circumstances in which a financial asset may be de-recognized when the transferor has not transferred the entire financial asset or has continuing involvement with the transferred asset. The concept of a qualifying special-purpose entity, which had previously facilitated sale accounting for certain asset transfers, is removed by this change. The Company expects to adopt this revision on January 1, 2010 and expects that adoption of this revision will not have a material effect on its financial position or results of operations.

In June 2009, generally accepted accounting principles amended the accounting for variable interest entities and is effective for reporting periods beginning after November 15, 2009. The amendments change the process for how an enterprise determines which party consolidates a VIE to a primarily qualitative analysis. It defines the party that consolidates the VIE (the primary beneficiary) as the party with (1) the power to direct activities of the VIE that most significantly affect the VIE’s economic performance and (2) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE. Upon adoption reporting enterprises must reconsider their conclusions on whether an entity should be consolidated and should a change result; the effect on net assets will be recorded as a cumulative effect adjustment to retained earnings. The Company expects that adoption will not have a material effect on its financial position or results of operations.

In September 2009, the FASB issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). It updates the existing multiple-element revenue arrangements guidance currently included under ASC 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently assessing the future impact of this new accounting update to its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards or pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Accounting Policies Related to Discontinued Policies

Goodwill

Goodwill is the excess of cost over the fair value of tangible and identified intangible assets acquired in business acquisitions.

The following is a summary of the changes in the carrying amount of goodwill during the period ended September 30, 2009 and December 31, 2008:

Balance — January 1, 2008	$170
Additions	780
Dispositions	(22)
Foreign currency translation	13
Balance —December 31, 2008 and September 30, 2009 (unaudited)	$941

The Company tests goodwill for impairment annually or more frequently when events or circumstances indicate that impairment may have occurred. The Company completed an impairment test of goodwill as of December 31, 2008. The goodwill test included determining the fair value of the reporting unit and comparing it to the carrying value of the net assets allocated to the reporting unit. The Company determined that there was no impairment of goodwill as of December 31, 2008.

Vendor Program

Incentive arrangements such as volume incentive rebates or other vendor programs are accounted for in accordance with generally accepted accounting principles. Volume incentive rebates are consideration received from the automotive manufacturers when purchases or sell-through targets are attained or exceeded within a specific time period. The amount of rebates earned in any financial reporting period is recorded as an increase of deposits paid. This same amount is recorded as a reduction of inventory cost or a reduction of cost of sales for those items already sold. Volume rebates to date have been determined based on actual negotiated volume discounts. When there is uncertainty regarding the use of these rebates, the amounts are reserved accordingly. For the nine months ended September 30, 2009 and 2008, the incentive rebates totaled approximately $16,623 and $11,366, respectively.

Investment in Unconsolidated Subsidiaries

Investment in unconsolidated subsidiaries is accounted for under the equity method, under which the amount of the investment is recorded at cost, with adjustments to recognize the Company’s share of the earnings or losses of the unconsolidated subsidiaries from the date of acquisition. The amount recorded in income is adjusted to eliminate intercompany gains and losses, and to amortize, if appropriate, any difference between the Company’s cost and the underlying equity in net assets of the affiliate at the date of investment. The investment amount is also adjusted to reflect the Company's share of changes in the unconsolidated subsidiaries' capital. Dividends received from the unconsolidated subsidiaries reduce the carrying amount of the investment.

Revenue Recognition - Discontinued Operations

Revenues from sale of new automobiles are recognized upon delivery, passage of risk and benefit, and signing of the sales contract. Revenue from the sale of parts, service and collision repair is recognized upon delivery of parts to the customer or at the time automobile service or repair work is completed.

The Company also receives commissions from insurance institutions for referring its customers to buy auto insurance. Commission income is recorded when the referral transactions are closed. Value Added Taxes represent amounts collected on behalf of specific regulatory agencies that require remittance by a specified date. These amounts are collected at the time of sales and are detailed on invoices provided to customers. In compliance with generally accepted accounting principles, the Company accounts for value added taxes on a net basis.

Cost of Sales - Discontinued Operations

For new automobile, cost of sales consists primarily of the Company’s actual purchase price, less manufacturer’s incentives. For the sales of parts and accessories, cost of sales consists primarily of the actual purchase price. For service and body shop operations, technician labor cost is the primary component of cost of sales.

NOTE 3 - INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES – DISCONTINUED OPERATIONS

The Company’s investments in the following entities are accounted for on the equity method:

	Percentage owned at
	September 30,		December 31,
	2009		2008
	(unaudited)

Hebei Junda Auto Sales & Service Co., Ltd	<A	>	<A	>
Tian Mei Insurance Agency Co., Ltd	<B	>	<B	>
Cangzhou Hengyuan Auto Sales & Service Co., Ltd	30%		30%

<A>	The investment in the company was disposed in June 2008 for a sales price of $432.

<B>
During the periods presented, the Company acquired a majority equity interest in this entity and the incremental acquired ownership has been accounted for using the purchase method of accounting. A summary of acquisitions is listed in Note 4.

All of these operations, except Tian Mei Insurance Agency Co., Ltd., which is an insurance agency, are engaged in the sale and servicing of automobiles. The Company’s investment in unconsolidated subsidiaries accounted for under the equity method and cost method amounted to $266 and $229 as of September 30, 2009 (unaudited) and December 31, 2008, respectively.

NOTE 4 - BUSINESS ACQUISITIONS – DISCONTINUED OPERATIONS

During the nine months ended September 30, 2009, the Company did not conduct any business acquisitions. It paid cash of approximately $2,992 during the year ended December 31, 2008 to acquire various automotive retail franchises and related assets.  The following is a summary of entities acquired and the respective equity interests acquired during the periods presented:

	Total % of Equity	Nine Months ended September 30, 2009		Year ended December 31, 2008
	Interest as of September 30, 2009	% of Equity Acquired (Disposed)	Acquisition Price	% of Equity Acquired	Acquisition Price	Total % of Equity Interest Prior 2008

Entities
Baoding Tianhua Auto Trade Co., Ltd	100%	-	$-	-	$-	100%
Hebei Meifeng Auto Sales and Service Co., Ltd	100%	-	-	-	-	100%
Hebei Shenkang Auto Trade Co., Ltd	100%	-	-	-	-	100%
Yuhua Fengtian Auto Sales and Service Co., Ltd	70%	(30)%	-	-	-	100%
Hebei Shengmei Auto Trade Co., Ltd	96%	-	-	-	-	96%
Hebei Shenwen Auto Trade Co., Ltd	95%	-	-	-	-	95%
Guangdehang Auto Trade Co., Ltd	<A >	-	-	-	-	88%
Hebei Liantuo Auto Trade Co., Ltd	90%	-	-	10%	834	80%
Cangzhou Yicang Auto Sales and Service Co., Ltd	55%	-	-	-	-	55%
Hebei Junda Auto Trade Co., Ltd	50%	-	-	-	-	50%
Tian Mei Insurance Agency Co., Ltd	100%	-	-	51%	37	49%
Hebei Yitong Auto Trade Co., Ltd	60%	-	-	55%	1,975	5%
Hebei Shengda Auto Trading Co., Ltd	80%	-	-	10%	146	70%
Total			$-		$2,992

<A>	All of the acquired equity interest was disposed in March 2008 for an aggregate sales price of $1,267; and the transactions were classified as discontinued operations (see Note 5)

The acquisitions were made to increase the asset portfolio to meet growing market demand. They were accounted for using the purchase method of accounting in the periods when the Company acquired a majority of the voting rights (i.e., over 50% of the equity interest) of the entities whereby the total purchase price was allocated to tangible and intangible assets acquired based on estimated fair market values, with the remainder classified as goodwill. Net tangible assets were valued at their respective fair values. Acquisitions of less than 50% and more than 20% equity interest are accounted for using the equity method (Note 3). The cost method is used for an equity interest of less than 20%.

NOTE 5 - DISCONTINUED OPERATIONS

Sale of interests in automotive dealerships in 2008

On March 27, 2008, an 88% interest in Guangdehang Auto Trade Co., Ltd. was sold to an unrelated entity for an aggregate sales price of approximately $1,267. On December 10, 2008, a 100% interest of Tangshan Boan Auto Trade Co., Ltd. was sold to an unrelated entity for an aggregate sales price of approximately $720.

Accordingly, the Company has accounted for the sale of the automotive dealerships in the accompanying condensed consolidated financial statements as a discontinued operation. Assets and liabilities, revenues and expenses, and cash flows related to the automotive dealerships have been appropriately reclassified in the accompanying consolidated financial statements as discontinued operations for all periods presented.

Sale of consumer automotive dealership business in 2009

On June 15, 2009, Hebei Kaiyuan, the registered shareholder of the Dealership Subsidiaries entered into an acquisition agreement (the “Agreement”) with Xinjiang. The Company controls the Dealership Subsidiaries through certain contractual arrangements between Hebei Kaiyuan and Chuanglian, a wholly-owned subsidiary of the Company. Pursuant to the Agreement, Xinjiang agreed to acquire all of the outstanding securities of the Dealership Subsidiaries, which together comprise all of the Company’s consumer auto dealership business.

In consideration of the acquisition, Xinjiang agreed to pay Hebei Kaiyuan approximately RMB470 million ($68.8 million). The final purchase price will be the sum of (i) RMB435 million, and (ii) the increase in value of the net assets of the Dealership Subsidiaries from January 1, 2009 to June 30, 2009 (based on the New Accounting Standard for Business Enterprises in China). The net earnings of the Dealership Subsidiaries subsequent to June 30, 2009 will be allocated to Xinjiang at closing. The Company expects to utilize the net proceeds from this transaction to expand its commercial vehicle sales and leasing business. The Company completed the sale of its consumer automotive dealership business on December 14, 2009 and expected to realize a gain upon disposal.

Accordingly, the Company has accounted for the consumer automotive dealership business in the accompanying consolidated financial statements as a discontinued operation.  Assets and liabilities, revenues and expenses, and cash flows related to the consumer automotive dealership business have been appropriately reclassified in the accompanying consolidated financial statements as discontinued operations for all periods presented.

Summary financial information related to discontinued operations

The following revenue and expense items have been reclassified and included in income from discontinued operations in the consolidated income statements for the nine months ended September 30, 2009 and 2008:

	Nine months ended September 30,
	2009	2008
	(unaudited)	(unaudited)

Revenues	$389,829	$297,703
Income from discontinued operations, before income taxes	$10,120	$7,353
Income tax provision	2,991	1,890
Net income attributable to noncontrolling interests	1,552	930
Income from discontinued operations, net of taxes	$5,577	$4,533

The assets and liabilities of these businesses have been classified as discontinued operations in the condensed consolidated balance sheets presented herein.  The assets and liabilities associated with discontinued operations were prior to September 30, 2009 (unaudited) and December 31, 2008.

The following assets and liabilities have been reclassified and included in assets and liabilities of the discontinued operations in the condensed consolidated balance sheets as of September 30, 2009 and December 31, 2008:

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets:
Cash and cash equivalents	$16,094	$13,537
Restricted cash	41,096	40,824
Account receivable	1,110	3,397
Inventories	34,329	36,230
Deposits for inventories	20,099	21,193
Prepaid expenses and other current assets	3,895	3,380
Deferred income tax assets	325	620
Due from affiliate	250	-
Due from unconsolidated subsidiary	439	529
Investment in unconsolidated subsidiaries	266	229
Property, equipment and leasehold improvements, net	26,525	25,108
Net non-current deferred income tax assets	88	-
Goodwill	941	941
Total assets of discontinued operations	145,457	145,988
Liabilities:
Floor plan notes payable	11,115	12,379
Notes payable	20,064	3,921
Trade notes payable	53,152	60,134
Account payables	1,852	1,174
Other payables and accrued liabilities	3,722	4,540
Customer deposits	3,556	3,197
Income tax payable	1,812	1,479
Net non-current deferred income tax liabilities	-	273
Noncontrolling interests	8,356	6,950
Total liabilities of discontinued operations	$103,629	$94,047

NOTE 6 - ACCOUNTS RECEIVABLE

Summaries of accounts receivable are as follows:

Continued Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)

Trade accounts receivable from sales of commercial vehicles	$2,086	$875

Discontinued Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)

Trade accounts receivable from sales of automobiles	$670	$3,139
Contracts-in-transit	176	43
Warranty receivable	264	215

Total	$1,110	$3,397

Contracts-in-transit represent receivables from unrelated finance companies for the portion of the automobiles purchase price financed by customers. These contracts-in-transit are normally collected within the first week following the sale of the related automobiles but not usually longer than 30 days.

The Company performs warranty service work for automobiles sold under a limited warranty provided by manufacturers. The cost of warranty work is reimbursed by the applicable manufacturer at retail consumer rates.

NOTE 7 - INVENTORIES

Summaries of inventories are as follows:

Continued Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)

Commercial vehicles	$200	$1,233

Discontinued Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)

New automobiles	$29,410	$31,068
Parts and accessories	4,619	4,839
Others	300	323

Total	$34,329	$36,230

NOTE 8 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

A summary of prepaid expenses and other current assets is as follows:

Continuing Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)

Short term advances	$529	$23
Temporary advances to staff	259	114
Prepaid interest	1,915	-
Prepaid rental for land	221	235
Prepaid other taxes	53	1,538
Other	109	184

Total	$3,086	$2,094

Discontinued Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)

Short term advances	$2.040	$502
Temporary advances to staff	222	12
Bid bonds and deposit for new dealership	194	1,259
Prepaid interest	43	152
Prepaid rental for land	165	-
Prepaid other taxes	750	984
Other	481	471

Total	$3,895	$3,380

Short-term advances are advances made to third parties. They are interests-free, unsecured and repayable on demand.

NOTE 9 - NET INVESTMENT IN SALES-TYPE LEASES

The following lists the components of the net investment in sales-type leases:

	September 30,	December 31,
	2009	2008
	(unaudited)

Minimum lease payments receivable	$157,079	$26,409
Less: unearned interest income	(17,841)	(3,050)

Net investment in sales-type leases	139,238	23,359
Less: Current maturities of net investment in sales-type leases	(82,258)	(14,867)

Net investment in sales-type leases, net of current maturities	$56,980	$8,492

Net investment in sales-type leases arises from the sales of commercial vehicles, under which the Company has entered into monthly installment arrangements with the customers for approximately 2 years. The legal titles of the commercial vehicles are not transferred to the customer until the outstanding lease payments are fully settled. The operations of this business commenced in March 2008.   The aggregate effective interest rate on sales-type leases is approximately 14.8% per annum.

At September 30, 2009, future minimum lease payments are as follows:

Year Ending December 31,
2009 (three months)	$16,705
2010	74,395
2011	48,138
Total	$139,238

NOTE 10 - PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

Summaries of property, equipment and leasehold improvements are as follows:

Continuing Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)

Buildings and leasehold improvements	$450	$287
Furniture and fixtures	1,334	915
Machinery and equipment	-	21
Company automobiles	853	830
Construction-in-progress	2	-
Total	2,639	2,053

Less: accumulated depreciation and amortization	714	254
Property, equipment and leasehold improvements, net	$1,925	$1,799

Depreciation and amortization expense for the continuing operations was approximately $155, $32, $468 and $154 for the three months and nine months ended September 30, 2009 and 2008, respectively. Construction-in-progress represented the cost of construction work of commercial vehicle stores which had not yet been completed as of the last day of each reporting period. No depreciation expense is recorded for the construction-in-progress until the assets are placed in service.

Discontinued Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)

Land use rights	$3,178	$2,554
Buildings and leasehold improvements	13,962	13,640
Furniture and fixtures	2,347	2,208
Machinery and equipment	4,775	4,427
Company automobiles	7,502	6,749
Construction-in-progress	509	16
Total	32,273	29,594
		-
Less: accumulated depreciation and amortization	5,748	4,486
Property, equipment and leasehold improvements, net	$26,525	$25,108

Depreciation and amortization expense for the discontinued operations was approximately $650, $240, $2,179 and $1,473 for the three months and nine months ended September 30, 2009 and 2008, respectively. Construction-in-progress represented the cost of construction work of automotive dealerships which had not yet been completed as of the last day of each reporting period. No depreciation expense is recorded for the construction-in-progress until the assets are placed in service.

NOTE 11 - OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consist of the followings:

Continuing Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)

Short-term advances	$2,114	$-
Deposits received	68	185
Amounts due to construction-in-progress contractors	-	104
Accrued expenses	482	11
Salary payable	296	136
Other current liabilities	2,047	213

Total	$5,007	$649

Discontinued Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)

Short-term advances	$-	$529
Deposits received	945	1,245
Amounts due to construction-in-progress contractors	45	264
Accrued expenses	163	175
Salary payable	621	175
Dividend payable	150	292
Other current liabilities	1,798	1,860

Total	$3,722	$4,540

Dividend payable represents the amount due to the minority shareholders of the Company’s VIEs, which is non-interest bearing, unsecured and will be paid in 2009. Deposits received represented security deposits received from staff, retention fee for constructors and customer deposits. Other current liabilities mainly include payables to office equipment suppliers.

NOTE 12 - FLOOR PLAN NOTES PAYABLE – DISCONTINUED OPERATIONS

The Company entered into committed facility lines with several financial institutions affiliated with automobile manufacturers to finance substantially all new automobile inventory purchases. As of September 30, 2009 and December 31, 2008, the committed facility lines provided for a maximum borrowing capacity of up to approximately $28,012 and $23,630, respectively, for purchases of new automobiles from the automobile manufacturers. These committed facility lines usually have a term of one year with options of extension.

The Company also has financing under floor plan arrangements for a term in a range of 180 days to one year with various lenders not affiliated with manufacturers.

Both of the committed facility lines and floor plan arrangements are collateralized by the inventory purchased and/or guaranteed by certain assets owned by affiliates and are required to be repaid upon the sale of the automobiles that have been financed when the sale proceeds are collected by the Company. Interest rates under the committed facility lines and the floor plan arrangements are charged at the bank’s prime rate and payable on a monthly basis. The floor plan borrowings bear interest at rates in the range of 5.59% to 8.71% as of September 30, 2009. However, certain floor plan notes payable-manufacturer affiliated were interest free in the event the note is repaid in 60-90 days.

The Company considers committed facility lines to a party that is affiliated with auto manufacturers from which the Company purchased new automobile inventory to be “Floor plan notes payable-manufacturer affiliated” and all other floor plan notes payable to be “Floor plan notes payable - non-manufacturer affiliated”.

NOTE 13 - NOTES PAYABLE

Summaries of the notes payable are as follows:

Continuing Operations

	September 30,	December 31,
	2009	2008
	(unaudited)

Note payable - bank	$8,777	$-

Discontinued Operations

	September 30,	December 31,
	2009	2008
	(unaudited)

Note payable - bank	$20,064	$3,628
Note payable - manufacturer affiliated	-	293

Total	$20,064	$3,921

Notes payable represent loans from financial institutions that were used for working capital and capital expenditures purposes. The notes bear interest at rates in the range of 4.86% to 7.97% as of September 30, 2009 and have a term within one year.

NOTE 14 - NOTE PAYABLE TO EARLYBIRD CAPITAL

In conjunction with the closing of the Business Combination, the Company was obligated to pay EarlyBird Capital, Inc. deferred underwriting fees of $1,449, which had been previously accrued, and an additional investment advisory fee of $180, which was charged to operations at closing, for an aggregate amount of $1,629. The Company paid $1,200 of such fees in cash at closing, and issued a short-term promissory note for the remaining $429. The promissory note was non-interest bearing and due on October 9, 2009. In connection with the promissory note, the Company entered into an escrow agreement, dated April 9, 2009, with the shareholders, Honest Best Int’l Limited, the sole shareholder of ACG prior to the Business Combination, and Loeb & Loeb LLP, as the escrow agent, pursuant to which the escrow agent will hold 446,250 ordinary shares of the Company issued to Honest Best Int’l Ltd. in connection with the Business Combination, to secure payment of the promissory note.  The note was paid in full during August 2009.

NOTE 15 - TRADE NOTES PAYABLE

Trade notes payable are presented to certain commercial vehicle dealers and automotive manufacturers of the Company as a payment against the outstanding trade payables. These notes payable are bank guarantee promissory notes which are non-interest bearing and generally mature within nine months. The outstanding bank guarantee promissory notes are secured by restricted cash deposited in banks and automobile inventories.

NOTE 16 - SALE OF INVESTMENT IN AUTOMOTIVE DEALERS – DISCONTINUED OPERATIONS

During 2008 and the nine months ended September 30, 2009, the Company sold investments in certain non-consolidated subsidiaries. The results of operations of the non-consolidated subsidiaries have been included in the consolidated financial statements through the date of disposal. The following table summarizes the investment in the non-consolidated subsidiaries as of the date of sale and the gain on disposal:

Hebei Junda Auto Trading Co., Ltd June 2008
Disposal Date

Current assets	$1,613
Property, equipment and improvement, net	671
Total assets	$2,284

Total liabilities	$1,518

Net assets	766

% of equity interest disposed	50%

Investment in entities	378
Consideration	430

Gain on sales	$52

NOTE 17 - INCOME TAXES

Cayman Islands :  Under the current tax laws of the Cayman Islands, the Company and its subsidiaries are not subject to tax on their income or capital gains.

Hong Kong :  The Company’s subsidiary in Hong Kong did not have assessable profits that were derived from Hong Kong during the three months and nine months ended September 30, 2009 and 2008. Therefore, no Hong Kong profit tax has been provided for in the periods presented.

China :  Effective January 1, 2008, the National People’s Congress of China enacted a new PRC Enterprise Income Tax Law, under which foreign invested enterprises and domestic companies would be subject to enterprise income tax at a uniform rate of 25%.

Summaries of the income tax provision (benefit) in the consolidated statements of income are as follows:

Continuing Operations:

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Current	$1,207	$162	$2,007	$367
Deferred	418	(52)	(40)	28

Total	$1,625	$110	$4,958	$2,285

Discontinued Operations:

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Current	$840	$974	$3,057	$1,990
Deferred	(46)	136	(66)	(100)

Total	$794	$1,110	$2,991	$1,890

The tax effects of temporary differences representing deferred income tax assets (liabilities) result principally from the followings:

Continuing Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)
Current
Deferred income tax assets:
Tax loss carry forward	$2,416	$400

Total deferred income tax assets - current	$2,416	$400

	September 30,	December 31,
	2009	2008
	(unaudited)
Non-current
Deferred income tax assets:
Depreciation	$-	$230
Appraisal of assets acquired	-	112
Total deferred income tax assets – non- current	-	342

Non-current
Deferred income tax liabilities:
Deferred income	$2,180	$474
Total deferred income tax liabilities – non-current	2,180	474

Net deferred income tax assets (liabilities) – non-current	$2,180	$(132)

Discontinued Operations:

	September 30,	December 31,
	2009	2008
	(unaudited)
Current
Deferred income tax assets:
Deferred expenses	$56	$86
Tax loss carry forward	269	534

Total deferred income tax assets - current	$325	$620

	September 30,	December 31,
	2009	2008
	(unaudited)
Non-current
Deferred income tax assets:
Depreciation	$230	$-
Appraisal of assets acquired	108	-
Total deferred income tax assets – non-current	338	-

Deferred income tax liabilities:
Appraisal of assets acquired	250	273
Total deferred income tax liabilities – non-current	250	273

Net deferred income tax (liabilities) assets – non-current	$88	$(273)

At September 30, 2009, the Company’s continuing operations had $4,633 of taxable loss carry forwards that expire through December 31, 2013.

The difference between the effective income tax rate and the expected statutory rate was as follows:

Continuing Operations:

	Nine months ended September 30,
	2009	2008
	(unaudited)	(unaudited)

Statutory rate	25.0%	25.0%
Non taxable income	(0.3)	(3.5)
Tax effect of tax losses recognized (utilized)	22.7	18.8
Tax effect of unrecognized temporary differences	(25.2)	(20.3)

Effective tax rate	22.2%	20.0%

Discontinued Operations:

	Nine months ended September 30,
	2009	2008
	(unaudited)	(unaudited)

Statutory rate	25.0%	25.0%
Non-deductible expenses	1.3	-
Non taxable income	-	(1.1)
Tax effect of tax losses recognized (utilized)	(2.6)	0.7
Tax effect of unrecognized temporary differences	5.9	0.6

Effective tax rate	29.6%	25.2%

On January 1, 2007, the Company adopted the provisions of ASC 740, “Income Taxes”. ASC 740 requires companies to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements.

Management has performed an analysis of its tax positions, in accordance with FIN 48, and has determined that the Company has no material uncertain tax positions that are more-likely than-not of being sustained for the full amount claimed, or to be claimed, on its applicable tax returns for the periods present.

NOTE 18 – ORDINARY SHARES AND PREFERRED SHARES

The Company is authorized to issue 50,000,000 ordinary shares with a par value $0.001 per share.

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value $0.001 per share, with such designations, voting and other rights and preferences, as may be determined from time to time by the Company’s board of directors. As of September 30, 2009, the Company had not issue any preferred shares.

NOTE 19 – PRIVATE PLACEMENT AND INITIAL PUBLIC OFFERING

On October 16, 2007, the Company’s Initial Stockholders subscribed to 1,293,750 shares of ordinary share for a total of $25,000.

On February 27, 2008, the Company completed a private placement of 1,430,000 warrants (the “Private Placement Warrants”) to James Cheng-Jee Sha, AutoChina’s former Chief Executive Officer and Chairman and current director, Diana Chia-Huei Liu, AutoChina’s former President and current director, William Tsu-Cheng Yu, AutoChina’s former Chief Financial Officer and director, Jimmy (Jim) Yee-Ming Wu, AutoChina’s former Chief Operating Officer and Director and Gary Han Ming Chang, AutoChina’s former Special Advisor, collectively referred to as the founding shareholders, as a result of which AutoChina received net proceeds of $1,430.

On March 4, 2008, the Company consummated its initial public offering of 4,500,000 units. On March 13, 2008, the underwriters of AutoChina’s initial public offering exercised their over-allotment option in full, for a total of an additional 675,000 units (over and above the 4,500,000 units sold in the initial public offering) for an aggregate offering of 5,175,000 units. Each unit in the offering consisted of one ordinary share and one redeemable ordinary share purchase warrant. Each warrant entitles the holder to purchase from AutoChina one ordinary share in AutoChina at an exercise price of $5.00. AutoChina’s ordinary shares and warrants started trading separately as of March 28, 2008.

On July 28, 2009, the Company and each founding shareholder entered into exchange agreements, pursuant to which each Private Placement Warrant was exchange for a warrant (each a “New Warrant” and together the “New Warrants”) with the same characteristics as the warrants sold in AutoChina’s initial public offering. The New Warrants and the underlying ordinary shares are restricted securities under Rule 144.  The warrant exchange agreements had no accounting impact.

On July 28, 2009, Jimmy (Jim) Yee-Ming Wu, Gary Han Ming Chang, and William Yu (each a founding shareholder) sold 100,000, 25,000, and 250,000 New Warrants, respectively, to certain officers, their affiliates and managers of ACG for $2.75 per warrant (the market price on that date). The Company did not receive any proceeds from these transactions.

NOTE 20 – ACQUISITION OF AUTOCHINA GROUP INC.

On April 9, 2009, pursuant to the terms of the Share Exchange Agreement entered between the Company and the Sellers, the Company acquired all of the outstanding securities of ACG, resulting in AutoChina becoming a wholly-owned subsidiary of the Company.

Pursuant to the Share Exchange Agreement, at the closing of the Business Combination, the Company issued 8,606,250 ordinary shares in the Company in upfront consideration, of which 10% was held back and placed in escrow. The release of 50% of the holdback consideration is conditioned on the combined company exceeding $22.5 million EBITDA and 30% EBITDA Growth (each as defined in the Share Exchange Agreement) for the 2009 fiscal year, and the remaining 50% of the holdback consideration will be released on the later of 20 days following delivery of the 2009 audited financial statements for the combined company and one year from the date of the closing of the transactions contemplated in the Share Exchange Agreement, in each case less any damages claimed pursuant to the indemnification provisions of the Share Exchange Agreement at the time of such release. In addition, pursuant to an earn-out provision in the Share Exchange Agreement, the Company agreed to issue to AutoChina’s prior shareholder between 5% and 20% of the number of ordinary shares of the Company outstanding as of December 31 of the fiscal year immediately prior to such earn-out issuance for achieving a minimum EBITDA and certain Targeted EBITDA Growth (each as defined in the Share Exchange Agreement) in each of the next five years, through the year ended December 31, 2013.

As used in the Share Exchange Agreement, the terms EBITDA, EBITDA Growth and Targeted EBITDA Growth have the following meanings:

• “EBITDA” means earnings before interest, taxes, depreciation, amortization and any adjustment for minority interests. on a consolidated basis calculated based on the audited financial statements in accordance with US GAAP for any twelve (12) month period ended December 31, but for the purposes of the Share Exchange Agreement excluding from any such calculation of EBITDA, any EBITDA (a) generated by the operations of any entities acquired by or merged with AutoChina following the closing or from one-time gains or one-time losses, including, but not limited to, one-time gains or losses from the divestiture of any assets or entities and (b) any impacts on such financial statements as a result of any change of US GAAP occurring after the date such final statements were prepared. For purposes of the Share Exchange Agreement, EBITDA for FY2009 shall exclude the losses of AutoChina in FY2009 incurred prior to the closing and shall be calculated on the assumption that the ACG companies became subsidiaries of AutoChina as of January 1, 2009.

• “EBITDA Growth” means year-over-year EBITDA growth.

• “Targeted EBITDA Growth” means EBITDA Growth of the percentages set forth in the schedule set forth below.

Earn-Out Consideration Percentage is equivalent to the percentage set forth below for each of the respective thresholds for each of the applicable fiscal years ended December 31. Notwithstanding the foregoing, such Earn-Out Consideration Percentage is only applicable in the event that AutoChina achieves EBITDA of at least the amount set forth in parenthesis immediately following each of the applicable fiscal years ended December 31 set forth below. For purposes of this schedule, “G” means Targeted EBITDA Growth.

Fiscal Year ending December 31	G> 30%	G> 40%	G> 50%	G> 60%	G> 70%	G> 80%	G> 90%

2009 ($22,500)	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
2010 ($29,250)	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
2011 ($38,030)	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
2012 ($49,440)	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
2013 ($64,270)	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%

In connection with the approval of the Business Combination at the April 8, 2009 Extraordinary General Meeting of Shareholders of the Company, the Company’s shareholders also approved (i) the election of three (3) directors to the Board of Directors of the Company, each to serve until his or her term has expired and until his or her successor is duly elected and qualified; (ii) the adoption of the AutoChina International Limited 2009 Equity Incentive Plan, which provides for the grant of the right to purchase up to 1,675,000 ordinary shares of the Company, representing up to approximately 10% of the Company’s share capital upon the completion of the acquisition, plus the shares issuable pursuant to the incentive plan, to directors, officers, employees and/or consultants of the Company and its subsidiaries; (iii) an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to change the Company’s corporate name to AutoChina International Limited; and (iv) an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to remove certain provisions containing procedures and approvals applicable to the Company prior to the consummation of a business combination that will no longer be operative upon consummation of the acquisition.

In connection with the acquisition, as of April 9, 2009, after the closing of the acquisition, AutoChina closed on its previously announced agreements to purchase 3,053,910 ordinary shares from fourteen shareholders for an aggregate of $24,218. The agreements provided that the shareholder would sell the applicable shares to AutoChina after the business combination was consummated, but that the shareholder would either vote to approve the Business Combination or grant AutoChina a proxy to vote to approve the business combination. Such shares were voted in favor of the acquisition and other related proposals either by the shareholders or by the officers of AutoChina through proxies provided in the applicable agreements. AutoChina entered into these agreements with certain of its stockholders in order to insure that the transaction was consummated. Such transactions were privately negotiated between AutoChina and the individual stockholder.

Also in connection with the acquisition, on April 7, 2009, AutoChina entered into certain Put and Call Agreements with four of its shareholders. Pursuant to such agreements, AutoChina agreed to be obligated to purchase (the “put option”) from the shareholders, and the shareholders have agreed to be obligated to sell (the “call option”) to AutoChina, an aggregate of 156,990 ordinary shares at an exercise price of $9.05 per ordinary share, less the per share portion of any cash dividend or other cash distribution paid to AutoChina’s shareholders prior to the exercise of the put option or the call option. The put options are exercisable during the two week period commencing on October 9, 2009. The call options are exercisable until October 9, 2009, subject to certain limitations. In connection with these agreements, AutoChina entered into an Escrow Agreement, dated April 7, 2009, with the shareholders, Honest Best Int’l Ltd., the sole shareholder of ACG prior to the acquisition, and Loeb & Loeb LLP, as the escrow agent, pursuant to which the escrow agent will hold 7,745,625 ordinary shares of AutoChina issued to Honest Best Int’l Ltd. in connection with acquisition, together with $377 in cash provided by AutoChina, to secure payment of the exercise price by AutoChina.

On April 7, 2009, AutoChina entered into certain Put and Call Agreements with four of its shareholders. Pursuant to the agreements, AutoChina agreed to be obligated to purchase (the “put option”) from the shareholders, and the shareholders have agreed to be obligated to sell (the “call option”) to AutoChina, an aggregate of 299,000 ordinary shares at an exercise price of $8.50 per share, less the per share portion of any cash dividend or other cash distribution paid to AutoChina’s shareholders prior to the exercise of the put option or the call option. The put options are exercisable during the two week period commencing on October 9, 2009. The call options are exercisable until October 9, 2009, subject to certain limitations.

On April 8, 2009, AutoChina entered into a Put and Call Agreement with two of its shareholders. Simultaneously with the execution of the agreement, the shareholders purchased an aggregate of 548,800 ordinary shares of AutoChina at a purchase price of $7.865 per ordinary share. Pursuant to the agreement, AutoChina agreed to be obligated to purchase (the “put option”) from the shareholders, and the shareholders have agreed to be obligated to sell (the “call option”), an aggregate of 548,800 ordinary shares at an exercise price of $8.40 per share, less the per share portion of any cash dividend or other cash distribution paid to AutoChina’s shareholders prior to the exercise of the put option or the call option. AutoChina also paid the shareholders an aggregate of $58 in connection with the agreement. The put options are exercisable during the two week period commencing on October 9, 2009. The call options are exercisable until October 9, 2009, subject to certain limitations. In connection with the agreements, AutoChina entered into an Escrow Agreement, dated April 8, 2009 with the shareholders, ACG and Loeb & Loeb LLP, as the escrow agent, pursuant to which the escrow agent will hold $4,610 in cash provided by AutoChina to secure payment of the exercise price by AutoChina.

A summary of the Put and Call Agreements is presented below.

Commitment Description	Per Share Amount	Number of Shares	Total Commitment	Funded Commitment	Unfunded Commitment

Fully funded commitment	$8.40	548,800	$4,610	$4,610	$—
Unfunded commitment	$8.50	299,000	2,541	-	2,541
Partially funded commitment	$9.05	156,990	1,421	377	1,044
Total commitment		1,004,790	8,572	$4,987	$3,585
Less market value of shares on commitment dates (April 7-8, 2009)	$7.87		7,908
Accretion to be recorded over the life of the commitment as a charge to operations			$664

As of April 9, 2009, exclusive of the aforementioned Put and Call Agreements, the Company had agreed to purchase 3,053,910 ordinary shares of the Company, after the closing of the transaction with ACG, for an aggregate of $24,218, which agreements were completed after the closing of the Business Combination. Such shares were voted in favor of the Business Combination.

Accordingly, as a result of these transactions, the holders of less than 40% of the ordinary shares issued in the Company’s initial public offering elected to convert such shares into a pro rata portion of the trust account. Pursuant to redemption rights granted to stockholders who owned common stock issued in the Company’s initial public offering, 1,040,934 shares were redeemed. The Company utilized funds totaling $8,182 held in the trust account established in connection with its initial public offering to consummate the redemptions.

In conjunction with the Business Combination, during April 2009, pursuant to the terms of the Company’s initial public offering, certain founding shareholders of the Company delivered an aggregate of 263,436 shares to the Company for cancellation. No consideration was paid for such cancellation.

From March 16, 2009 through April 6, 2009, AutoChina purchased 1,522,892 warrants for the purchase of ordinary shares of the Company for an aggregate cash consideration of $578. An additional 40,000 warrants were purchased on April 13, 2009 for $29.

On April 22, 2009, the Company announced that the Company’s Board of Directors had authorized a warrant repurchase program. Pursuant to the authorization of the Board of Directors, the Company may repurchase any number of ordinary share purchase warrants (the exercise price of which is $5.00 per ordinary share) on the open market or in negotiated transactions at a price per warrant of no more than $1.00 per warrant. The timing and the amount of any repurchases will be determined by the Company’s management based on its evaluation of market conditions and other factors. Under the repurchase program, there is no time limit for the warrant repurchases, nor is there a minimum number of warrants that the Company intends to repurchase. The repurchase program may be suspended or discontinued at any time without prior notice. From April 22, 2009 through May 15, 2009, the Company had repurchased a total of 870,000 warrants for an aggregate cash consideration of $420.

On March 10, 2009, Smart Success Investment Limited (“Smart Success”), a company affiliated with the Company’s Chairman and CEO, Mr. Yong Hui Li, made a short-term advance of $600 to the Company to fund the open-market purchases of the Company’s outstanding warrants.  The Company repaid the $600 advance to Smart Success on August 25, 2009.

In conjunction with the Business Combination, the Company and ACG entered into agreements reflecting immediate or short-term cash commitments as summarized below, which were in excess of the amount in the Company’s trust account at December 31, 2008 ($40,855) and at the closing of the Business Combination. In order to ensure that the Business Combination was approved by the shareholders, the Company, ACG and their respective affiliates entered into various transactions to purchase or facilitate the purchase of ordinary shares of the Company from shareholders who had indicated their intention to vote against the Business Combination and seek redemption of their shares for cash, including price protective agreements with various investors in the form of puts and calls.

Purchase of shares	$24,218
Payment of deferred underwriting and advisory fees -
Cash	1,200
Short-term note payable	429
Short-term put and call agreements -
Fully funded	4,987
Partially funded	1,044
Unfunded	2,541
Redemption of shares	8,182
Repurchase of warrants	1,026
Legal fees and other	410
Total	$44,037

On August 17 and September 2, 2009, the Company entered into various agreements with certain holders of the Put and Call Agreements and third party transferees (the “Transferees”), pursuant to which the Company agreed to assign and transfer the call options to sell 705,790 ordinary shares to the Transferees.  Subsequently, the Company released part of the commitment on the call option under the Put and Call Agreements.  As a result, during August and September of 2009, a total of $4,987 of restricted cash held in escrow was released to the Company. The remainder of the put and call options expired without being exercised in October 2009.

NOTE 21 - STOCK-BASED COMPENSATION

On September 3, 2009, the Company granted 821,040 stock options under the terms of the AutoChina International Limited 2009 Equity Incentive Plan. The exercise price of each option is $9.50, which represents the closing price of the Company's common stock on September 3, 2009. The total vesting period for the options is four years, with 25% of the options vesting one year after the date of grant and the remaining 75% vesting ratably each month for three years thereafter. The options have a total term of 10 years. Management is currently in the process of evaluating the financial effect of the issuance of the options.

As of September 30, 2009, none of these options had been exercised. The Company recorded compensation expense of $112 based on an estimated fair value of the options of $6.52 per share on September 3, 2009. The per share fair value of the stock options granted has been estimated using the Black-Scholes option-pricing model with the following assumptions:

Life (years)	6.08
Dividend yield	None
Risk - free interest rate	2.95%
Volatility	77%

The following table summarizes outstanding options as at September 30, 2009, related weighted average fair value and life information:

	Options Outstanding			Options Exercisable
Range of Exercise Price Per Share	Number Outstanding at September 30, 2009	Weighted Average Fair Value	Weighted Average Remaining Life (Years)	Number Exercisable at September 30, 2009	Weighted Average Exercise Price

$9.50	821,040	$6.52	9.92	nil	$$9.50

The Company has future compensation expense amounted to $5,240 to record from this option outstanding at September 30, 2009 and the recorded to the Company’s statement of income throughout the vesting period of the stock options.

NOTE 22 - DIVIDEND PAYMENT RESTRICTIONS

Substantially all of the Company’s retained earnings as well as net assets are attributable to its VIEs. Pursuant to the relevant accounting principles and financial regulations applicable to companies established in the PRC, a certain percentage of the after-tax net income is restricted and required to be allocated to a general statutory reserve until the balance of the fund has reached 50% of the Company’s registered capital. The statutory reserve fund can be used to increase the registered capital and eliminate future losses of companies, but it cannot be distributed to shareholders except in the event of a solvent liquidation of the companies.

NOTE 23 – COMMITMENTS

Dealership Agreements – Discontinued Operations

The Company operates dealerships under franchise agreements with a number of automotive manufacturers. These agreements are non-exclusive agreements that allow the Company to stock, sell and service cars, equipment and products of the automotive manufacturers in the Company’s defined market. The agreements allow the Company to use the manufacturers’ names, trade symbols and intellectual property. The manufacturers have the right to approve the changes of ownership of the dealers and the agreements expire as follows:

Distributor	Expiration Date	Percentage of sales for the
		Nine months ended September 30,
		2009	2008

Audi	2009	23%	27%
Toyota	2009	14%	17%
Beijing Hyundia	2009 - Indefinite	22%	17%
Buick	2009 - 2010	12%	*
BMW	2009	*	*
Ford	2010 - Indefinite	*	*
Chevrolet	2009	*	*
MAZDA	2009	-	*
ROEWE	2010	*	*
ISUZU	Indefinite	*	*
Cadillac	2009	*	*
Peugeot	2009	*	*
* represented less than 10% of sales generated for the periods

Capital Commitments – Discontinued Operations

From time to time, the Company engages in construction contracts to add new and expanded dealership capacity which typically involve a significant capital commitment. Future minimum payments under the construction contracts as of September 30, 2009 are $9.

Lease Commitments

The Company leases certain facilities under long-term, non-cancelable leases and month-to- month leases. These leases are accounted for as operating leases. Rent expense for continuing operations amounted to $174, $33, $441 and $76 for the three months and nine months ended 2009 and 2008, respectively.

Future minimum payments for continuing operations under long-term, non-cancelable leases as of September 30, 2009, are as follows:

Years Ending December 31,	Future Minimum Payments

2009 (three months)	$157
2010	479
2011	255
2012	40
2013	5
2014 and later	3

Total	$939

Future minimum payments for discontinued operations under long-term, non-cancelable leases as of September 30, 2009, are as follows:

Years Ending December 31,	Future Minimum Payments

2009 (three months)	$196
2010	888
2011	901
2012	928
2013	906
2014 and later	12,447

Total	$16,266

NOTE 24 - SEGMENT REPORTING

The Company measures segment income (loss) as income (loss) from continuing operations less depreciation and amortization.  The reportable segments are components of the Company which offer different products or services and are separately managed, with separate financial information available that is separately evaluated regularly by the Company’s chief financial officer in determining the performance of the business.  Prior to January 1, 2008, the Company had operated in a single operating and reporting segment of the consumer automotive dealership business. This business segment was sold in December 2009, as a result of which it has been classified as a discontinued operation for all periods presented.  During 2008, the Company developed another business segment, commercial vehicles sales/leasing and considered there was the only reportable segment.

NOTE 25 - RELATED PARTY BALANCES AND TRANSACTIONS

Due from unconsolidated subsidiary – Discontinued Operations
:
During the periods presented, the Company paid certain operating expenses for its discontinued operations on behalf of a company which was formerly controlled by the Company. The Company has advanced these funds to each of this company on a non-interest bearing and unsecured basis.  Such advance is due on demand by the Company.

The outstanding amounts due from related parties as of September 30, 2009 and December 31, 2008 were as follows:

		September 30,	September 30
	Note	2009	2008
		(unaudited)
Due from unconsolidated subsidiary:		-
Cangzhou Hengyuan Auto Trading
Co., Ltd	(1)	$439	$529

Due from affiliate – Discontinued Operations

During the periods presented, the Company’s discontinued operation has paid certain operating expenses on behalf of a company affiliated with Mr. Li, and is on a non-interest bearing and unsecured basis. The amount was subsequently settled in October 2009.

		September 30,	September 30
		2009	2008
	Note	(unaudited)

Hebei Kaiyuan	(2)	$250	$-

Note:

(1)  Entity formerly owned by the Company.

(2)  Entity controlled by ACG’s ultimate shareholder prior to the Business Combination of ACG, Ms. Yan Wang.

Due to affiliates:

During the periods presented, the Company has borrowed from various companies affiliated with the Company’s Chairman and CEO, Mr. Yong Hui Li (“Mr. Li”), and companies which are formerly controlled by ACG’s ultimate shareholder prior to the Company’s acquisition of ACG, Ms. Yan Wang (Mr. Yong Hui Li’s wife). Each of these loans was entered into to satisfy the Company’s short-term capital needs and is non-interest bearing. In addition, the payable balances of each loan are unsecured and due on demand by the lender. The outstanding amounts due to related parties as of September 30, 2009 and December 31, 2008 were as follows:

Continuing Operations:

		September 30,	September 30
		2009	2008
	Notes	(unaudited)

Mr. Li	(3)	$2,398	$5,123
Hebei Kaiyuan	(2)	3,308	15,926

Total		$5,706	$21,409-

Notes:

(2)  Entity controlled by ACG’s ultimate shareholder prior to the Business Combination of ACG, Ms. Yan Wang.

(3)  The Company’s Chairman and CEO, and the ultimate shareholder of Hebei Kaiyuan.

During the periods presented, the Company has obtained a short-term trade financing for the continuing operations to purchase commercial vehicles from Beiguo Commercial Building Limited (“Beiguo”), a company affiliated with Mr. Li. And Mr. Thomas Luen-Hung Lau (“Mr. Lau”), a director of AutoChina, who is the indirect beneficial owner of approximately 15.80% of the equity interest of Beiguo. The Company pays a financing charge of approximately 4% per annum in excess of the cost to Beiguo for the funds obtained due to this financing arrangement, in part, because the financing arrangement is guaranteed by Mr. Li, who has a long term business relationship with Beiguo, on behalf of the Company. In addition, the payable balances of each loan are unsecured and due in 180 days. The outstanding amounts due to related parties as of September 30, 2009 and December 31, 2008 were as follows:

            Continuing Operations:

		September 30,	December 31,
		2009	2008
	Note	(unaudited)

Accounts payable, related party:

Beiguo	(4)	$83,388	$-

Note:

(4)	Entity in which Mr. Li and Mr. Lau are the indirect beneficial owners of approximately 15.28% and 15.80%, respectively.

During the periods presented, the Company has obtained the customer deposits for sales of commercial vehicles from a company affiliated with Mr. Li, and is non-interest bearing. In addition, the payable balances of each loan are unsecured and due on demand by the lender. The outstanding amounts due to related parties as of September 30, 2009 and December 31, 2008 were as follows:

Continuing Operations:

		September 30,	December 31,
		2009	2008
	Note	(unaudited)

Customer deposit, related party:

Beiguo	(4)	-	16,095

Note:

(4)           Entity in which Mr. Li and Mr. Lau are the indirect beneficial owners of approximately 15.28% and 15.80%, respectively.

During the periods presented, the Company sold and purchased automobiles and spare parts to and from affiliates. The details of the related party transactions were as follows:

Continuing Operations:

	Notes		Nine months Ended September 30,
			2009	2008
			(unaudited)	(unaudited)

Related Parties Transactions:

Hebei Kaiyuan	(1)	(a)	$-	$15,605
Hebei Kaiyuan	(1)	(g)	8,777	-
Beiguo	(3)	(c)	137,383	-
Beiguo	(3)	(d)	114,456	-
Beiguo	(3)	(f)	100,653	-

Discontinued Operations:

	Notes		Nine months Ended September 30,
			2009	2008
			(unaudited)	(unaudited)

Related Parties Transactions:

Shijiazhuang Zhicheng Property Management Co., Ltd	(1)	(a)	$-	$3,890
Shijiazhuang Zhicheng Property Management Co., Ltd	(1)	(b)	-	3,915
Hebei Kaiyuan	(1)	(a)	-	10,180
Hebei Kaiyuan	(1)	(b)	-	117
Kinbow Capital & Holding Group Co., Ltd	(1)	(b)	-	372
Beijing Qianbo Auto Trading Co., Ltd	(1)	(a)	-	143
Beijing Qianbo Auto Trading Co., Ltd	(1)	(b)	-	2,993
Beijing Qianbo Auto Trading Co., Ltd	(1)	(c)	-	80
Beijing Qianbo Auto Trading Co., Ltd	(1)	(d)	-	270
Shijiazhuang Yiyuan Auto Trading Co., Ltd	(2)	(a)	-	418
Hebei Xinchang Shengyuan Auto Sales Co., Ltd	(2)	(b)	-	573
Cangzhou Hengyuan Auto Trading Co., Ltd	(2)	(b)	-	644
Cangzhou Hengyuan Auto Trading Co., Ltd	(2)	(c)	4,486	-
Cangzhou Hengyuan Auto Trading Co., Ltd	(2)	(d)	6	-
Hebei Xuwei Trading Co., Ltd	(1)	(b)	-	2,463
Hebei Shengrong Auto Parts Co., Ltd	(2)	(b)	-	12,302
Hebei Shengrong Auto Parts Co., Ltd	(2)	(b)	-	12,302

Notes:

(1)  Entity controlled by the ACG’s ultimate shareholder (prior to the Company’s acquisition of ACG).

(2)  Entity formerly owned by ACG.

(3)  Entity in which Mr. Li and Mr. Lau are the indirect beneficial owners of approximately 15.28% and 15.80%, respectively.

Nature of transaction:

(a) Loan to the Company during the period. The amounts were interest-free, unsecured and repayable on demand.

(b) Short-term advance from the Company. The amounts were interest-free, unsecured and payable on demand

(c) Sale of automobiles to the Company during the period.

(d) Purchase of automobiles from the Company during the period.

(e) Sales of investments in subsidiary / affiliates during the period.

(f)  Customers deposits received by the Company from affiliates for the purchase of automobiles.

(g)  Bank loan guarantee provided to the Company by the affiliate.

During the nine months ended September 30, 2009, the Company has purchased commercial vehicles from an affiliate, Beiguo, for the amount of $137,383. According to the financing arrangement with Beiguo, the Company obtained  short-term unsecured loans up to 180 days and pays a financing charge of approximately 4% per annum in excess of the cost to Beiguo for the funds obtained due to this financing arrangement,

On the other hand, the Company assisted Beiguo to source the commercial vehicles from third party vendor for the financing arrangement. During the nine months ended September 30, 2009, the Company sold the commercial vehicles amounted of $114,456 to Beiguo for its resale. The sales by the Company to Beiguo were charged at insignificant mark up to cover the operating costs. Under EITF 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent”, the sales transaction by the Company to Beiguo is considered as agency sales and the revenue generated on such transactions are recorded at net basis.

The Company occupied office space in Beijing, China provided by an affiliate of the Company’s director prior to the reverse merger in April 2009. The affiliate had agreed that, until the Company consummated a business combination, it would make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company agreed to pay the affiliate $7 per month for such services commencing February 27, 2008, the effective date of the Offerings, and the agreement was terminated 18 months after the Offerings on August 26, 2009. During the three months and nine months ended September 30, 2009, the Company incurred $15 and $60 of costs under this agreement. The costs incurred prior to the Business Combination are not accounted for as the Company’s costs.

$300,000,000

AUTOCHINA INTERNATIONAL LIMITED

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Debt Securities

Units

PROSPECTUS

January __, 2010

Until [______________], 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

AutoChina’s Second Amended and Restated Memorandum and Articles of Association provides that members of its board of directors shall be indemnified and secured harmless out of the assets and profits of AutoChina from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

This provision, however, will not eliminate or limit liability arising under federal securities laws. AutoChina’s Amended and Restated Articles of Association does not eliminate its director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited AutoChina and its shareholders. This provision should not affect the availability of a claim or right of action based upon a director’s fraud or dishonesty.

Cayman Islands law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys fees, in connection with various proceedings, except where there has been fraud or dishonesty or willful neglect or willful default. AutoChina’s Amended and Restated Articles of Association provide that AutoChina will indemnify its directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts, provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Item 9.  Exhibits

Exhibit No.	Description

1.1	Form of Equity Securities Underwriting Agreement *
1.2	Form of Dept Securities Underwriting Agreement *
3.1	Certificate of Incorporation (1)
3.2	Second Amended and Restated Memorandum and Articles of Association (2)
4.1	Specimen Ordinary Share Certificate (3)
4.2	Certificate of Designation for Preferred Shares *
4.3	Specimen Warrant Certificate *
4.4	Form of Warrant Agreement *
4.5	Form of Subscription Rights Agreement *
4.6	Form of Subscription Rights Certificate *
4.7	Form of Senior Debt Securities Indenture
4.8	Form of Subordinated Debt Securities Indenture
4.9	Specimen Unit Certificate *
5.1	Opinion of Harney Westwood & Riegels
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges
23.1	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.2	Consent of UHY LLP, independent registered public accounting firm
23.3	Consent of Grobstein, Horwath & Company LLP, independent registered public accounting firm
23.4	Consent of Crowe Horwath LLP, independent registered public accounting firm
23.5	Consent of Crowe Horwath LLP, independent registered public accounting firm for AutoChina Group Inc.
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture *
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture *

*  To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated herein by reference.

(1)           Incorporated by reference to AutoChina’s Registration Statement on Form S-1, filed with the SEC on November 9, 2007.
(2)           Incorporated by reference to AutoChina's Report of Foreign Private Issuer on Form 6-K, filed with the SEC on May 29, 2009.
(3)           Incorporated by reference to AutoChina’s Registration Statement on Form S-1/A, filed with the SEC on January 30, 2008.

Item 10.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ( “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shijiazhuang, Country of People’s Republic of China on January 31, 2010.

AUTOCHINA INTERNATIONAL LIMITED

By:	/s/ Yong Hui Li
Yong Hui Li
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yong Hui Li, in his individual capacity, as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yong Hui Li	Chief Executive Officer, Chairman and Director	January 31, 2010
Yong Hui Li	(principal executive officer)

/s/ Jason Wang	Chief Financial Officer	January 31, 2010
Jason Wang	(principal accounting and financial officer)

/s/ Hui Kai Yan	Secretary and Director	January 31, 2010
Hui Kai Yan

Director
James Cheng-Jee Sha

/s/ Diana Chia-Huei Liu	Director	January 31, 2010
Diana Chia-Huei Liu

/s/ Thomas Luen-Jung Lau	Director	January 31, 2010
Thomas Luen-Jung Lau

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of AutoChina International Limited, has signed this registration statement or amendment thereto in San Diego, CA on January 31, 2010.

Authorized U.S. Representative

By:	/s/ Jason Wang
Name: Jason Wang

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Equity Securities Underwriting Agreement *
1.2	Form of Dept Securities Underwriting Agreement *
3.1	Certificate of Incorporation (1)
3.2	Second Amended and Restated Memorandum and Articles of Association (2)
4.1	Specimen Ordinary Share Certificate (3)
4.2	Certificate of Designation for Preferred Shares *
4.3	Specimen Warrant Certificate *
4.4	Form of Warrant Agreement *
4.5	Form of Subscription Rights Agreement *
4.6	Form of Subscription Rights Certificate *
4.7	Form of Senior Debt Securities Indenture
4.8	Form of Subordinated Debt Securities Indenture
4.9	Specimen Unit Certificate *
5.1	Opinion of Harney Westwood & Riegels
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges
23.1	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.2	Consent of UHY LLP, independent registered public accounting firm
23.3	Consent of Grobstein, Horwath & Company LLP, independent registered public accounting firm
23.4	Consent of Crowe Horwath LLP, independent registered public accounting firm
23.5	Consent of Crowe Horwath LLP, independent registered public accounting firm for AutoChina Group Inc.
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture *
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture *

*  To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated herein by reference.
(1)           Incorporated by reference to AutoChina’s Registration Statement on Form S-1, filed with the SEC on November 9, 2007.
(2)           Incorporated by reference to AutoChina's Report of Foreign Private Issuer on Form 6-K, filed with the SEC on May 29, 2009.
(3)           Incorporated by reference to AutoChina’s Registration Statement on Form S-1/A, filed with the SEC on January 30, 2008.